                                                                   EXHIBIT 10.19

                                                                  EXECUTION COPY

                                     AMENDED
                           REVOLVING CREDIT AGREEMENT

                          Dated as of January 14, 2004

                                  by and among

                                  ALON USA, LP
                                   as Borrower

                             THE GUARANTOR COMPANIES
                         FROM TIME TO TIME PARTY HERETO

                           THE FINANCIAL INSTITUTIONS
                         FROM TIME TO TIME PARTY HERETO

                                       and

                        ISRAEL DISCOUNT BANK OF NEW YORK,
                                    as Agent

                                TABLE OF CONTENTS

                                                                                                                       PAGE
ARTICLE I DEFINITIONS; CERTAIN TERMS............................................................................         1
     Section 1.01       Definitions.............................................................................         1
     Section 1.02       Accounting and Other Terms..............................................................        31
     Section 1.03       Time References.........................................................................        31

ARTICLE II THE REVOLVING CREDIT LOANS...........................................................................        31
     Section 2.01       Revolving Credit Commitments............................................................        32
     Section 2.02       Revolving Credit Loans..................................................................        32
     Section 2.03       Making the Revolving Credit Loans.......................................................        32
     Section 2.04       Revolving Credit Notes; Repayment of Revolving Credit Loans.............................        32
     Section 2.05       Funding and Settlement Procedures.......................................................        33
     Section 2.06       Interest................................................................................        35
     Section 2.07       Reduction of Revolving Credit Commitment; Prepayment of Revolving Credit Loans..........        35
     Section 2.08       Fees....................................................................................        38
     Section 2.09       Eurodollar Rate Not Determinable; Illegality or Impropriety.............................        38
     Section 2.10       Indemnity...............................................................................        39
     Section 2.11       Continuation and Conversion of Revolving Credit Loans...................................        40
     Section 2.12       Taxes...................................................................................        41

ARTICLE III LETTERS OF CREDIT...................................................................................        43
     Section 3.01       Letters of Credit.......................................................................        43
     Section 3.02       Participations..........................................................................        46
     Section 3.03       Issuance of Letters of Credit; Fees.....................................................        47

ARTICLE IV FEES, PAYMENTS AND OTHER COMPENSATION................................................................        48
     Section 4.01       Audit and Collateral Monitoring Fees....................................................        48
     Section 4.02       Payments; Computations and Statements...................................................        48
     Section 4.03       Sharing of Payments, Etc................................................................        50
     Section 4.04       Apportionment of Payments...............................................................        50
     Section 4.05       Increased Costs and Reduced Return......................................................        50

ARTICLE V CONDITIONS OF EFFECTIVENESS, LETTER OF CREDIT ISSUANCE AND LENDING....................................        52
     Section 5.01       Conditions Precedent to Effectiveness...................................................        52
     Section 5.02       Conditions Precedent to Revolving Credit Loans and Letters of Credit....................        56

ARTICLE VI REPRESENTATIONS AND WARRANTIES.......................................................................        57
     Section 6.01       Representations and Warranties..........................................................        57

ARTICLE VII COVENANTS OF THE BORROWER...........................................................................        64
     Section 7.01       Affirmative Covenants...................................................................        64
     Section 7.02       Negative Covenants......................................................................        75

                               TABLE OF CONTENTS
                                  (continued)

ARTICLE VIII MANAGEMENT, COLLECTION AND STATUS OF ACCOUNTS RECEIVABLE AND OTHER COLLATERAL......................        96
     Section 8.01       Management of Collateral................................................................        96
     Section 8.02       Accounts Receivable Documentation.......................................................        98
     Section 8.03       Status of Accounts Receivable and Other Collateral......................................        98
     Section 8.04       Collateral Custodian....................................................................        99

ARTICLE IX THE AGENT............................................................................................        99
     Section 9.01       Authorization and Action................................................................        99
     Section 9.02       Borrower's Default......................................................................       100
     Section 9.03       Reliance, Etc...........................................................................       100
     Section 9.04       IDB.....................................................................................       101
     Section 9.05       Lender Credit Decision..................................................................       101
     Section 9.06       Indemnification.........................................................................       101
     Section 9.07       Successor Agent.........................................................................       102
     Section 9.08       Collateral Matters......................................................................       102

ARTICLE X EVENTS OF DEFAULT.....................................................................................       104
     Section 10.01      Events of Default.......................................................................       104
     Section 10.02      Deposit for Letters of Credit...........................................................

ARTICLE XI GUARANTY.............................................................................................       108

     Section 11.01      Guaranty................................................................................       108
     Section 11.02      Obligations Unconditional...............................................................       109
     Section 11.03      Waivers.................................................................................       109
     Section 11.04      Subrogation.............................................................................       110
     Section 11.05      No Waiver; Remedies.....................................................................       110
     Section 11.06      Stay of Acceleration....................................................................       110

ARTICLE XII MISCELLANEOUS.......................................................................................       110
     Section 12.01      Termination; Annual Review..............................................................       110
     Section 12.02      Notices, Etc............................................................................       111
     Section 12.03      Amendments, Etc.........................................................................       112
     Section 12.04      No Waiver; Remedies, Etc................................................................       113
     Section 12.05      Expenses; Taxes; Attorneys' Fees........................................................       113
     Section 12.06      Right of Set Off........................................................................       114
     Section 12.07      Severability............................................................................       115
     Section 12.08      Assignments and Participations..........................................................       115
     Section 12.09      Counterparts............................................................................       117
     Section 12.10      Headings................................................................................       117
     Section 12.11      Governing Law...........................................................................       117
     Section 12.12      Waiver of Jury Trial, Etc...............................................................       118
     Section 12.13      Consent by the Agent, Lenders...........................................................       118
     Section 12.14      No Party Deemed Drafter.................................................................       118
     Section 12.15      Reinstatement; Certain Payments.........................................................       118
     Section 12.16      Indemnification.........................................................................       119

                               TABLE OF CONTENTS
                                  (continued)

     Section 12.17      Environmental Indemnification...........................................................       119
     Section 12.18      Binding Effect..........................................................................       120
     Section 12.19      Interest................................................................................       120
     Section 12.20      No Oral Agreements......................................................................       121

                                TABLE OF CONTENTS
                                  (continued)

SCHEDULE A                          Companies
SCHEDULE B                          Investors; Subordination Agreements; Investor Notes; Guaranties
SCHEDULE C                          Agent Account
SCHEDULE D                          Lenders and Lenders' Revolving Credit Commitments
SCHEDULE E                          Fiscal Year, Fiscal Month and Fiscal Quarter
SCHEDULE F                          License Agreements
SCHEDULE G                          Pipelines
SCHEDULE H                          Terminals
SCHEDULE I                          Stock Option Plan
SCHEDULE J                          SCS Real Estate Statements

SCHEDULE 5.01(e)(x)                 Mortgage Recording Offices
SCHEDULE 6.01(e)                    Inventory Locations
SCHEDULE 6.01(f)                    Subsidiaries
SCHEDULE 6.01(g)                    Litigation
SCHEDULE 6.01(j)                    ERISA
SCHEDULE 6.01(q)                    Title to Property; SCS Real Estate; Compliance
SCHEDULE 6.01(s)                    Operating Lease Obligations
SCHEDULE 6.01(w)                    Use of Proceeds
SCHEDULE 6.01(y)                    Trade names
SCHEDULE 6.01(aa)                   Material Contracts
SCHEDULE 6.01(gg)                   Bank Accounts; Existing Cash Management Agreements; Existing Credit Card Depository Account
                                    Agreements
SCHEDULE 6.01(hh)                   Name; Jurisdiction of Organization; Organizational ID Number; FEIN
SCHEDULE 7.02(a)(ii)                Liens
SCHEDULE 7.02(b)(iii)               Indebtedness
SCHEDULE 7.02(b)(xiii)              GTR Assets
SCHEDULE 7.02(c)(iii)               Guaranties
SCHEDULE 7.02(f)(ii)                Investments
SCHEDULE 7.02(g)                    Capitalized Lease Obligations

EXHIBIT A                           Form of Revolving Credit Notes
EXHIBIT B                           Form of Security Agreement
EXHIBIT C                           Form of Pledge Agreement
EXHIBIT D                           Form of Assignment and Acceptance
EXHIBIT E                           Form of Notice of Borrowing
EXHIBIT F                           Form of Intercompany Note
EXHIBIT G                           Form of Joinder Agreement
EXHIBIT H                           Form of Subordinated Investor Note
EXHIBIT I                           Form of Borrowing Base Certificate
EXHIBIT J                           Form of Letter of Credit Application

                       AMENDED REVOLVING CREDIT AGREEMENT

      AMENDED REVOLVING CREDIT AGREEMENT (this "Agreement"), dated as of January 14, 2004, by and among ALON USA, LP, f/k/a SWBU, L.P., a Texas limited partnership (the "Borrower"), Alon USA Energy, Inc., a Delaware corporation (the "Parent"), the direct and indirect subsidiaries of the Parent listed on Schedule A hereto (such subsidiaries, together with the Borrower and the Parent, each a "Company" and collectively the "Companies"), the financial institutions from time to time party hereto (each a "Lender" and collectively, the "Lenders"), and Israel Discount Bank of New York, as administrative agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

      Pursuant to the original Revolving Loan Agreement dated as of July 31, 2000 (as amended prior to the date hereof, the "Existing Revolving Credit Agreement"), by and among the Companies, the Lenders and the Agent, the Lenders extended credit to the Borrower consisting of a revolving credit facility in an aggregate principal amount not to exceed $130,000,000 at any time outstanding. The Companies have asked the Lenders to amend the Existing Revolving Credit Agreement in order to, among other things, (a) permit the Companies to enter into a new term loan facility in the principal amount of $100,000,000 the proceeds of which will be used (in part) to repay in full all obligations under the Existing Term Loan Agreement (as hereinafter defined), (b) increase the size of the Total Commitment (as defined below) to an aggregate principal amount not in excess of $141,600,000 at any time outstanding, which may be utilized for revolving credit loans and for letters of credit, and (c) amend certain other provisions of the Existing Revolving Credit Agreement. The proceeds of the revolving loans and letters of credit under this Agreement shall be used by the Borrower (i) for working capital purposes of the Borrower and its subsidiaries,
(ii) to pay fees and expenses of the Borrower incurred in connection with this Agreement, and (iii) for other purposes permitted herein. Accordingly, the Companies, the Borrower, the Lenders and the Agent hereby agree that the Existing Revolving Credit Agreement is amended as follows:

                                    Article I

                           DEFINITIONS; CERTAIN TERMS

      Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

      "Account" shall have the meaning assigned to it in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof.

      "Account Debtor" means each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

      "Accounts Receivable" means any and all rights of a Person to payment for goods sold or services rendered, including accounts, contract rights and general intangibles arising out of or related to any Accounts and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future and any proceeds arising therefrom or relating thereto.

      "Acquired Entity" has the meaning specified therefor in Section
7.02(f)(x).

      "Action" has the meaning specified therefor in Section 12.13 hereof.

      "Additional Assets" means assets to be used in a business which is either conducted by Alon USA or any Subsidiary thereof or similar to a business conducted by Alon USA or any Subsidiary thereof, wherever located, and shall include Growth Assets to the extent that the aggregate consideration paid for Growth Assets acquired pursuant to Section 7.02(f)(x) shall exceed $20,000,000.

      "Affiliate" means, as to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors (or other Persons performing a similar function) of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Anything to the contrary notwithstanding, in no event shall the Agent, any Collateral Agent or any Lender be deemed to be an Affiliate of any Loan Party.

      "Agent" has the meaning specified therefor in the preamble hereto.

      "Agent Account" means the account of the Agent set forth in Schedule C hereto.

      "Agent Advances" has the meaning specified therefor in Section 9.08 hereof.

      "Agent's Fee" has the meaning specified therefor in Section 2.08(b) hereof.

      "Agreement" has the meaning specified therefor in the first paragraph hereof.

      "Alon Assets" means Alon Assets, Inc., a Delaware corporation.

      "Alon Business Territory" means the States of Texas, Oklahoma, New Mexico, Arizona, Arkansas, Louisiana, Colorado and Utah.

      "Alon Capital" means Alon USA Capital, Inc., a Delaware corporation and a Subsidiary of the Parent.

      "Alon GP" means Alon USA GP, LLC, a Delaware limited liability company and successor by conversion to Alon USA GP, Inc., a Delaware corporation.

      "Alon Israel" means Alon Israel Oil Company Ltd., a limited liability company under the laws of the State of Israel and the parent company of the Parent.

      "Alon Limited Partner" means Alon USA Delaware, LLC, a Delaware limited liability company.

      "Alon Operating" means Alon USA Operating, Inc., a Delaware corporation and a Subsidiary of the Parent.

      "Alon Pipeline" means Alon USA Pipeline, Inc., a Delaware corporation.

      "Alon Refining" means Alon USA Refining, Inc., a Delaware corporation.

      "Alon SPV" means Alon USA Interests, LLC, a Texas limited liability company and successor by merger to Alon USA Interests, LLC, a Delaware limited liability company.

      "Alon SWBU" means Alon USA, LP, a Texas limited partnership.

      "Alon USA" means Alon USA, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Parent.

      "APPL" means Alon Petroleum Pipe Line Company, f/k/a American Petrofina Pipe Line Company, a Delaware corporation.

      "Applicable Percentage" means, with respect to a Permitted Investment, the percentage that IDB ordinarily advances against such Permitted Investment in accordance with its customary lending practices.

      "Asset Reinvestment Account" shall have the meaning specified therefor in
Section 2.07(d).

      "Asset Swap" means an exchange of any Term Loan Facility First Lien Collateral (as defined in the Intercreditor Agreement) or any SCS Assets and any related cash (other than (a) any material component of the refinery assets of Alon USA or any Subsidiary thereof, (b) any Inventory, and (c) any Account Receivable), solely for other property, plant and equipment assets (and any related cash) to be used in the applicable business of the Companies, with a value of not less than the value of the assets exchanged. It is agreed that the Companies may pay or receive cash as part of an Asset Swap to equalize the value of the assets transferred and received; provided that such Asset Swap will (i) to the extent of any cash received, be deemed for all purposes of this Agreement to constitute a sale of assets and (ii) to the extent of any cash paid, be deemed for all purposes of this Agreement to constitute a Permitted Acquisition (to the extent such transaction satisfies all of the terms and conditions of Section 7.02(f)(x)).

      "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee and accepted by the Agent, in accordance with Section 12.08 hereof and substantially in the form of Exhibit D hereto.

      "Assignment of Claims Act" means the Assignment of Claims Act of 1940, as amended from time to time, codified at 31 U.S.C. ss. 3727 and 41 U.S.C. ss. 15, or any successor statute, and the rules and regulations promulgated thereunder.

      "Availability" means, at any time, the difference between (i) the lesser of (A) the Borrowing Base and (B) the Total Commitment and (ii) the sum of (A) the aggregate outstanding principal amount of all Revolving Credit Loans and (B) all Letter of Credit Obligations.

      "Bank Leumi" means Bank Leumi USA.

      "Base Rate" means a rate per annum equal to the Prime Rate for such day.

      "Base Rate Loan" means a Revolving Credit Loan bearing interest at the Base Rate.

      "Board" means the Board of Governors of the Federal Reserve System of the United States.

      "Borrower" has the meaning specified therefor in the preamble hereto.

      "Borrowing Base" means, as of any date, without duplication, the difference between (i) the sum of (A) 85% of the Net Amount of Eligible Accounts Receivable of the Borrower, (B) 80% of the sum of the value of the Eligible Inventory of the Borrower plus the value of the Eligible Exchanged Inventory owed to the Borrower, in each case, such value to be determined in accordance with the West Texas Sour Crude Oil Benchmark, provided that in no event shall the aggregate amount of clause (B) that is attributable to Eligible Exchanged Inventory exceed $10,000,000 and the Agent may mark to market the Inventory at any time, in its sole discretion, and (C) the lesser of (x) the Applicable Percentage of cash and Permitted Investments of the Borrower, in each case to the extent that such cash or Permitted Investment is held in a Depository Account over which the WC Collateral Agent (or its nominee) has sole dominion and control, the Borrower has executed and delivered to the WC Collateral Agent a Depository Account Agreement and the WC Collateral Agent has a perfected, first priority security interest therein; provided, however, that no cash or Permitted Investments in the Asset Reinvestment Account, the Defeasance Account, the Debt Service Support Account (as defined in the Term Loan Agreement) or the Cash Depository Account (as defined in the Term Loan Agreement) shall be included for the purposes of this calculation, and (y) $82,000,000, and (D) the SCS Fixed Asset Credit, and (E) the Inventory Credit, and (ii) such reserves as the Agent may deem appropriate in the exercise of its reasonable business judgment based upon the lending practices of the Agent, consistent with the practices customary in the commercial finance industry generally, provided that, solely for purposes of calculating the Borrowing Base and calculating Letter of Credit Obligations in connection with standby Letters of Credit for purposes of
Section 2.01(b)(ii)(B), Section 2.07(c), Section 3.01(b)(solely with respect to clause (ii) thereof) (A), Section 5.01(i) and Section 7.01(m) of this Agreement, clause (ii) of the definition of Letter of Credit Obligations in connection with standby Letters of Credit issued for the purpose of facilitating the purchase of crude oil by the Borrower shall be the actual amount of the liability supported by such Letter of Credit even if such amount is less than the actual amount available for drawing under such Letter of Credit, to the extent that the Agent is satisfied that the actual amount of the liability supported by such Letter of Credit is so limited. In no event shall the Term Debt Service Reserve L/C be subject to the proviso in the immediately preceding sentence.

      "Borrowing Base Certificate" means the certification of the Borrowing Base in compliance with Section 7.01(a)(x) hereof, substantially in the form of
Exhibit I hereto, setting forth the calculation of the Borrowing Base and Availability for the Borrower.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or Tel Aviv, Israel are required or authorized to close, provided, that with respect to the borrowing, payment, conversion to or continuation of, or determination of interest rate on, Eurodollar Loans, Business Day shall mean any Business Day on which dealings in Dollar deposits may be carried on in the Interbank Market. Friday shall be a Business Day notwithstanding that commercial banks may be authorized to close on such day in Tel Aviv, Israel, provided that Friday shall not be a Business Day for purposes of any funding obligation of the Agent or the Lenders hereunder.

      "Business Plan" means the Alon USA Business Plan dated as of December 31, 2003.

      "Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Companies and their consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Alon USA for such period prepared in accordance with GAAP, (b) Capitalized Lease Obligations incurred by the Companies and their consolidated Subsidiaries during such period, but excluding in each case (i) any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation and (ii) expenditures which represent any part of the aggregate consideration paid in connection with any acquisition permitted hereunder, and (c) costs incurred with respect to turnarounds, chemical catalysts, licensing, imaging and other operating costs of the Companies or any Subsidiary that, in each case, are classified as deferred assets in accordance with GAAP.

      "Capital Guideline" means any law, rule, regulation, policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of the capital of a bank or its holding company or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by the Lenders, Affiliates of the Lenders or the L/C Issuer or the manner in which the Lenders, Affiliates of the Lenders or the L/C Issuer allocate capital to any of their contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

      "Capital Stock" means any and all shares, interests, participations, warrants, options or other equivalents (however designated) of capital stock of a corporation or any and all equivalent ownership interests in a Person (other than a corporation).

      "Capitalized Lease" means any lease or agreement to lease which is required under GAAP to be capitalized on the balance sheet of the lessee.

      "Capitalized Lease Obligations" means obligations for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

      "Cash Concentration Account" means a deposit account maintained by the Borrower at the Cash Concentration Account Bank, which deposit account shall be under the sole dominion and control of the Agent.

      "Cash Concentration Account Agreement" means an agreement with respect to the Cash Concentration Account, in form and substance satisfactory to the Agent, among the Cash Concentration Account Bank, the Borrower, and the Agent, delivered to the Agent pursuant to Section 7.01(n) hereof, as the same may be amended or otherwise modified from time to time.

      "Cash Concentration Account Bank" means Bank Leumi.

      "Change of Control" means (i) Alon Israel shall cease to directly own and control, of record and beneficially, at least 96% of the then outstanding Capital Stock of the Parent, (ii) the Parent shall cease to directly own and control, of record and beneficially, at least 90% of the then outstanding Capital Stock of Alon USA, free and clear of all Liens other than pursuant to the Term Loan Documents and other than Liens expressly permitted by Sections 7.02(a)(x) and 7.02(a)(xi), (iii) Alon USA shall cease to directly own and control, of record and beneficially, 90% of the then outstanding Capital Stock of Alon Operating and Alon Capital free and clear of all Liens other than pursuant to the Term Loan Documents and the Loan Documents, (iv) the Parent shall cease to own and control, either directly or through one or more intermediate Companies, at least 90% of the then outstanding Capital Stock of the Borrower and Alon SPV, free and clear of all Liens other than pursuant to the Term Loan Documents and the Loan Documents, (v) Alon Capital shall cease to own and control, either directly or through one or more intermediate Companies, at least 90% of each of Alon Pipeline, Alon Refining, APPL and FTPL, free and clear of all Liens other than pursuant to the Term Loan Documents and the Loan Documents, (vi) David Wiessman shall cease to be the chairman of the board of directors of the Parent and a successor, reasonably acceptable to the Agent, is not appointed, on terms reasonably acceptable to the Agent, within 180 days of such cessation, or (vii) Jeff Morris shall cease to be involved in the day-to-day operations and management of the businesses of the Companies and the Borrower and a permanent full-time successor, reasonably acceptable to the Agent, is not appointed, on terms reasonably acceptable to the Agent, within 180 days of such cessation of involvement; provided that, with the prior written consent of the Agent and the Term Loan Agent, such consent not to be unreasonably withheld or delayed, any event described in clauses (i), (ii) or
(iii) above shall not be deemed a Change of Control so long as (A) Alon Israel owns and controls, either directly or through one or more intermediate Companies, at least 96% of the Capital Stock of the Parent, Alon USA and Alon Capital and (B) no Default or Event of Default has occurred and is continuing; provided further that (I) in the case of clause (ii) and (iii) above, non-voting Capital Stock owned by any manager or employee of Alon Assets and Alon

Operating issued under any employee stock option or stock purchase plan or employee benefit plan in existence as of the date hereof or hereafter adopted, or otherwise in connection with the employment or retention of any manager or employee, in each case shall not be included in the determination of whether a Change of Control has occurred so long as such Capital Stock does not constitute, in the aggregate, more than 20% of the Capital Stock of any such Subsidiary, and (II) Capital Stock acquired by any employee of a Company (other than with respect to the Capital Stock of Alon Assets or Alon Operating) through the exercise by such employee of any stock options granted under the stock option plan described in Schedule I hereto, shall not be included in the determination of whether a Change of Control has occurred so long as such Capital Stock does not constitute, in the aggregate, more than 16% of the Capital Stock of any Company. Notwithstanding anything herein to the contrary, 100% of the Capital Stock of the Borrower shall at all times be owned by its existing parent free and clear of all Liens other than pursuant to the Term Loan Documents and the Loan Documents.

      "Collateral" means all of the property (tangible and intangible) purported to be subject to the Lien purported to be created by any mortgage, deed of trust, security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by any Person as security for all or any part of the Obligations.

      "Collateral Agents" means the FA Collateral Agent and the WC Collateral Agent.

      "Company" and "Companies" have the meanings specified therefor in the preamble hereto.

      "Consolidated Current Assets" means, at a particular date, all cash, Permitted Investments, accounts and inventory of a Person and its Consolidated Subsidiaries (other than accounts for which the account debtor is an Affiliate of such Person, or any Consolidated Subsidiary of such Person, to the extent such account did not arise through an arms length transaction in the ordinary course of business) and all other items which would, in conformity with GAAP, be included under current assets on a balance sheet of such Person and its Consolidated Subsidiaries on a consolidated basis as at such date.

      "Consolidated Current Liabilities" means, at a particular date, all amounts which would, in conformity with GAAP, be included under current liabilities on a balance sheet of a Person and its Consolidated Subsidiaries on a consolidated basis, as at such date, but in any event including, without limitation, the amounts of (i) all Indebtedness of such Person or any of its Consolidated Subsidiaries payable on demand, or, at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, (ii) any payments in respect of any Indebtedness of such Person or any of its Consolidated Subsidiaries (whether installment, serial maturity, sinking fund payment or otherwise) required to be made not more than twelve (12) months after such date, (iii) all liabilities or Indebtedness payable on demand or, at the option of the Person to whom such Indebtedness is owed, not more than twelve
(12) months after such date, and (iv) all accruals for federal or other taxes measured by income payable within a twelve (12) month period.

      "Consolidated EBITDA" means, for any Person and its Consolidated Subsidiaries, for any period, the net income (or net loss) of such Person and its Consolidated Subsidiaries for such period, plus (i) the sum, without duplication, of (A) gross interest expense for such period, (B) income tax expense, (C) positive depreciation expense, (D) positive amortization expense, (E) extraordinary or unusual non-cash losses (to the extent that such extraordinary or unusual losses have not resulted in a cash outlay by such Person), (F) non-cash charges representing "last-in-first-out" inventory costs in excess of estimated replacement costs,
(G) any non-cash operating losses, and (H) any losses resulting from a change in accounting principles, less (ii) the sum, without duplication, of (A) extraordinary gains or unusual non-cash gains, and (B) any non-cash gain that constitutes a reversal or a recovery of any non-cash charges representing "last-in-first-out" inventory costs in excess of estimated replacement costs, each determined on a consolidated basis in accordance with GAAP for such Person and its Consolidated Subsidiaries.

      "Consolidated Subsidiaries" of a Person at any time shall mean those Subsidiaries of such Person whose accounts are or should in accordance with GAAP be consolidated with those of such Person.

      "Consolidated Tangible Assets" means, for a Person and its Consolidated Subsidiaries, at any date, (i) Consolidated Total Assets of such Person and its Consolidated Subsidiaries minus (ii) the portion of such Consolidated Total Assets attributable to positive goodwill, unamortized non-compete agreements, organization costs, patents, trademarks, trade names, copyrights, software and other intangible assets classified as such in accordance with GAAP.

      "Consolidated Tangible Net Worth" means , with respect to a Person and its Consolidated Subsidiaries, the excess of (i) the Consolidated Tangible Assets of such Person and its Consolidated Subsidiaries plus the amount of any Minority Interest, over (ii) the Consolidated Total Liabilities of such Person and its Consolidated Subsidiaries less the aggregate principal amount of and accrued and unpaid interest on all Subordinated Investor Loans of such Person and its Consolidated Subsidiaries, in each case computed and consolidated in accordance with GAAP.

      "Consolidated Total Assets" means, for a Person and its Consolidated Subsidiaries, at any date, the aggregate net book value of the assets of such Person and its Consolidated Subsidiaries on a consolidated basis after all appropriate adjustments in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization and excluding the amount of any write-up or revaluation of any asset resulting from a non-cash transaction, and excluding any amounts due from employees and excluding all loans to shareholders, to the extent not made in the ordinary course of the business of such Person or Consolidated Subsidiary).

      "Consolidated Total Liabilities" means, for a Person and its Consolidated Subsidiaries, at any date, without duplication, all obligations which in conformity with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person and its Consolidated Subsidiaries including, without limitation, in any event, all Indebtedness of such Person and its Consolidated Subsidiaries at such date whether or not the same would be shown, excluding minority interests.

      "Contribution Agreement" means the Amended and Restated Indemnity, Subrogation and Contribution Agreement dated as of August 8, 2000, as amended and restated on the date hereof, among the Borrower and the Guarantor Companies in favor of the Agent, in form and substance reasonably satisfactory to the Agent, as the same may be further amended, restated or otherwise modified from time to time.

      "Credit Card Depository Account Agreements" means one or more agreements, in form and substance reasonably satisfactory to the Agent, among a credit card servicer for SCS, SCS and the FA Collateral Agent, delivered to the FA Collateral Agent pursuant to Section 7.01(n) hereof, as the same may be amended or otherwise modified from time to time.

      "CSFB" means Credit Suisse First Boston, a bank organized under the laws of Switzerland.

      "Debt Service Support Requirement" means the requirement (a) that the Borrower (i) provide a guarantee or letter of credit in form and substance reasonably satisfactory to the Term Loan Agent and issued by IDB under which the Term Loan Agent may obtain amounts required to pay interest due and owing by Alon USA but unpaid on the Term Loans or (ii) establish a segregated cash account with the Term Loan Agent into which amounts may be deposited and available for the payment of interest due but unpaid on the Term Loans, and (b) that the undrawn amount of such guarantee or letter of credit, or the amount on deposit in such segregated cash account, be on each day equal to or greater than the amount necessary to pay all interest that will accrue hereunder during the nine-month period commencing on such day (and in the event any amount of such guarantee, letter of credit or cash account is actually applied against the obligations of the Borrower to pay interest on the Term Loans made under the Term Loan Agreement to Alon USA, the Borrower shall supplement such guarantee, letter of credit or cash account, as the case may be, in an amount necessary to comply with this clause (b) not later than 30 days following the date of such application), assuming that the weighted average interest rate applicable to the Term Loans on such day will be the rate at which interest accrues on all the outstanding Term Loans for the remainder of such nine-month period and that the aggregate principal amount of the Term Loans outstanding on such day will remain outstanding for the remainder of such nine-month period.

      "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

      "Defeasance Account" has the meaning specified therefor in Section 7.02(s)(ii).

      "Depository Account Agreements" means each agreement, in form and substance reasonably satisfactory to the Agent, among a Depository Bank, the Borrower and the Agent, delivered to the Agent as required hereunder, as such Agreement may be amended or otherwise modified from time to time.

      "Depository Accounts" means the lockbox accounts or blocked depository accounts maintained by the Borrower for the collection of the cash of the Borrower and the proceeds of Accounts Receivable and any other Collateral.

      "Depository Bank" means each financial institution at which a Depository Account is maintained.

      "Dollar", "Dollars" and the symbol "$" means lawful money of the United States of America.

      "Effective Date" means the date on which all the conditions set forth in
Section 5.01 hereof are satisfied or waived.

      "Eligible Accounts Receivable" means the Accounts Receivable of the Borrower which are, and at all times continue to be, reasonably acceptable to the Agent in all respects. Criteria for eligibility may be established and revised from time to time solely by the Agent in its exclusive judgment exercised reasonably. In general, Accounts Receivable of the Borrower shall be deemed to be eligible to the extent that such Accounts Receivable are generated in the ordinary course of business of the Borrower and meet all of the following conditions: (i) delivery of the merchandise or performance of the service giving rise to such Accounts Receivable has been completed; (ii) no return, rejection or repossession has occurred; (iii) the merchandise or service has been accepted by the Account Debtor without dispute, set-off, defense or counterclaim, provided that if such Account Receivable is subject to dispute, set-off, defense or counterclaim, the portion of such Account Receivable that the Agent determines in its reasonable discretion is not subject to such dispute, set-off, defense or counterclaim and will be paid in due course, will not be ineligible solely by reason of this clause (iii) , (iv) such Account Receivable (A) is owned by the Borrower free and clear of any Lien, other than any Lien in favor of the WC Collateral Agent and the Term Loan Agent, and (B) continues to be in full conformity with any and all representations and warranties made by the Borrower to the Agent and the Lenders with respect thereto in the Loan Documents; (v) such Account Receivable is unconditionally payable in Dollars, in the case of Accounts Receivable arising from the sale of jet fuel, asphalt and lubricants, within 75 days from the invoice date, and in all other cases, within 30 days of the invoice date, and is not evidenced by a promissory note, chattel paper or any other instrument or document; (vi) in the case of Accounts Receivable arising from the sale of jet fuel, asphalt and lubricants, no more than 45 days have elapsed from the invoice due date and no more than 120 days have elapsed from the invoice date, and in all other cases, no more than 15 days have elapsed from the invoice due date and no more than 30 days have elapsed from the invoice date; (vii) the Account Debtor with respect thereto is not an Affiliate of any Loan Party, (viii) such Account Receivable does not constitute an obligation of the United States or any other Governmental Authority unless the Borrower has provided to the Agent evidence, reasonably satisfactory to the Agent, that (A) the Accounts Receivable of such Governmental Authority are not subject to the Assignment of Claims Act or any state counterpart to the Assignment of Claims Act or (B) the Borrower has complied in all respects with the Assignment of Claims Act (or any such state counterpart) with respect to such Accounts Receivable (it being understood that (y) the burden of such compliance shall rest solely with the Borrower and (z) without limiting the obligations of the Companies under Section 12.05 hereof, the Borrower shall reimburse the Agent upon demand for any reasonable expenses (including, without limitation, the fees and other charges of legal counsel to the Agent) incurred by the Agent to verify such compliance or otherwise in connection therewith);
(ix) the Account Debtor (or the applicable office of the Account Debtor) with respect thereto is located in the continental United States, unless the Account Receivable is supported by a letter of credit issued by an Eligible Bank (or other similar obligation satisfactory to the Agent in its sole discretion), such letter of credit has been delivered to the WC Collateral Agent, the right to draw on such letter of credit has been assigned and transferred to the WC Collateral Agent and the issuer of such letter of credit has consented to such assignment and transfer; (x) the Account Debtor with respect thereto is not also a vendor to, supplier to or creditor of any Borrower or Guarantor, unless such supplier or creditor has executed a no-offset letter satisfactory to the Agent in its sole discretion; (xi) not more than 50% of the aggregate amount of all Accounts Receivable of the Account Debtor with respect to such Account Receivable have remained unpaid, in the case of Accounts Receivable arising from the sale of jet fuel, asphalt and lubricants, 15 days past the invoice due date or 75 days past the invoice date, and in all other cases, 15 days past the invoice due date or 30 days past the invoice date; (xii) the Accounts Receivable of such Account Debtor do not exceed an amount equal to 15% of the aggregate of all Accounts Receivable at any date; (xiii) the Account Debtor is not the subject of a "Bankruptcy Proceeding"; for purposes hereof an Account Debtor is subject to a "Bankruptcy Proceeding" if such Account Debtor has filed a petition for bankruptcy or any other relief under the United States Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors, made an assignment for the benefit of creditors, had filed against it any petition or other application for relief under the United States Bankruptcy Code or any such other law, has failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or had or suffered to be appointed a receiver or a trustee for all or a significant portion of its assets or affairs,
(xiv) credit card receivables, to the extent that (A) the Agent is satisfied that the WC Collateral Agent has a perfected, first priority security interest, securing the Obligations, (B) the Agent is satisfied that such Account Receivables comply with all laws and regulations, and (C) such Account Receivables are otherwise satisfactory to the Agent, including, without limitation, as to aging, default rate and such other criteria as the Agent may consider relevant (all in the reasonable discretion of the Agent exercised in accordance with the customary commercial practices of the Agent), and (xv) the Agent is, and continues to be, satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended.

      "Eligible Assignee" means (i) any Lender or Affiliate of a Lender, (ii) with the consent of the Agent, such consent not to be unreasonably withheld or delayed, any commercial bank and (iii) with the consent of the Borrower, such consent not to be unreasonably withheld or delayed, and the consent of the Agent any other Person, provided, that the consent of the Borrower shall not be required after the occurrence and during the continuance of a Default or an Event of Default.

      "Eligible Exchanged Inventory" means Exchanged Inventory owed to the Borrower and constituting obligations that are, and at all times continue to be, reasonably acceptable to the Agent in all respects. Criteria for eligibility may be established and revised from time to time solely by the Agent in its exclusive judgment exercised reasonably. In general, Exchanged Inventory of the Borrower shall be deemed to be eligible to the extent that such Exchanged Inventory is generated in the ordinary course of business of the Borrower and meets all of the following conditions: (i) such Person is obligated to transfer the Exchanged Inventory to the Borrower, free and clear of any right, title and interest of such Person and free and clear of any Lien (other than any Lien in favor of the Agent and the Term Loan Agent), and in accordance with customary industry terms and conditions for settlement of such transactions (as determined by the Agent), (ii) such obligation arose in connection with the delivery in the ordinary course of business of Hydrocarbons or Hydrocarbon Products by the Borrower to such Person, (iii) the obligation to deliver such Hydrocarbons or Hydrocarbon Products to the Borrower is not subject to any dispute, set-off, defense or counterclaim, (iv) such Person is not an Affiliate of any Loan Party, and (v) the Agent is, and continues to be, satisfied with the credit standing of such Person in relation to the amount of the Exchanged Inventory.

      "Eligible Hydrocarbon Products" means the following Hydrocarbon Products:
(i) crude oil; (ii) gasoline; (iii) diesel fuel; (iv) jet fuel; (v) bitumen (but not asphalt or other Hydrocarbon Products derived from bitumen); (vi) chemicals consisting of Propane, Propane Offspec, Benzene, Toluene, Propylene - Chem Grade BS, and FAS 70, 104 and 104B; (vii) distillates consisting of Jet A (Kerosene
Base), Unfinished #2 Fuel Mixed Product, Light Oils - No 2 Dist, Light Oils - Light Cycle, Low Sulfur Diesel Fuel, Low Sulfur No 1 Dist, and Low Sulfur Kerosene; (viii) heavy oils and sulfur consisting of Heavy Oil - No 6 Fuel Oil and Heavy Fuel - Carbon Blk Oil, and (ix) intermediates consisting of Methanol, Normal Butane, Alky Feed Stock, Isobutane, Reformer Feed Stock, Gas Oil BS, Heavy Rerun Slop and Sulfur.

      "Eligible Inventory" means Inventory (other than Exchanged Inventory) consisting of Eligible Hydrocarbon Products of the Borrower which meet all of the following specifications: (i) the Inventory is owned by the Borrower free and clear of any existing Lien, other than that of the WC Collateral Agent and the Lenders under the Loan Documents, it is not held on consignment or any other similar arrangement and may be lawfully sold and it continues to be in full conformity with any representations and warranties made in this Agreement and the other Loan Documents by the Borrower with respect thereto; (ii) the Borrower has the right to assign its interest therein and the power to grant Liens thereon and security interests therein; (iii) the Inventory does not represent unsaleable product; (iv) no Account Receivable or, except as permitted by clause
(vi)(B) below, document of title has been created or issued with respect to such Inventory; (v) the Inventory is readily marketable for sale by the Borrower;
(vi) the Inventory is (A) located in one of the locations in one of the United States listed on Part A of Schedule 6.01(e) hereto or such other locations in the continental United States as the Agent shall approve in writing from time to time or (B) "in transit", provided that such "in-transit" Inventory is or will be Inventory that is or will be shipped under a Letter of Credit issued by the L/C Issuer pursuant to this Agreement to a location in the United States described in clause (vi)(A) above; and (vii) the Inventory is not otherwise regarded by the Agent, in its reasonable discretion, as unsuitable Collateral for the Obligations, and is and at all times shall continue to be reasonably acceptable to the Agent in all respects. In no event shall Hydrocarbons or Hydrocarbon Products involved in throughput operations or held in the Borrower' terminals or trucks but not owned by or contracted to the Borrower be considered Eligible Inventory (provided, however, that Accounts Receivable arising out of the storage, handling or throughputting of such non-owned Hydrocarbons or Hydrocarbon Products may be deemed Eligible Accounts Receivable, subject to the other conditions set forth in the definition of such term).

      "Employee Plan" means an employee benefit plan (other than a Multiemployer
Plan) covered by Title IV of ERISA and maintained (or was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of the Companies or any of their ERISA Affiliates.

      "Environmental Actions" refers to any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other written communication from any governmental agency, department, bureau, office or other authority, or any third party involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses of any Loan Party or any predecessor in interest; or (ii) from or onto any adjoining properties or businesses; or (iii) from or onto any facilities which received Hazardous Materials generated by any Loan Party or any predecessor in interest.

      "Environmental Costs" means any monetary obligations, losses, liabilities (including strict liability), damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Action filed by any Governmental Authority or any third party which relate to any violations of Environmental Laws, Remedial Actions, Releases or threatened Releases of Hazardous Materials from or onto any property presently or formerly owned or operated by any Company or any Subsidiary, or a predecessor in interest to the extent relating to the Refinery, Terminals, or Pipelines, or any Hazardous Materials generated and disposed of offsite by any Company, or any Subsidiary of the Company or a predecessor in interest to the extent relating to the Refinery, Terminals, or Pipelines.

      "Environmental Law" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C.
Section 651 et seq.), as such laws may be amended or supplemented from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and, unless the context otherwise requires, the rules and regulations promulgated thereunder from time to time.

      "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

      "Eurodollar Base Rate" means, with respect to any Eurodollar Loan, the quotation (expressed as percentage per annum and rounded upwards, if necessary, to the next 1/16 of 1%) appearing on Telerate Page 3750 as of 11:00 a.m., New York time, two (2) Business Days prior to the commencement of such Interest Period for U.S. Dollar deposits in the Interbank Market in the approximate amount of such Eurodollar Loan to be outstanding during such Interest Period and for a period equal to such Interest Period. Notwithstanding the foregoing, if no such rate appears on Telerate Page 3750, then the Eurodollar Base Rate for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which deposits in United States dollars are offered to the Agent by prime banks in the Interbank Market in immediately available funds at approximately 11:00 a.m., at the place of such Interbank Market, two (2) Business Days prior to the commencement of such Interest Period in the approximate amount of such Eurodollar Loan to be outstanding during such Interest Period and for a period equal to such Interest Period.

      "Eurodollar Loan" means a Revolving Credit Loan bearing interest based on the Eurodollar Rate.

      "Eurodollar Rate" means with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upwards, if necessary, to the nearest 1/16 of 1%):

                              Eurodollar Base Rate
                           ---------------------------
                           1.00 - Reserve Requirements

      "Event of Default" means any of the events set forth in Section 10.01 hereof.

      "Excess Availability" means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables of the Borrower more than sixty (60) days past due and all book overdrafts of the Borrower in excess of historical practices with respect thereto, in each case as determined by the Agent.

      "Exchanged Inventory" means Inventory of a Person (other than a Loan Party) consisting of Hydrocarbons or Hydrocarbon Products that such Person is obligated to transfer to a Company in connection with product exchange arrangements.

      "Existing Effective Date" means August 8, 2000.

      "Existing Revolving Credit Agreement" has the meaning specified therefor in the recitals hereto.

      "Existing Term Loan Agreement" means the Amended Term Loan Agreement, dated as of July 31, 2000, as amended prior to the date hereof, by and among SCS, Alon Pipeline, Alon Refining, APPL, FTPL, the financial institutions from time to time party thereto, and Bank Leumi.

      "FA Collateral Agent" means Bank Leumi, or any successor or replacement agent in its capacity as a collateral agent for the Lenders.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period of the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New

York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

      "Field Examination Fee" has the meaning specified therefor in Section 2.08(d) hereof.

      "Final Maturity Date" means the earlier to occur of (i) the Termination Date or (ii) the date this Agreement is terminated pursuant to Section 12.01(a) or Section 12.01(b) hereof.

      "Financial Statements" means (i) the audited consolidated balance sheets, consolidated statements of income and retained earnings and consolidated statements of cash flow of the Parent and its Consolidated Subsidiaries as of December 31, 2002, audited by KPMG, LLP, and (ii) the unaudited consolidated balance sheets, consolidated statements of income and retained earnings and consolidated statements of cash flow of the Parent and its consolidated Subsidiaries as of the Fiscal Quarter ending September 30, 2003, reviewed by KPMG, LLP.

      "Fiscal Month" means a fiscal month of the Parent and its Consolidated Subsidiaries ending on the last day of a calendar month.

      "Fiscal Quarter" means a fiscal quarter of the Parent and its Consolidated Subsidiaries ending on March 31, June 30, September 30 or December 31.

      "Fiscal Year" means a fiscal year of the Parent and its Consolidated Subsidiaries ending on December 31 of each year.

      "Fixed Assets" means the Refinery, any other refinery, any Terminal, any Pipeline and any other real property, fixture or equipment (other than the GTR Assets and the SCS Assets) of any Company wherever located and whether now or hereafter existing or arising and whether now owned or hereafter acquired.

      "FTPL" means Fin-Tex Pipe Line Company, a Texas corporation.

      "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purposes of Section 7.02(p) and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements.

      "GECC" means GE Capital Franchise Finance Corporation, a Delaware corporation.

      "GECC Borrower" means SCS Finance I, L.P. and SCS Finance II, L.P., each a Delaware limited partnership.

      "GECC Entities" means SCS Finance, Inc., a Delaware corporation, SCS Finance GP LLC, a Delaware limited liability company, SCS Finance LP LLC, a Delaware limited liability company, and the GECC Borrower.

      "GECC Loan Documents" means collectively, the Loan Agreements dated as of October 1, 2002, by and between GECC and the GECC Borrower, the Equipment Loan and Security Agreements dated as of October 1, 2002, by and between GECC and the GECC Borrower, and all other agreements, instruments and documents executed and delivered by any of the GE Borrower, GECC, SCS, or Alon USA in connection therewith.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any department, commission, board, bureau, instrumentality, agency, court or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Ground Leases" means each lease pursuant to which SCS leases the properties listed on Schedule 6.01(q) hereto, as the same may have heretofore or may be hereafter amended or modified, excluding for all purposes any ground lease that is subject to the GECC Loan Documents.

      "Growth Assets" means assets to be used (i) in the businesses conducted by Alon USA or any Subsidiary thereof on the date hereof and (ii) within the Alon Business Territory.

      "GTR Assets" means the assets described on Schedule 7.02(b)(xiii).

      "GTR Financing" means Indebtedness to be incurred by Alon Refining in connection with the GTR Assets, pursuant to a loan or a sale and leaseback transaction in a principal amount not to exceed $9,000,000.

      "GTR Loan Documents" means, collectively, each loan or other financing agreement, guaranty, security agreement, and all other instruments, agreements and other documents executed and delivered in connection with the GTR Financing.

      "Guaranties" means (i) the guaranty made by the Guarantor Companies contained in Article XI hereof guaranteeing the Obligations, (ii) each guaranty made by an Investor in favor of the Lenders, as the same may be amended, modified or supplemented from time to time, and (iii) any other guaranty, in form and substance satisfactory to the Agent, made by any Person in favor of the Lenders, guaranteeing all or any portion of the Obligations.

      "Guarantor Companies" means the Companies party hereto from time to time, other than the Borrower.

      "Guarantors" means the Guarantor Companies, the Investors and all Persons which hereafter guarantee, pursuant to Section 7.01(b) hereof or otherwise, all or any part of the Obligations.

      "Hazardous Materials" shall include (i) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste that contains hazardous constituents under Environmental Laws; (ii) petroleum and its refined products; (iii) polychlorinated biphenyls; (iv) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (v) any asbestos-containing materials and manufactured products containing Hazardous Materials.

      "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor, exchange transaction, forward agreement, or other forward or other exchange or protection agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity (including, without limitation, Hydrocarbons or Hydrocarbon Products, and whether or not the subject commodities are to be delivered) or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement, all as amended or otherwise modified from time to time.

      "Hydrocarbon Products" means all liquid, semi-liquid and gaseous Hydrocarbon products of a Company derived from Hydrocarbons and/or other feedstocks and blendstocks processed at the Refinery, including, without limitation, crude oil, gasoline, diesel fuel, jet fuel, bitumen, asphalt, propane, propylene, butane, benzene, aromatic solvents, carbon black oil and sulfur.

      "Hydrocarbons" means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and any other liquid or gaseous hydrocarbons and all products refined or separated therefrom.

      "IDB" means Israel Discount Bank of New York.

      "Indebtedness" means as to any Person, without duplication, (i) indebtedness for borrowed money; (ii) indebtedness for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business and payable in accordance with customary practices);
(iii) indebtedness evidenced by bonds, debentures, notes or other similar instruments (other than performance, surety and appeal or other similar bonds arising in the ordinary course of business); (iv) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (v) obligations and liabilities directly or indirectly guaranteed by such Person; (vi) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person, whether or not the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property; (vii) Capitalized Lease Obligations; (viii) all liabilities in respect of letters of credit, acceptances and similar obligations created for the account of such Person; (ix) net liabilities of such Person under (A) Hedging Agreements and (B) foreign currency exchange agreements, each calculated on a basis reasonably satisfactory to the Agent and in accordance with accepted practice; and (x) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person.

      "Indemnitees" has the meaning specified therefor in Section 12.16 hereof.

      "Interbank Market" means the London interbank market.

      "Intercreditor Agreement" means the Lien Subordination and Intercreditor Agreement, dated as of January 14, 2004, among the Agent, each Collateral Agent and the Term Loan Agent, and duly acknowledged by the Loan Parties as the same may be further amended or otherwise modified from time to time.

      "Interest Period" means with respect to any Eurodollar Loan, the period commencing on the borrowing date or the date of any continuation of or conversion into such Eurodollar Loan, as the case may be, and ending one, two, three or six months thereafter, in each case as selected by the Borrower in the applicable notice given to the Agent pursuant to Sections 2.03 or 2.11 hereof; provided that (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) no Interest Period for any Eurodollar Loan shall end after the Final Maturity Date, and (iii) no more than three (3) Interest Periods for the Borrower may exist at any one time.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Inventory" means all Hydrocarbons, Hydrocarbon Products, other goods and other merchandise of a Person including, but not limited to, all raw materials, work in process, finished goods, materials and supplies of every nature used or usable in connection with the manufacture, shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired and all such property the sale or other disposition of which may give rise to Accounts Receivable.

      "Inventory Credit" means, as of any date, the amount set forth below opposite the applicable period:

Period:                                                      Credit Amount:
-------                                                      --------------
January 1, 2003 through June 30, 2004                          $ 24,000,000
July 1, 2004 through December 31, 2004                         $ 20,000,000
January 1, 2005 through June 30, 2005                          $ 16,000,000
July 1, 2005 through December 31, 2005                         $ 12,000,000
January 1, 2006 through June 30, 2006                          $  8,000,000
July 1, 2006 through December 31, 2006                         $  4,000,000

      "Investor Loans" means the Subordinated Investor Loans and the other loans made by the Investors to the Companies in connection with the outstanding minority interests in Alon Capital.

      "Investors" means Alon Israel, Bielsol Investments (1987) Ltd., Sha'ar Mandelbaum Ltd. and the other entities and individuals listed in Schedule B hereto.

      "Joinder Agreement" means a Joinder Agreement, substantially in the form of Exhibit G hereto, executed by a Subsidiary of a Company made a party hereto pursuant to Section 7.01(b) hereof.

      "L/C Issuer" means IDB, in its capacity as issuer of the Letters of Credit, Bank Leumi, a Lender, Bank Leumi Le Israel, New York Agency, or any other Person acceptable to the Borrower, in each case as the Agent may select in its sole and absolute discretion.

      "Lease Agreement" means the Lease Agreement between Alon Refining, Alon Pipeline, APPL and FTPL, as lessors, and the Borrower, as lessee, dated as of the Existing Effective Date, as the same may be amended or otherwise modified from time to time.

      "Lease Assignment" means an assignment of the Lease Agreements and the lease payments made thereunder, made by Alon Pipeline, Alon Refining, APPL and FTPL in favor of the FA Collateral Agent, for the benefit of the Lenders, and delivered to the Agent on the Existing Effective Date.

      "Lease Documents" means the Lease Agreement and each other agreement, instrument or document required to be delivered pursuant thereto.

      "Lender" and "Lenders" have the meanings specified therefor in the preamble hereto.

      "Letter of Credit" has the meaning specified therefor in Section 3.01(a).

      "Letter of Credit Administration Fee" has the meaning specified therefor in Section 3.03(b)(i) hereof.

      "Letter of Credit Amendment Fee" has the meaning specified therefor in
Section 3.03(b)(i) hereof.

      "Letter of Credit Application" has the meaning specified therefor in
Section 3.01(a) hereof.

      "Letter of Credit Collateral Account" has the meaning specified therefor in Section 3.01(b) hereof.

      "Letter of Credit Fees" means, collectively, (i) the Letter of Credit Administration Fees, payable to the Agent for the account of the L/C Issuer,
(ii) the Letter of Credit Issuance Fees and the Letter of Credit Amendment Fees payable to the Agent for the account of the

Lenders pursuant to Section 3.03(b)(i) hereof and (iii) the charges of the L/C Issuer payable by the Borrower in accordance with Section 3.03(b)(ii) hereof.

      "Letter of Credit Issuance Fee" has the meaning specified therefor in
Section 3.03(b)(i) hereof.

      "Letter of Credit Obligations" means, at any time and without duplication, the sum of (i) the Reimbursement Obligations at such time, plus (ii) the aggregate maximum amount available for drawing under the Letters of Credit outstanding at such time, plus (iii) all amounts for which the L/C Issuer may be liable pursuant to any Letter of Credit in connection with any steamship guaranty, airway release, indemnity or delivery order issued by the L/C Issuer at the request of or for the benefit of the Borrower, in each case as calculated by the L/C Issuer.

      "License Agreements" means the agreements set forth in Schedule F hereto and the 7-Eleven License Agreement.

      "Lien" means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

      "Loan Account" means one or more ledger accounts for the Borrower maintained at the Payment Office of the Agent in the name of the Borrower under which the Borrower will be charged with all Revolving Credit Loans made to, and all other Obligations incurred by, the Borrower or such other account as the Agent shall designate from time to time.

      "Loan Documents" means this Agreement, the Revolving Credit Notes, the Guaranties, the Security Documents, the Intercreditor Agreement, the Cash Concentration Account Agreement, the Depository Account Agreements, the Credit Card Depository Account Agreements, the Consent, the 7-Eleven Consent, the Contribution Agreement, the Letter of Credit Applications, each Subordination Agreement, each Joinder Agreement, each Warrant, each Lease Assignment each Revolving Loan Amendment Document and all other instruments, agreements and other documents executed and delivered pursuant hereto or thereto.

      "Loan Parties" means the Borrower and the Guarantors.

      "Management Agreement" means the Management and Consulting Agreement, dated as of August 1, 2003, by and among Alon USA, Alon Israel and Alon Energy, as in effect on the date hereof.

      "Master Lease" means, collectively, (i) the Master Lease dated as of October 1, 2002, by and between SCS Finance I, L.P. and SCS, and (ii) the Master Lease dated as of October 1, 2002, by and between SCS Finance II, L.P. and SCS.

      "Material Adverse Effect" means a material adverse effect upon (i) the business, condition (financial or otherwise), operations, properties or prospects of the Borrower or the Companies taken as a whole, (ii) the ability of a Loan Party to perform its obligations hereunder or under any other Loan Document to which it is a party, (iii) the creation, priority or perfection of a Lien arising under the Loan Documents on any Collateral (except as otherwise expressly provided in any Loan Document and except for any such Lien on Collateral with a market value of $1,000,000 or less to the extent that such material adverse effect is remedied within 60 days after any Company obtains knowledge thereof), (iv) the rights, powers and remedies of the Agent, the Collateral Agents and the Lenders under this Agreement or any other Loan Document or the legality, validity or enforceability of this Agreement or any other Loan Document, or (v) the ability of the Companies taken as a whole to own and operate their businesses in substantially the same manner prior to the Effective Date.

      "Material Contract" means, with respect to any Person, each contract or agreement to which such Person is a party (i) involving aggregate consideration payable to or by such Person of $10,000,000 or more (other than (A) contracts that by their terms may be terminated by any party thereto in the ordinary course of its business upon less than 60 days' notice and (B) supply contracts that can be readily replaced within 20 days and are in fact so replaced within 20 days on terms not materially less favorable to such Person), (ii) relating to the purchase, transportation by pipeline, rail or truck, refining, processing, marketing, sale and supply of Hydrocarbons and Hydrocarbon Products that will account for more than 3% of the sales of a Company during such Company's current Fiscal Year or the payment of more than $10,000,000 in the aggregate during such Company's current Fiscal Year (other than supply contracts that can be readily replaced within 20 days and are in fact so replaced within 20 days on terms not materially less favorable to such Company), or (iii) otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person, and shall in any event include, the Lease Documents and the License Agreements.

      "Material Indebtedness" means Indebtedness (other than the Revolving Credit Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Companies and their Subsidiaries in an aggregate principal amount exceeding $2,500,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Companies or any of their Subsidiaries in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Companies or their Subsidiaries would be required to pay if such Hedging Agreement were terminated at such time.

      "Minority Holders" means, collectively, Africa Israel Energy Ltd., Rosebud Medical Ltd. and Tabris Investments Inc.

      "Minority Interest" means an interest in a Company, held by a Person or Persons (other than Alon Israel or another Company) which is set forth on the balance sheet of a Person and its Consolidated Subsidiaries as a "Minority Interest in Subsidiaries".

      "Minority Purchase Agreement" means the Stock Purchase Agreement by and among Alon USA and the Minority Holders, with respect to the purchase by Alon USA of the shares of Capital Stock of Alon Capital owned by the Minority Holders for the Minority Purchase Price.

      "Minority Purchase Documents" means the Minority Purchase Agreement and all other agreements, instruments and documents executed and delivered by any of the Minority

Holders, Alon USA or the Parent in connection with the purchase by Alon USA of the shares of Capital Stock of Alon Capital owned by the Minority Holders.

      "Minority Purchase Price" means $57,100,000, of which the sum of (i) $47,100,000 was paid to the Minority Holders prior to the date hereof, and (ii) $10,000,000 plus accrued and unpaid interest (such interest rate not to exceed 7% per annum), which pursuant to the Minority Purchase Documents must be paid to the Minority Holders on June 30, 2004.

      "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

      "Mortgages" means (i) the "Mortgages," "Deeds of Trust" or "Deeds to Secure Debt", each in form and substance satisfactory to the Agent, securing the Obligations and delivered to a Collateral Agent, as the same may be amended or otherwise modified from time to time, (ii) the SCS Mortgages and (iii) all other mortgages, deeds of trust and deeds to secure the Obligations made by one or more Loan Parties in favor of a Collateral Agent in respect of the real property, and the improvements thereon, or interests therein, as the same may be amended or otherwise modified from time to time.

      "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA for which any Company or any of their ERISA Affiliates has contributed to, or has been obligated to contribute to, at any time during the six (6) years preceding the date hereof.

      "Net Amount of Eligible Accounts Receivable" means the aggregate unpaid invoice amount of Eligible Accounts Receivable less, without duplication, sales, excise or similar taxes, returns, discounts, chargebacks, claims, advance payments, credits, offsets, reserves and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed by an Account Debtor of the Borrower with respect to such Eligible Accounts Receivable, to the extent not already accounted for in the definition herein of Eligible Accounts Receivable.

      "Net Proceeds" means (a) with respect to the sale or other disposition of any asset (excluding any Asset Swap undertaken in accordance with this Agreement unless and to the extent that any cash is received in connection with such Asset
Swap) by the Companies or any of their Subsidiaries (including in connection with any sale-leaseback), the excess, if any, of (i) the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such sale or other disposition, over (ii) the sum of (A) the principal amount of any Indebtedness which is secured by a Permitted Lien on any such asset (other than Indebtedness assumed by the purchaser of such asset) or which is required to be, and is, repaid in connection with the sale or other disposition thereof (other than Indebtedness hereunder), (B) the reasonable out-of-pocket expenses and fees incurred by the Companies or their Subsidiaries in connection with such sale or other disposition, and provided that all such expenses and fees are set forth on a certificate provided to the Agent, and (C) federal and state taxes incurred in connection with such sale or other disposition, whether payable at such time or thereafter and (b) with respect to the sale or other disposition of any Capital Stock or debt security by the Companies or any of their Subsidiaries, the excess of (i) the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such sale or other disposition, over (ii) the sum of (A) the reasonable fees, commissions, discounts and other out-of-pocket expenses incurred by the Companies or their Subsidiaries in connection with such sale or other disposition, and (B) federal and state taxes incurred in connection with such sale or other disposition, whether payable at such time or thereafter.

      "Notice of Borrowing" has the meaning specified therefor in Section 2.03 hereof.

      "Obligations" means (i) the obligations of the Borrower to pay, as and when due and payable (by scheduled maturity or otherwise), all amounts from time to time owing by it in respect of any Loan Document to which it is a party, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of a Loan Party, whether or not a claim for post-filing interest is allowed in such proceeding), Letter of Credit Obligations, fees, commissions, expense reimbursements, indemnifications or otherwise, and (ii) the obligations of the Borrower to perform or observe all of its other obligations from time to time existing under any Loan Document to which it is a party.

      "Operating Lease Obligations" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

      "Other Taxes" has the meaning specified therefor in Section 2.12 hereof.

      "Parent" has the meaning specified therefor in the preamble hereto.

      "Payment Office" means the Agent's offices located at 511 Fifth Avenue, New York, New York, 10017, or such other offices as the Agent may designate and, when used in connection with any payments made to the Agent, shall mean the Agent Account.

      "Permitted Acquisition" has the meaning specified therefor in Section 7.02(f)(x).

      "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States or marketable direct obligations issued or unconditionally guaranteed by any State or agency thereof and backed by the full faith and credit of such State, in each case maturing within one year from the date of acquisition thereof, (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's, (iii) overnight bank deposits, certificates of deposit and bankers' acceptances, in each case maturing not more than 360 days after the date of issue, issued by any Lender or other commercial banking institutions and money market or time or demand deposit accounts maintained at any Lender or other commercial banking institutions, each commercial banking institution (other than any Lender) of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, (iv) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United

States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's or "A-2" by Moody's, (v) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the Government of the United States of America or any agency thereof, and (vi) investments in "money market funds" within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses
(i) through (iii) and (v) herein.

      "Permitted Lien" has the meaning specified therefor in Section 7.02(a) hereof.

      "Permitted Payments" means (i) regularly scheduled principal and interest payments on the Term Loans as and when due and payable in accordance with the Term Loan Agreement (as in effect on the date hereof and as modified in accordance with Section 7.02(b)(xvi)), (ii) prepayments of the Term Loans based on "Excess Cash Flow" (as defined in the Term Loan Agreement as in effect on the date hereof) pursuant to Section 2.12(d) of the Term Loan Agreement as in effect on the date hereof, (iii) other mandatory prepayments of the Term Loan pursuant to Section 2.12 of the Term Loan Agreement (as in effect on the date hereof), and (iv) payments of the Restricted Debt or defeasance payments with respect to the Restricted Debt, in each case, to the extent expressly permitted by Section 7.02(s)(ii).

      "Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or Governmental Authority.

      "Pipelines" means the real property interests described in Schedule G hereto and any other Pipeline now or hereafter owned or leased by any Company.

      "Pledge Agreement" means the Second Amended and Restated Pledge and Security Agreement, dated as of August 8, 2002, as amended, restated and consolidated on the date hereof, made by the Borrower and each of the Companies in favor of the WC Collateral Agent, substantially in the form of Exhibit C hereto, as the same may be amended, supplemented or otherwise modified from time to time.

      "Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect plus 2% or, if no other rate of interest is in effect, the Base Rate plus 2%.

      "Prime Rate" means the rate of interest publicly announced by IDB in New York, New York from time to time as its prime rate. The prime rate is determined from time to time by IDB as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index, nor necessarily reflects the lowest rate of interest actually charged by IDB to any particular class or category of customers. Each change in the Prime Rate shall be effective on the first day of the month following the date such change is announced.

      "Pro Rata Share" means, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Commitment, provided that, if the Total Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving Credit Loans and participations in Letter of Credit Obligations and the denominator shall be the aggregate unpaid principal amount of all of the Revolving Credit Loans and participations in Letter of Credit Obligations.

      "Refinery" means the refinery owned by the Companies as of the Effective Date and located near Big Spring, Texas, the fee interest owned by Alon Refining in approximately 1,278 acres of land on which the refinery is situated, use or license rights covering tracts of land adjoining the railroad lines, spurs or sidings within the boundary of the refinery site, all easements, rights of way and privileges granted to Alon Refining within or adjoining the refinery site, all improvements, all machinery and equipment, and the interest of Alon Refining as lessee in all leases of personal property used or held for use by Alon Refining in connection with such refinery.

      "Reimbursement Obligations" means the obligations of the Borrower to reimburse the L/C Issuer and the Lenders for amounts payable by the L/C Issuer or the Lenders under a Letter of Credit in respect of any drawing made under any Letter of Credit, together with interest thereon as provided in Section 2.06 hereof and Section 3.01(c) hereof.

      "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping, or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including ambient air, soil, surface or ground water.

      "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. 9601.

      "Reportable Event" means an event described in Section 4043 of ERISA (other than an event described in Section 4043(c)(7) of ERISA.

      "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate at least 51%.

      "Reserve Requirements" means, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender or the Affiliate of any Lender under Regulation D.

      "Responsible Officer" means a person that is any of the chairman of the board of directors, chief executive officer, or chief financial officer of any Person.

      "Restricted Debt" means the Investor Loans, the Minority Purchase Price, the Warrant Purchase Price and the other Indebtedness described in Sections 7.02(f)(ix) and (xi).

      "Restricted Payments" means (i) regularly scheduled principal and interest payments on GTR Financing as and when due and payable in accordance with the GTR Loan Documents (as in effect on the date such Indebtedness is initially incurred and as modified in accordance with Section 7.02(b)(xvi)), and (ii) payments of dividends pursuant to Sections 7.02(i)(viii) and (ix) hereof.

      "Restricted Payment Conditions" means, as of the date of any Restricted Payment, the satisfaction of each of the following conditions: (i) both immediately before and immediately after such applicable Restricted Payment, no Default or Event of Default shall have occurred and be continuing, (ii) both before and immediately after such applicable Restricted Payment, Excess Availability will be no less than $3,000,000, and (iii) the Lenders shall have received a Borrowing Base Certificate setting forth the information required to be included pursuant to Section 7.01(a)(x) on a projected basis at the time of such Restricted Payment, which shall have been prepared on a reasonable basis and in good faith by the Borrower, and have been based on assumptions believed by the Borrower to be reasonable at the time made and upon the best information then reasonably available to the Borrower, and a certificate by a Responsible Officer to the effect that such officer is not aware of any event or development since the date of delivery of the most recent financial statements of the Companies to the Lenders that could reasonably be expected to have a Material Adverse Effect.

      "Revolving Credit Commitment" means, with respect to each Lender, the revolving credit commitment of such Lender as set forth in Schedule D hereto, as the same may be adjusted from time to time pursuant to the terms of this Agreement.

      "Revolving Credit Loan" means a loan made by a Lender to the Borrower pursuant to Section 2.01(a) hereof.

      "Revolving Credit Loan Subfacility" means that portion of the Total Commitment equal to $82,000,000, as such amount may be reduced pursuant to
Section 2.07(a) hereof, or such other amount as shall be agreed to in writing by the Agent, the Lenders and the Borrower.

      "Revolving Credit Notes" means each amended promissory note of the Borrower, substantially in the form of Exhibit A hereto, made payable to the order of a Lender and evidencing the Indebtedness and other Obligations resulting from the making by such Lender of Revolving Credit Loans and delivered to the Agent, as such promissory note may be modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor.

      "Revolving Loan Amendment Documents" means this Agreement and each other Loan Document delivered on the Effective Date pursuant to Article V hereof.

      "SCS" means Southwest Convenience Stores LLC, a Texas limited liability Agreement.

      "SCS Assets" means all rights, title and interests in all real and personal property and assets of SCS wherever located and whether now or hereafter existing arising and whether now owned or hereafter acquired of every kind and description, tangible and intangible.

      "SCS Collateral Fixed Assets" means (i) all SCS Assets consisting of retail stores that, as of the date hereof, are subject to a Lien in favor of a Collateral Agent, and (ii) all hereafter acquired SCS Assets consisting of retail stores that are acquired (directly or indirectly) from (A) proceeds of an Asset Swap or (B) Net Proceeds of SCS Collateral Fixed Assets or (C) such other retail stores upon which SCS elects to grant a perfected, first priority Lien in favor of a Collateral Agent; provided, that SCS Collateral Fixed Assets shall not include any property leased by SCS from its Subsidiaries to the extent that such property is subject to the GECC Loan Documents.

      "SCS Beverage" means SCS Beverage, Inc., a Texas corporation.

      "SCS Fixed Asset Credit" means, initially, $5,600,000, which is the lending value, for the purposes of calculating the Borrowing Base, attributed by the Agent to the SCS Collateral Fixed Assets consisting of retail stores and in which a Collateral Agent has a perfected, first priority security interest. The Agent may establish such reserves as it may deem appropriate in the exercise of its reasonable business judgment based on the lending practices of the Agent, consistent with the practices customary in the commercial finance industry generally, including, without limitation, if any of the statements set forth in Schedule J hereto are incorrect or if any of the SCS Collateral Fixed Assets are sold or otherwise disposed of (excluding Asset Swaps conducted in accordance with Section 7.02(d)(ii)(D)); provided that the amount of any such reserves may be increased, in the sole discretion of the Agent in the exercise of its reasonable business judgment based on the lending and reserve practices of the Agent generally, to the extent that a Collateral Agent is granted a perfected, first priority Lien on additional assets of SCS of at least equivalent value to those SCS Collateral Fixed Assets that have been sold or otherwise been disposed; provided further that, if SCS Collateral Fixed Assets constituting more than three retail stores in any one transaction or six retail stores in any Fiscal Year have been sold, transferred or closed since the Effective Date and not replaced in accordance with Sections 7.02(d)(ii)(D), (H) and (I) with retail stores of reasonably equivalent value (as determined by the Agent) and in which the Agent has a perfected, first priority security interest, then the Agent may apply a reserve against the amount of the SCS Fixed Asset Credit, in an amount to be determined by the Agent in its sole discretion and in the exercise of its reasonable business judgment, in connection with each additional store that is transferred, sold or closed as permitted hereunder.

      "SCS Interest" means all of the membership interests of SCS and all other rights under the organizational documents of SCS relating thereto.

      "SCS Mortgages" means each "Mortgage," "Deed of Trust" or "Deed to Secure Debt," in form and substance satisfactory to the Agent, securing the Obligations and executed and delivered to a Collateral Agent by SCS, as the same may be amended or otherwise modified from time to time.

      "SCS Preference Right" means the right of first refusal accorded to 7-Eleven, Inc. (f/k/a The Southland Corporation) pursuant to the organizational documents of SCS upon certain proposed sales or assignments or other changes of control of membership interests in SCS.

      "Security Agreement" means the Amended and Restated Security Agreement, dated as of August 8, 2000, as amended, restated and consolidated on the date hereof, by the Borrower and each of the Companies in favor of the WC Collateral Agent, substantially in the form of Exhibit B hereto, as the same may be amended, supplemented or otherwise modified from time to time.

      "Security Documents" means, collectively, the Security Agreement, the Pledge Agreement, each Mortgage and each Lease Assignment executed and delivered by a Company, and all Uniform Commercial Code financing statements required by this Agreement and the Security Documents to be filed with respect to the security interests in personal property and fixtures created pursuant to such agreements, and all other documents and agreements executed and delivered by the Companies in connection with any of the foregoing documents.

      "Settlement Period" has the meaning specified therefor in Section 2.05(e) hereof.

      "7-Eleven" means 7-Eleven, Inc., a Texas corporation, formerly known as The Southland Corporation.

      "7-Eleven Consent" means the Consent Agreement, executed and delivered by 7-Eleven to the FA Collateral Agent on July 31, 2002, as the same may be amended or otherwise modified from time to time.

      "7-Eleven License" means the license granted by 7-Eleven to SCS pursuant to the 7-Eleven License Agreement in respect of, among other things, the trade name and trademark "7-Eleven".

      "7-Eleven License Agreement" means the Area License Agreement, dated June 2, 1993, between Permian Basin Investments, Inc. and 7-Eleven, as amended by, and as assigned to SCS pursuant to, the Amendment to Area License Agreement and Consent to Assignment, dated December 20, 1996, as the same may be further amended or otherwise modified from time to time.

      "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of its liabilities (including, without limitation, liabilities on all claims, whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

      "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

      "Subordinated Investor Loan" means a loan made by an Investor to a Company, the payment of which has been subordinated in writing to the Obligations under terms and conditions satisfactory to the Agent.

      "Subordinated Investor Note" means a promissory note evidencing the repayment obligation of any Subordinated Investor Loan and which is in form and substance satisfactory to the Agent.

      "Subordination Agreements" means (i) the Subordination Agreement dated August 8, 2000, as amended on May 4, 2001, among Alon Israel, Alon Israel Energy Ltd., Rosebud Medical Ltd., the Parent and Alon Capital in favor of the Collateral Agents, subordinating the Subordinated Investor Loans to the Obligations and (ii) the Subordination Agreement dated as of August 21, 2002, among the Parent and Alon Israel in favor of the Collateral Agents, subordinating certain other Subordinated Investor Loans to the Obligations, as each of the same may be amended or otherwise modified from time to time.

      "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, association or other entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors of such corporation, (B) the interest in the capital or profits of such partnership or limited liability company or (C) the beneficial interest in such trust or estate is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

      "Taxes" shall have the meaning given to that term in Section 2.12 hereof.

      "Term Debt Service Reserve L/C" means the Letter of Credit issued in favor of CSFB to meet the Debt Service Support Requirement.

      "Terminals" means the real property interests described in Schedule H hereto and any other terminal now or hereafter owned or leased by any Company.

      "Termination Date" means December 31, 2006.

      "Termination Event" means (i) a Reportable Event with respect to any Employee Plan, (ii) any event that causes the Borrower or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or
4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, (iii) the filing of a notice of intent to terminate an Employee Plan under Section 4041 of ERISA, (iv) the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate an Employee Plan, or (v) any other event or condition that would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

      "Term Loan Agent" means CSFB acting through its Cayman Islands branch, or any successor or replacement agent under the Term Loan Agreement.

      "Term Loan Agreement" means the Amended and Restated Credit Agreement, dated as of January 14, 2004, among Alon USA, Inc., as borrower, the lenders party thereto and Credit Suisse First Boston, as administrative agent, as the same may be further amended or otherwise modified from time to time in accordance with Section 7.02(b)(xvi).

      "Term Loan Credit Basket" means an amount equal to (a) the lesser of (i) $27,500,000, and (ii) proceeds of the Term Loan used to repay the Revolving Loans on the Effective Date, less, (b) the sum of (i) the aggregate amount of any expenditures in connection with all Permitted Acquisitions, plus (ii) any amounts paid by the Borrower to Alon USA (directly or indirectly) during the period from the Effective Date through December 31, 2004 in accordance with
Section 7.02(i)(x).

      "Term Loan Documents" means the "Loan Documents", as such term is defined in the Term Loan Agreement as in effect on the Effective Date.

      "Term Loan Lenders" means the financial institutions and other lenders from time to time party to the Term Loan Agreement as "Lenders" thereunder.

      "Term Loans" means the term loans made by the Term Loan Lenders to Alon USA in an aggregate principal amount not to exceed $100,000,000 pursuant to the Term Loan Agreement.

      "Title Company" means a nationally recognized title insurance company reasonably acceptable to the Agent.

      "Total Commitment" means the sum of the amounts of the Lenders' Revolving Credit Commitments.

      "Transaction Documents" means the Loan Documents, the License Agreements and the Lease Documents.

      "Warrant" means each Common Stock Purchase Warrant dated August 8, 2000, issued by Alon Assets and Alon Operating to Bank Leumi and IDB, as the same may be amended, restated or otherwise modified from time to time.

      "Warrant Purchase Agreement" means the Purchase Agreement by and between Alon USA and Bank Leumi, with respect to the purchase by Alon USA of the Warrants owned by Bank Leumi for the Warrant Purchase Price.

      "Warrant Purchase Documents" means the Warrant Purchase Agreement and all other agreements, instruments and documents executed and delivered by any of Bank Leumi, Alon USA or the Parent in connection with the purchase by Alon USA of the Warrants owned by Bank Leumi.

      "Warrant Purchase Price" means $1,471,470.02, of which (i) $1,213,769.01 was paid to Bank Leumi prior to the date hereof, and (ii) $257,701.01 plus accrued and unpaid interest must be paid to Bank Leumi on June 30, 2004.

      "WC Collateral Agent" means IDB, or any successor or replacement agent in its capacity as a collateral agent for the Lenders.

      "West Texas Sour Crude Oil Benchmark" means (i) to the extent that West Texas Sour Crude Oil has a market value (determined in accordance with GAAP) of $38.00 per barrel or less, the value of the Borrower's Eligible Inventory shall be determined at market value in accordance with GAAP, provided that the Agent may mark to market the Inventory at any time, in its discretion, and (ii) if as of the date of any Borrowing Base Certificate West Texas Sour Crude Oil has a market value (determined in accordance with GAAP) of greater than $38.00, then
(A) the value of the Borrower's Eligible Inventory shall be multiplied by the percentage obtained by dividing (1) $38.00, by (2) the actual market value of West Texas Sour Crude Oil as of such date and (B) the value of the Borrower's Eligible Inventory shall be reduced to such amount.

      Section 1.02 Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. All terms used in this Agreement which are defined in
Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein. The terms "herein" and "hereof" shall refer to this Agreement as a whole and not to any particular portion, unless stated otherwise. In the event of any inconsistency between the terms and provisions of this Agreement and the terms and provisions of any Security Document, the terms and provisions of this Agreement shall control, provided that nothing herein shall be deemed to affect the Liens granted under any Security Document or the perfection thereof.

      Section 1.03 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding", provided, however, that with respect to a computation of fees or interest payable to the Agent, the Lenders or the L/C Issuer, such period shall in any event consist of at least one full day.

                                   Article II

                           THE REVOLVING CREDIT LOANS

      Section 2.01 Revolving Credit Commitments.

            (a) Each Revolving Lender has made "Revolving Credit Loans" (as defined in the Existing Revolving Credit Agreement) to the Borrower (i) prior to the Effective Date, which must be repaid in full on the Effective Date, and upon the effectiveness of this Agreement, any such amount repaid may be reborrowed and such "Revolving Credit Loan" shall automatically be deemed to be a "Revolving Credit Loan" to the Borrower by such Lender under this Agreement, and
(ii) subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Lender severally agrees to continue to make Revolving Credit Loans to the Borrower at any time and from time to time until the Business Day preceding the Final Maturity Date, or until the earlier reduction of its Revolving Credit Commitment to zero in accordance with the terms hereof, in an aggregate principal amount of Revolving Credit Loans at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment.

            (b) Notwithstanding the foregoing, the aggregate principal amount of the Revolving Credit Loans outstanding at any time shall not exceed the lowest of (i) the difference between (A) Total Commitment and (B) the aggregate Letter of Credit Obligations, (ii) the difference between (A) the then current Borrowing Base, and (B) the aggregate Letter of Credit Obligations and (iii) the Revolving Credit Loan Subfacility.

            (c) Within the foregoing limits, the Borrower may borrow, repay and reborrow Revolving Credit Loans, on or after the Effective Date and prior to the Final Maturity Date, subject to the terms, provisions and limitations set forth herein.

      Section 2.02 Revolving Credit Loans. Except as otherwise provided in
Section 2.05, Revolving Credit Loans shall be made ratably by the Lenders in accordance with their respective Revolving Credit Commitments.

      Section 2.03 Making the Revolving Credit Loans. The Borrower shall give the Agent prior telephone notice (which notice, if requested by the Agent, must be promptly confirmed in writing in substantially the form of Exhibit E hereto (a "Notice of Borrowing")) not later than 12:00 noon (New York City time) three Business Days prior to such proposed borrowing, and the Agent shall promptly deliver such Notice of Borrowing to each Lender. Such Notice of Borrowing shall be irrevocable and shall specify the principal amount of the proposed borrowing (which, in the case of a Eurodollar Loan, must be in a minimum amount of $1,000,000 and in multiples of $500,000 in excess thereof), whether such Revolving Credit Loan is requested to be a Base Rate Loan or a Eurodollar Loan and, in the case of a Eurodollar Loan, the initial Interest Period for such Eurodollar Loan, the use of the proceeds of such proposed Revolving Credit Loan, and the proposed borrowing date, which must be a Business Day, and the Borrower shall be bound to make a borrowing in accordance therewith. The Agent may act without liability upon the basis of written, telecopy or telephone notice believed by the Agent in good faith to be from the Borrower (or from any officer thereof designated in writing to the Agent), and the Borrower hereby waives the right to dispute the Agent's record of the terms of any such telephonic Notice of Borrowing.

      Section 2.04 Revolving Credit Notes; Repayment of Revolving Credit Loans.

            (a) Each Revolving Credit Loan made by a Lender shall be evidenced by a single Revolving Credit Note, duly executed by the Borrower, dated the Effective Date, and delivered to and made payable to the order of such Lender in a principal amount equal to its Revolving Credit Commitment on such date.

            (b) The outstanding principal balance of each Revolving Credit Loan shall be due and payable on the Final Maturity Date.

      Section 2.05 Funding and Settlement Procedures.

            (a) Except as otherwise provided in this Section 2.05, all Revolving Credit Loans under this Agreement shall be made by the Lenders simultaneously and proportionately according to their Pro Rata Shares of the Total Commitment, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Revolving Credit Loan requested hereunder nor shall the Revolving Credit Commitment of any Lender to make the Revolving Credit Loan requested be increased or decreased as a result of the default by any other Lender in such other Lender's obligation to make a Revolving Credit Loan requested hereunder.

            (b) Notwithstanding any other provision of this Agreement, in order to reduce the number of fund transfers among the Borrower, the Lenders and the Agent, the Borrower, the Lenders and the Agent agree that the Agent may, but shall not be obligated to, and the Borrower and the Lenders hereby irrevocably authorize the Agent to, fund, on behalf of the Lenders, Revolving Credit Loans pursuant to Sections 2.02 and 2.03, subject to the procedures for settlement set forth in subsection 2.05(e); provided, however, that (A) the Agent shall in no event fund such Revolving Credit Loan if the Agent shall have received written notice from the Required Lenders on the Business Day prior to the date of the proposed Revolving Credit Loan that one or more of the conditions precedent contained in Section 5.02 hereof will not be satisfied on the date of the proposed Revolving Credit Loan and (B) the Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section
5.02 have been satisfied. If the Agent elects not to fund a requested Revolving Credit Loan on behalf of the Lenders, promptly after receipt of a Notice of Borrowing, the Agent shall so notify each Lender. If the Agent notifies the Lenders that it will not fund a requested Revolving Credit Loan on behalf of the Lenders, each Lender shall make its Pro Rata Share of the Revolving Credit Loan available to the Agent, in immediately available funds, at the Payment Office no later than 2:00 p.m. (New York City time) on the date of the proposed Revolving Credit Loan. The Agent will make the proceeds of such Revolving Credit Loans available to the Borrower on the day of the proposed Revolving Credit Loan by causing an amount, in immediately available funds, equal to the proceeds of all such Revolving Credit Loans received by the Agent at the Payment Office or the amount funded by the Agent on behalf of the Lenders to be deposited in an account designated by the Borrower.

            (c) If the Agent has notified the Lenders that the Agent will not fund a particular Revolving Credit Loan pursuant to subsection 2.05(b) on behalf of the Lenders, the Agent may assume that such Lender has made such amount available to the Agent on such day and the Agent, in its sole and absolute discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrower on such day. If, in such case, the

Agent makes such corresponding amount available to the Borrower and such corresponding amount is not in fact made available to the Agent by such Lender, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon for each day from the date such amount is made available to a Borrower until the date such amount is repaid to the Agent, at (A) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.06 and (B) in the case of such Lender, at the Federal Funds Rate for three Business Days and thereafter at the Prime Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Pro Rata Share of such Revolving Credit Loan.

            (d) Nothing in this Section 2.05 shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

            (e) With respect to all periods for which the Agent, on behalf of the Lenders, has funded Revolving Credit Loans pursuant to subsection 2.05(a), on the first Business Day after the last day of each week, or such shorter period as the Agent may from time to time select (any such week or shorter period being herein called a "Settlement Period"), the Agent shall notify each Lender of the unpaid principal amount of the Revolving Credit Loans outstanding as of the last day of the Settlement Period. In the event that such amount is greater than the unpaid principal amount of the Revolving Credit Loans outstanding as of the last day of the immediately preceding Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Revolving Credit Loans made on the date of such Lender's initial funding), each Lender shall promptly make available to the Agent such Lender's Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such unpaid principal amount, the Agent shall promptly pay over to each other Lender such Lender's Pro Rata Share of the difference in immediately available funds. In addition, if the Agent shall so request at any time when a Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Agent shall determine that it is desirable to present claims against the Borrower for repayment, each Lender shall promptly remit to the Agent or, as the case may be, the Agent shall promptly remit to each Lender, sufficient funds to adjust the interests of the Lenders in the then outstanding Revolving Credit Loans to such an extent that, after giving effect to such adjustment, each Lender's interest in the then outstanding Revolving Credit Loans will be equal to its Pro Rata Share thereof. The obligations of the Agent and each Lender under this subsection 2.05(e) shall be absolute and unconditional. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Revolving Credit Loans which have been funded by such Lender.

            (f) In the event that any Lender fails to make any payment required to be made by it pursuant to subsection 2.05(e), the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the Federal Funds Rate for three Business Days and thereafter at the Prime Rate. During the period in which such Lender has not paid such corresponding amount to the Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Agent to the Borrower shall, for all purposes hereof, be a Revolving Credit Loan made by the Agent for its own account. Upon any such failure by a Lender to pay the Agent, the Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Agent for its own account.

      Section 2.06 Interest.

            (a) Revolving Credit Loans. Each Revolving Credit Loan which is a Eurodollar Loan shall bear interest on the principal amount thereof from time to time outstanding from the date of such Revolving Credit Loan until such principal amount becomes due, at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Revolving Credit Loan plus 2.50%. Each Revolving Credit Loan which is a Base Rate Loan shall bear interest on the principal amount thereof from time to time outstanding from the date of such Revolving Credit Loan until such principal amount becomes due, at a rate per annum equal to the Base Rate.

            (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default described in Section 10.01 hereof, all outstanding principal of the Revolving Credit Loans and all outstanding Reimbursement Obligations, all accrued interest (to the extent permitted by law) which is not paid when due and all other outstanding Obligations shall bear interest until such time as no such Event of Default exists at a fluctuating interest rate per annum equal at all times to the Post-Default Rate.

            (c) Interest Payment. Interest on each Eurodollar Loan shall be payable in arrears on the last day of each Interest Period of such Eurodollar Loan and, in the case of any Eurodollar Loan with an Interest Period longer than three months, the day that interest would have been paid if such Eurodollar Loan had an Interest Period of three months. Interest on each Base Rate Loan shall be payable quarterly, in arrears, on the first day of each January, April, July and October, commencing on the first day of the first such month following the making of such Base Rate Loan, and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand. The Borrower hereby authorizes the Agent to, and the Agent may, from time to time, charge the Loan Account pursuant to Section 4.02 hereof with the amount of any interest payment due hereunder.

            (d) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

      Section 2.07 Reduction of Revolving Credit Commitment; Prepayment of Revolving Credit Loans.

            (a) Except as set forth in Section 9.08(d), the Total Commitment shall not be reduced without the prior written consent of the Borrower, the Agent and Bank Leumi. Any reductions of the Total Commitment which are so consented to shall be irrevocable and may not be reinstated. Each such approved reduction shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance with its Pro Rata Share.

            (b) Subject to the terms and conditions contained in this Section 2.07, Section 2.10 and elsewhere in this Agreement, the Borrower shall have the right to prepay, in whole or in part, the Revolving Credit Loans.

            (c) (i) If at any time the Borrowing Base is less than the sum of the aggregate principal amount of all outstanding Revolving Credit Loans plus the outstanding amount of all Letter of Credit Obligations, the Borrower will
(A) immediately give notice of such occurrence to the Agent and (B) prepay the Revolving Credit Loans in an amount which will reduce the sum of the aggregate principal amount of all outstanding Revolving Credit Loans plus Letter of Credit Obligations to an amount less than or equal to the then current Borrowing Base. If at any time after the Borrower has complied with the first sentence of this
Section 2.07(c)(i), the aggregate amount of Letter of Credit Obligations is greater than the then current Borrowing Base, the Borrower shall provide cash collateral to the Agent in the amount of such excess, which cash collateral shall be deposited in an interest bearing account maintained by the Agent and, provided that no Event of Default shall have occurred and be continuing, returned to the Borrower at such time as (x) the aggregate Letter of Credit Obligations plus (y) the aggregate principal amount of all outstanding Revolving Credit Loans no longer exceeds the then current Borrowing Base.

                  (i) If at any time the aggregate principal amount of all outstanding Revolving Credit Loans exceeds the Revolving Credit Loan Subfacility Limit, the Borrower will (A) immediately give notice of such occurrence to the Agent and (B) prepay the Revolving Credit Loans in an amount which will reduce the sum of the aggregate principal amount of all outstanding Revolving Credit Loans to an amount less than or equal to the Revolving Credit Loan Subfacility.

            (d) Immediately upon the receipt by any Loan Party, any Company or any of its Subsidiaries (other than the GECC Entities) of any Net Proceeds from the issuance, sale, assignment, transfer or other disposition of any Capital Stock, debt securities or assets of a Company or any of its Subsidiaries (other than Net Proceeds from (A) the issuance, sale, assignment, transfer or other disposition of any Capital Stock, debt securities or assets of SCS or any of its Subsidiaries, and (B) the sale of Inventory in the ordinary course of business and other than with respect to property subject to a prior Permitted Lien) the Borrower shall make a prepayment of the Revolving Credit Loans in an amount equal to the amount of such Net Proceeds, except to the extent the Borrower or any other Company is obligated to pay such Net Proceeds of Fixed Assets, Capital Stock or debt securities to the Term Loan Agent in accordance with Sections 2.12(a), (b) or (c) of the Term Loan Agreement (as in effect on the date hereof). Notwithstanding the foregoing, (i) the Borrower shall not be required to prepay the Revolving Credit Loans in the case of intercompany Indebtedness between the Loan Parties permitted by Sections 7.02(b) and 7.02(f) hereof and
(ii) Alon USA may, as to any amounts that would constitute Net Proceeds of the sale of any Fixed Assets (other than SCS Assets), deliver to the Agent, at the time of receipt of such amounts, a certificate of an officer stating that it intends to reinvest such amounts in Growth Assets within 360 days of receipt of such amounts, and such amounts shall be deemed not to constitute Net Proceeds if, so long as and to the extent that (A) no Default or Event of Default shall have occurred and be continuing at the time of delivery of such certificate or at the proposed time of the application of such amounts, (B) such amounts may, pending their use to acquire such productive assets, be deposited with and held by the Term Loan Agent in an account over which the Term

Loan Agent shall have sole control and exclusive rights of withdrawal subject to and consistent with the terms of the Intercreditor Agreement, and which shall be subject to a perfected security interest in favor of a Collateral Agent under the Security Documents (the "Asset Reinvestment Account"), (C) the aggregate amount held pending reinvestment at any time pursuant to this sentence shall not exceed $10,000,000 and (D) such amounts shall in fact be reinvested in Growth Assets within such 360-day period (it being agreed that any amounts as to which any of the foregoing requirements shall at any time not be satisfied shall constitute Net Proceeds and be applied to prepay Revolving Credit Loans to the extent required by this Section 2.07.

            (e) Immediately upon the receipt by SCS or any of its Subsidiaries of any Net Proceeds from the issuance, sale, assignment, transfer or other disposition of any Capital Stock, debt securities or assets (other than (A) Net Proceeds from the sale or transfer by SCS of SCS Collateral Fixed Assets to the extent the Net Proceeds thereof are applied in accordance with Section 7.02(d)(ii)(H) hereof, and (B) Net Proceeds from the sale of Inventory in the ordinary course of business), SCS shall make a prepayment of the Revolving Credit Loans in an amount equal to the amount of such Net Proceeds. Notwithstanding the foregoing, SCS shall not be required to prepay the Revolving Credit Loans in the case of intercompany Indebtedness between the Loan Parties permitted by Sections 7.02(b) and 7.02(f).

            (f) Immediately upon the receipt by any Company of any property damage insurance proceeds or condemnation proceeds with respect to the assets and properties of such Company (other than with respect to assets and properties subject to a prior Permitted Lien), the Borrower shall prepay the Revolving Credit Loans in an amount equal to the property damage insurance proceeds or condemnation proceeds received by such Company, except to the extent that the Borrower or any other Company is obligated to pay such insurance proceeds or condemnation proceeds with respect to Fixed Assets to the Term Loan Agent in accordance with Section 2.12(e) of the Term Loan Agreement (as in effect on the date hereof). Notwithstanding the foregoing, such prepayment shall not be required (i) in the case of receipt by the Companies (other than SCS and its Subsidiaries) of insurance proceeds or condemnation proceeds of $3,000,000 or less in the aggregate and (ii) in the case of receipt by SCS and its Subsidiaries of insurance proceeds or condemnation proceeds of $500,000 or less in the aggregate, in each case, to the extent such insurance proceeds or condemnation proceeds are used to purchase replacement assets or otherwise to rebuild, restore, repair or complete such assets within 60 days after the receipt thereof, provided that no Default or Event of Default has occurred and is continuing and provided further that the casualty event or taking for which such insurance proceeds or condemnation proceeds (as applicable) were paid has not had a Material Adverse Effect.

            (g) Any prepayment made pursuant to this Section 2.07 shall be (i) accompanied by accrued interest on the principal amount being prepaid to the date of prepayment and (ii) subject to the terms of the Intercreditor Agreement.

            (h) All funds deposited on a Business Day into the Agent Account or directly to the Payment Office or any other account designated by the Agent to the Borrower, shall be applied by the Agent to the payment, in whole or in part, to the outstanding Revolving Credit Loans as of such Business Day, subject to
Section 4.02 hereof.

            (i) Except as otherwise expressly provided in this Section 2.07, payments with respect to any paragraph of this Section 2.07 are in addition to payments made or required to be made under any other paragraph of this Section
2.07. The provisions of this Section 2.07 shall not constitute a waiver of or a consent to any departure from any provision in any Loan Document, including, without limitation, any provision that prohibits or otherwise restricts the sale, transfer or other disposition of any real or personal property of a Loan Party, the incurrence of Indebtedness or otherwise.

      Section 2.08 Fees.

            (a) Unused Line Fee. From and after the Existing Effective Date until the Final Maturity Date, the Borrower shall pay to the Agent for the account of the Lenders in accordance with the Lenders' respective Pro Rata Shares and in immediately available funds, an unused line fee (the "Unused Line Fee") accruing at the rate of one-half of one percent (0.50%) per annum, on the excess, if any, of the Total Commitment over the sum of the Revolving Credit Loans and Letter of Credit Obligations outstanding from time to time. The Unused Line Fees shall be payable quarterly in arrears on the first day of each January, April, July and October, commencing October 1, 2000 and shall be non-refundable.

            (b) Agent's Fee. On or prior to the Existing Effective Date, the Borrower has paid to the Agent, for its own account, a fee (the "Agent's Fee") equal to $162,500 (after crediting any prior payments received by the Agent in respect of the Agent's Fee). The Agent's Fee is non-refundable.

            (c) Letter of Credit Fees. From and after the Existing Effective Date until all Letters of Credit have been terminated, the Borrower shall pay to the Agent the Letter of Credit Fees set forth in Section 3.03(b) hereof.

            (d) Field Examination Fee. The Borrower shall pay the reasonable out of pocket fees, costs, expenses and charges of auditors, appraisers and professionals employed or retained by the Agent to review, inspect, audit or monitor any of the Collateral prior to the Effective Date and from time to time thereafter.

            (e) Closing Fee. On or prior to the Effective Date, the Borrower shall pay to the Agent, for the account of the Lenders, a fee (the "Closing Fee") equal to $575,000. The Closing Fee shall be non-refundable.

            (f) Early Termination Fee. If for any reason at any time before December 1, 2005 the Total Commitment shall be terminated by the Borrower, the Borrower shall immediately pay a fee to the Agent for the account of the Lenders, equal to (i) $1,420,000, if such termination occurs on or before December 1, 2004, and (ii) $710,000, if such termination occurs after December 1, 2004 and before December 1, 2005.

      Section 2.09 Eurodollar Rate Not Determinable; Illegality or Impropriety.

            (a) In the event, and on each occasion, that on or before the day on which the Eurodollar Rate is to be determined for a borrowing that is to include Eurodollar Loans, the Agent has determined in good faith that, or has been advised by the Required Lenders that, (i) the Eurodollar Rate cannot be determined for any reason, (ii) the Eurodollar Rate will not adequately and fairly reflect the cost of maintaining Eurodollar Loans or (iii) Dollar deposits in the principal amount of the applicable Eurodollar Loans are not available in the Interbank Market, the Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrower and the Lenders. In the event of any such determination, any request by the Borrower for a Eurodollar Loan pursuant to
Section 2.03 shall, until, in the case of such a determination by the Required Lenders, the Agent has been advised by the Required Lenders and the Agent has so advised the Borrower that, or in the case of a determination by the Agent, the Agent has advised the Borrower and the other Lenders that, the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Base Rate Loan. Each determination by the Agent and/or the Required Lenders hereunder shall be conclusive and binding absent manifest error.

            (b) In the event that it shall be unlawful or improper for any Lender to make, maintain or fund any Eurodollar Loan as contemplated by this Agreement, then such Lender shall forthwith give notice thereof to the Agent and the Borrower describing such illegality or impropriety in reasonable detail. Effective immediately upon the giving of such notice, the obligation of such Lender to make Eurodollar Loans shall be suspended for the duration of such illegality or impropriety and, if and when such illegality or impropriety ceases to exist, such suspension shall cease, and such Lender shall notify the Agent and the Borrower. If any such change shall make it unlawful or improper for any Lender to maintain any outstanding Eurodollar Loan as a Eurodollar Loan, such Lender shall, upon the happening of such event, notify the Agent and the Borrower, and the Borrower shall immediately, or if permitted by applicable law, rule, regulation, order, decree, interpretation, request or directive, at the end of the then current Interest Period for such Eurodollar Loan, convert each such Eurodollar Loan into a Base Rate Loan.

      Section 2.10 Indemnity.

            (a) The Borrower hereby indemnifies each Lender and each Lender's Affiliate against any loss or expense that such Lender or such Affiliate sustains or incurs (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender or such Affiliate to fund or maintain any Eurodollar Loan, and including loss of anticipated profits) as a consequence of (i) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article V, (ii) any failure by the Borrower to borrow any Eurodollar Loan hereunder, to convert any Base Rate Loan into a Eurodollar Loan or to continue a Eurodollar Loan as such after notice of such borrowing, conversion or continuation has been given pursuant to Section 2.03 or Section
2.11 hereof, (iii) any payment, prepayment (mandatory or optional) or conversion of a Eurodollar Loan required by any provision of this Agreement or otherwise made on a date other than the last day of the Interest Period applicable thereto (including, without limitation, any transfer of Eurodollar Loans required by the Borrower pursuant to Section 2.10(b) hereof or otherwise), (iv) any default in payment or prepayment of the principal amount of any Eurodollar Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (v) the occurrence of any Event of Default, including, in each such case, any loss (including, without limitation, loss of anticipated profits) or reasonable expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Revolving Credit Loan or any part thereof as a Eurodollar Loan, provided that the indemnity made under this Section 2.10 shall be limited to losses and expenses incurred on or prior to the end of the relevant Interest Period. Such loss or reasonable expense shall include but not be limited to an amount equal to the excess, if any, as reasonably determined by such Lender or such Affiliate, of (i) the amount of interest that would otherwise have accrued on the principal amount so prepaid or converted or continued or not borrowed or converted or continued for the period from the date of such prepayment, conversion or continuation (or failure to borrow, convert or continue) to the last day of the then current Interest Period for such Revolving Credit Loan at the applicable rate of interest for such Revolving Credit Loan provided for herein, less (ii) the amount of interest that otherwise would have accrued on such principal amount from the date of such prepayment, conversion or continuation (or failure to borrow, convert or continue) until the end of the then current Interest Period at a rate per annum equal to the Eurodollar Rate for such period (as reasonably determined by the Agent). A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender or such Lender's Affiliate is entitled to receive pursuant to this Section 2.10 and the basis for the determination of such amount or amounts shall be delivered to the Borrower and shall be conclusive and binding absent manifest error.

            (b) Notwithstanding paragraph (a) of this Section 2.10, the Agent will use reasonable efforts to minimize or reduce any such loss or expense resulting from the mandatory prepayments required by Section 2.07 of this Agreement by (i) applying all payments and prepayments to Revolving Credit Loans bearing interest at the Base Rate prior to any application of payments to Revolving Credit Loans bearing interest at the Eurodollar Rate and (ii) after all Base Rate Loans have been paid in full, calculating any such loss or expense based upon the net decrease in Eurodollar Loans on a day after giving effect to all prepayments and all Revolving Credit Loans made on such day.

      Section 2.11 Continuation and Conversion of Revolving Credit Loans.

            (a) Subject to Section 2.09 hereof, the Borrower shall have the right, at any time, on three (3) Business Days' prior irrevocable written or telecopy notice to the Agent, to continue any Eurodollar Loan, or any portion thereof, into a subsequent Interest Period or to convert any Base Rate Loan or portion thereof into a Eurodollar Loan, or on one (1) Business Day's prior irrevocable written or telecopy notice to the Agent, to convert any Eurodollar Loan or portion thereof into a Base Rate Loan, subject to the following:

                  (i) no Eurodollar Loan may be continued as such and no Base Rate Loan may be converted into a Eurodollar Loan, when any Event of Default or Default shall have occurred and be continuing at such time;

                  (ii) in the case of a continuation of a Eurodollar Loan as such or a conversion of a Base Rate Loan into a Eurodollar Loan, the aggregate principal amount of such Eurodollar Loan shall not be less than $1,000,000 and in multiples of $500,000 if in excess thereof;

                        (iii) in the case of a conversion from a Eurodollar Loan to a Base Rate Loan accrued interest on the Revolving Credit Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                        (iv) any portion of a Revolving Credit Loan maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Loan; and

                        (v) if any conversion of a Eurodollar Loan shall be effected on a day other than the last day of an Interest Period, the Borrower shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released by such conversion as provided in Section 2.10 hereof.

In the event that the Borrower shall not give notice to continue any Eurodollar Loan into a subsequent Interest Period, such Revolving Credit Loan shall automatically become a Base Rate Loan at the expiration of the then current Interest Period, subject to the other provisions of this Agreement.

            Section 2.12 Taxes.

                  (a) All payments made by the Borrower hereunder, under the Revolving Credit Notes or under any other Loan Document shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the net income of, and branch profit taxes of, and franchise taxes imposed on, any Lender, the Agent or the L/C Issuer imposed by the jurisdiction in which such Lender, the Agent or the L/C Issuer is organized or any political subdivision thereof or taxing authority thereof or any jurisdiction in which such Person's principal office or relevant lending office is located or any political subdivision thereof or taxing authority thereof (such nonexcluded taxes being hereinafter collectively referred to as "Taxes"). If the Borrower is required by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Lenders, the Agent or the L/C Issuer pursuant to this sentence) the Lenders, the Agent or the L/C Issuer receive an amount equal to the sum they would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law; provided, however, that if a Lender assigns its rights pursuant to Section 12.08 hereof and such assignment would (but for this proviso) cause the assignee Lender, immediately after such assignment, to be entitled to receive any greater payments under this Section
2.12 in respect of United States Federal, state, local or foreign withholding taxes than would have been made but for such assignment, then such assignee Lender shall not be entitled to receive any such greater payments than such assigning Lender would have been entitled to receive with respect to the rights assigned if such assignment had not taken place unless (A) such assignment had been at the request of, or with the consent of, the Borrower or (B) an Event of Default has occurred and is continuing at the time of such assignment. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send the Lenders, the L/C Issuer and the Agent an official receipt (or, if an official receipt is not available, such other documentation as shall be reasonably satisfactory to the Lenders, L/C Issuer or the Agent, as the case may be) showing payment. In addition, the Borrower agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement, the Revolving Credit Notes, the Letters of Credit or any other Loan Document, except as provided above with respect to taxes on the net income of, and branch profit taxes of, and franchise taxes imposed on, any Lender, the Agent or the L/C Issuer (such nonexcluded taxes being hereinafter collectively referred to as "Other Taxes").

                  (b) The Borrower will indemnify the Lenders, the Agent and the L/C Issuer for the amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by any Lender, the Agent or the L/C Issuer and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which such Lender, the Agent or such L/C Issuer makes written demand which demand shall identify the nature and amount of Taxes or Other Taxes for which indemnification is being sought and the basis of the claim.

                  (c) Each Lender that is organized in a jurisdiction other than the United States, a State thereof or the District of Columbia hereby agrees that:

                        (i) it shall, no later than the Effective Date (or, in the case of a Lender which becomes a party hereto pursuant to Section
      12.08 hereof after the Effective Date, the date upon which such Lender becomes a party hereto) deliver to the Borrower and the Agent two accurate, complete and signed originals of U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI or successor form, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal and interest for the account of its lending office under this Agreement free from withholding of United States Federal income tax;

                        (ii) if at any time such Lender changes its lending office or offices or selects an additional lending office it shall, at the same time or reasonably promptly thereafter, deliver to the Borrower through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, if such changed or additional lending office is located in the United States, two accurate, complete and signed originals of such Form W-8BEN, Form W-8ECI or successor form, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal and interest for the account of such changed or additional lending office under this Agreement free from withholding of United States Federal income tax; and

                        (iii) it shall, promptly upon the Borrower's reasonable request to that effect, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

                  (d) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.12(c) (other than in the case where such Lender is not, or is no longer, legally entitled to deliver such form), such Lender shall not be entitled to payment from the Borrower without deduction pursuant to Section 2.12(a) or indemnification by the Borrower pursuant to Section 2.12(b) to the extent that such payment or indemnification obligation would have been reduced if the applicable form had been delivered to the Borrower; provided, however, that should such Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (e) If the Borrower fails to perform its obligations under this Section 2.12, the Borrower shall indemnify the Lenders, the Agent and the L/C Issuer for any taxes, interest or penalties that may become payable as a result of any such failure.

                  (f) Any Lender that is organized in a jurisdiction other than the United States, a State thereof or the District of Columbia claiming any indemnity payment or additional amounts payable pursuant to this Section 2.12 shall use reasonable efforts (consistent with legal, regulatory and policy considerations of such Lender) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts which may thereafter accrue and would not, in the sole and absolute determination of such Lender, be otherwise disadvantageous to such Lender.

                                  ARTICLE III

                                LETTERS OF CREDIT

            Section 3.01 Letters of Credit.

                  (a) The L/C Issuer has established and issued, at the request of and on behalf of the Borrower, "Letters of Credit" (as defined in the Existing Revolving Credit Agreement) prior to the Effective Date, some of which remain outstanding on the Effective Date (immediately prior to the effectiveness of this Agreement). Upon the effectiveness of this Agreement, each such "Letter of Credit" shall automatically be deemed to be a "Letter of Credit" issued by the L/C Issuer on behalf of the Borrower under this Agreement. The Borrower has requested the L/C Issuer to continue to establish and open, from time to time, documentary and standby letters of credit, which shall not have expiration dates that exceed 364 days (or such longer period as may be approved by the Agent) from the date of issuance (the "Letters of Credit"), and the L/C Issuer has agreed to do so, subject to the terms hereof and each Letter of Credit Application (as hereinafter defined). The Borrower will be the account party for each application for a Letter of Credit, which shall be substantially in the form of Exhibit J hereto or on a computer transmission system approved by the L/C Issuer or such other written form or written transmission system as may from time to time be approved by the L/C Issuer, and shall be duly completed in a manner reasonably acceptable to the L/C Issuer, together with such other certificates, agreements, documents and other papers and information as the L/C Issuer may reasonably request (the "Letter of Credit Application"). In the event of any conflict between the terms of the Letter of Credit Application and this Agreement, unless otherwise expressly provided herein, the terms of this Agreement shall control.

                  (b) The aggregate Letter of Credit Obligations shall not exceed the lower of (i) the difference between (A) the Total Commitment and (B) the aggregate principal amount of Revolving Credit Loans then outstanding and
(ii) the difference between (A) the aggregate Borrowing Base and (B) the aggregate principal amount of the Revolving Credit Loans then outstanding. The terms and conditions of all Letters of Credit and all changes or modifications thereof by the Borrower and/or the L/C Issuer shall in all respects be subject to the prior approval of the Agent in the reasonable exercise of its sole and absolute discretion; provided, however, that (i) the expiry date of all Letters of Credit shall be no later than fifteen days prior to the Final Maturity Date unless, on or prior to fifteen days prior to the Final Maturity Date either (A) such Letters of Credit shall be cash collateralized in an amount equal to 105% of the face amount of such Letters of Credit by the deposit of cash in such amount in an account under the sole and exclusive control of the Agent for the benefit of the Agent and/or the L/C Issuer (the "Letter of Credit Collateral Account") or (B) the Borrower shall provide the Agent and the Lenders with an indemnification, in form and substance reasonably satisfactory to the Agent, from a commercial bank or other financial institution acceptable to the Agent for any Letter of Credit Obligations with respect to such Letters of Credit and
(ii) the Letters of Credit and all documentation in connection therewith shall be in form and substance reasonably satisfactory to the Agent and the L/C Issuer.

                  (c) The Agent shall have the right, without notice to the Borrower, to charge the Loan Account with the amount of any and all indebtedness, liabilities and obligations of any kind due and payable under this Agreement (including Reimbursement Obligations, indemnification for breakage costs, capital adequacy and reserve requirement charges due and payable under this Agreement) incurred by the L/C Issuer with respect to a Letter of Credit. Any amount charged to the Loan Account shall be deemed a Revolving Credit Loan hereunder made by the Lenders to the Borrower, funded by the Agent on behalf of the Lenders and subject to Section 2.05 of this Agreement. Any charges, fees, commissions, costs and expenses charged by the L/C Issuer in connection with or arising out of Letters of Credit or transactions relating thereto pursuant to the application and agreement for letter of credit or other related agreements or documents executed by the Borrower in connection with any such Letter of Credit will be charged by the Agent to the Loan Account in full and, when charged, shall be conclusive and binding on the Borrower absent manifest error. Each of the Lenders and the Borrower agrees that the Agent shall have the right to make such charges regardless of whether any Event of Default or Default shall have occurred and be continuing or whether any of the conditions precedent in
Section 5.02 have been satisfied.

                  (d) The Borrower unconditionally indemnifies the Agent, the L/C Issuer and each Lender and agrees to hold the Agent, the L/C Issuer and each Lender harmless from any and all loss, claim or liability incurred by the Agent, the L/C Issuer or any Lender arising from any transactions or occurrences relating to Letters of Credit, any drafts or acceptances thereunder, the Collateral relating thereto, and all Obligations in respect thereof, including any such loss or claim due to any action taken by the L/C Issuer, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct of the Agent, the L/C Issuer or any Lender as determined by a final judgment of a court of competent jurisdiction.

                  (e) None of the Agent, the Lenders and the L/C Issuer shall be responsible for the existence, character, quality, quantity, condition, value or delivery of the fuel, fuel by-products or other goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, value or delivery of such goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereof even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipments, or failure or omission to ship any or all of such goods referred to in the Letters of Credit or documents; any deviation from instructions, delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or any breach of contract between the shipper or vendors and the Borrower. Furthermore, without limiting any of the foregoing, none of the Agent, the L/C Issuer and the Lenders shall be responsible for any act or omission with respect to or in connection with any goods covered by any Letter of Credit.

                  (f) The Borrower agrees that any action taken by the Agent, the L/C Issuer or any Lender, if taken in good faith, under or in connection with the Letters of Credit, the drafts or acceptances, the guarantees or the Collateral, shall be binding on the Borrower and shall not put the Agent, the L/C Issuer or the Lenders in any resulting liability to the Borrower. In furtherance of the foregoing, the L/C Issuer shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefor), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances, all in the L/C Issuer's sole name, without any notice to or any consent from the Borrower or any Lender. The L/C Issuer shall use reasonable efforts to consult with the Borrower before taking any action pursuant to this Section 3.01(f).

                  (g) Without the L/C Issuer's express consent, the Borrower agrees: (i) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or Letter of Credit Applications; and (ii) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by the Agent, not to (A) clear and resolve any questions of non-compliance of documents, or (B) give any instructions as to acceptances or rejection of any documents or goods.

                  (h) The Borrower agrees that (i) any necessary and material import, export or other license or certificate for the import or handling of Inventory will have been promptly procured; and (ii) all foreign and domestic material governmental laws and regulations in regard to the shipment and importation of Inventory or the financing thereof will have been promptly and fully complied with, in each case, where the failure to obtain such certificate or license or the failure to comply with such laws and regulations would have a Material Adverse Effect; and any certificates in that regard that the Agent or the L/C Issuer may at any time reasonably request will be promptly furnished. In this connection, the Borrower warrants and represents that all shipments made under any Letters of Credit are in accordance with all material laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. As between the Borrower, on the one hand, and the Agent, the Lenders and the L/C Issuer, on the other hand, the Borrower assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. As between the Borrower, on the one hand, and the Agent, the Lenders and the L/C Issuer, on the other hand, any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where such Inventory is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Borrower's risk, liability and responsibility.

                  (i) Upon any payments made to the L/C Issuer by the Agent or the Lenders as reimbursement for payments made by the L/C Issuer under any Letter of Credit, the Agent or the Lenders, as the case may be, shall, without prejudice to their rights under this Agreement (including that such unreimbursed amounts shall constitute Revolving Credit Loans hereunder), acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Borrower in favor of the L/C Issuer in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent and the Lenders and apply in all respects to the Agent and the Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.

            Section 3.02 Participations.

                  (a) Purchase of Participations. Immediately upon issuance by the L/C Issuer of any Letter of Credit pursuant to this Agreement, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the L/C Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Share, in all obligations of the L/C Issuer in such Letter of Credit (including, without limitation, all Reimbursement Obligations of the Borrower with respect thereto pursuant to the Letters of Credit, the Letters of Credit Applications or otherwise).

                  (b) Sharing of Payments. In the event that the L/C Issuer makes any payment in respect of a Letter of Credit and the Borrower shall not have repaid such amount to the Agent for the account of the L/C Issuer, the Agent shall charge the Loan Account in the amount of the Reimbursement Obligation, in accordance with Sections 3.01(c) and 4.02.

                  (c) Obligations Irrevocable. The obligations of a Lender to make payments to the Agent for the account of the L/C Issuer with respect to a Letter of Credit shall be irrevocable, without any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                        (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                        (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in such Letter of Credit or any transferee of such Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the L/C Issuer, any Lender, or any other Person, whether in connection with this Agreement, such Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other party and the beneficiary named in such Letter of Credit);

                        (iii) any draft, certificate or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                        (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                        (v) any failure by the L/C Issuer or the Agent to provide any notices required pursuant to this Agreement relating to such Letter of Credit;

                        (vi) any payment by the L/C Issuer under any of the Letters of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

                        (vii) the occurrence of any Default or Event of Default.

            Section 3.03 Issuance of Letters of Credit; Fees.

                  (a) Request for Issuance. The Borrower may from time to time, upon notice not later than 12:00 noon, New York City time, at least three Business Days in advance, request the L/C Issuer to establish or open a Letter of Credit by delivering to the Agent, with a copy to the L/C Issuer, a letter of credit application, together with any necessary related documents. The Agent shall direct the L/C Issuer not to issue a Letter of Credit if the Agent shall have received written notice from the Required Lenders on the Business Day immediately preceding the proposed issuance date for such Letter of Credit that one or more of the conditions precedent in Section 5.02 will not have been satisfied on such date, and neither the L/C Issuer nor the Agent shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.02 have been satisfied.

                  (b) Letters of Credit Fees.

                        (i) The Borrower shall pay to the Agent for the account of the L/C Issuer a nonrefundable administration fee (a "Letter of Credit Administration Fee") for each Letter of Credit issued hereunder and for each amendment to a Letter of Credit that increases the stated amount of such Letter of Credit, such Fee to be equal to 1/8 of 1% of the initial stated amount of such Letter of Credit or the increase in the stated amount of such existing Letter of Credit, as the case may be. The Letter of Credit Administration Fee shall be payable, in the case of the issuance of a Letter of Credit, in advance of or prior to the issuance of such Letter of Credit and, in the case of an amendment of an existing Letter of Credit, in advance of or prior to the amendment of such existing Letter of Credit. In addition, the Borrower shall pay to the Agent for the account of the Lenders, in accordance with the Lenders' Pro Rata Shares (x) for each Letter of Credit issued hereunder, a nonrefundable issuance fee (a "Letter of Credit Issuance Fee") equal to 2.50% per annum of the stated amount of such Letter of Credit, and (y) for any amendment to an existing Letter of Credit that increases the stated amount of such Letter of Credit, a nonrefundable amendment fee (a "Letter of Credit Amendment Fee") equal to 2.50% per annum of the increase in the stated amount of such Letter of Credit. Each Letter of Credit Issuance Fee and Letter of Credit Amendment Fee shall be payable as follows: (i) 100% of such fee, less the portion of such fee which would accrue during the final five (5) days of the Letter of Credit, shall be payable in advance of or prior to the issuance (or in the case of an amendment, the effective date of such amendment) of such Letter of Credit, and (ii) the remainder shall be payable upon the expiration or termination of such Letter of Credit.

                        (ii) L/C Issuer Charges. The Borrower shall pay to the L/C Issuer the standard charges from time to time assessed by the L/C Issuer in connection with the issuance, administration, amendment, payment or cancellation of Letters of Credit.

                        (iii) Charges to Loan Account. The Borrower hereby authorizes the Agent to, and the Agent may, from time to time, charge the Loan Account pursuant to Sections 3.01(c) and 4.02 of this Agreement with the amount of any Letter of Credit Fees or other charges due under this
      Section 3.03.

                                   ARTICLE IV

                      FEES, PAYMENTS AND OTHER COMPENSATION

            Section 4.01 Audit and Collateral Monitoring Fees. Each Company acknowledges that the Agent and any Collateral Agent may upon reasonable notice to such Company conduct audits and/or field examinations of such Company at any reasonable time and from time to time in a manner so as to not unduly disrupt the business of such Company, provided that such notice shall not be required if an Event of Default has occurred and is continuing. The Borrower agrees to pay, for the account of the Agent, the reasonable charges of each examiner plus the examiner's reasonable out-of-pocket costs and expenses incurred in connection with all such visits, inspections, audits and examinations.

            Section 4.02 Payments; Computations and Statements.

                  (a) The Borrower will make each payment hereunder and under the Revolving Credit Notes not later than 11:00 a.m. (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Agent at the Payment Office. All payments received by the Agent after 11:00 a.m. (New York City time) on any Business Day will be credited to the relevant Loan Account on the next succeeding Business Day. All payments shall be made by the Borrower without defense, set-off or counterclaim to the Agent and the Lenders. Except as provided in Section 2.05, after receipt, the Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender in each case to be applied in accordance with the terms of this Agreement, provided that the Agent will cause to be distributed all interest and fees received from or for the account of the Borrower not less than once each month and in any event promptly after receipt thereof. Any amounts not paid to a Lender in accordance with the preceding sentence following receipt by the Agent (to the extent such amounts exceed $500,000 in the aggregate) shall accrue interest from the date such amount is received by the Agent until the date such amount is paid to such Lender, at a rate per annum equal to the Federal Funds Rate for three Business Days and thereafter at the Prime Rate. The payment by the Borrower of any amount to the Agent for the account of the Lenders shall discharge the obligation of the Borrower for such amount, whether or not received by the Lenders, to the extent that such payment is made in immediately available funds, such amount is not required to be returned to the Borrower under any applicable bankruptcy law or other law and the distribution of such amount shall not be enjoined. The Lenders and the Borrower hereby authorizes the Agent to, and the Agent may, from time to time, charge the Loan Account of the Borrower (or any sub-account thereof) with any amount due and payable by Borrower under any Loan Document to which Borrower is a party. Each of the Lenders and the Borrower agree that the Agent shall have the right to make such charges whether or not any Event of Default or Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied. Any amount charged to the Loan Account of the Borrower shall be deemed a Revolving Credit Loan hereunder made by the Lenders to the Borrower, funded by the Agent on behalf of the Lenders and subject to Section 2.05 of this Agreement. The Lenders and the Borrower confirm that any charges which the Agent may so make to the Loan Account of the Borrower as herein provided will be made as an accommodation to the Borrower and solely at the Agent's discretion. It is expressly understood and agreed by the Companies that the Agent and the Lenders shall have no responsibility to inquire into the correctness of the application apportionment, allocation or disposition of the proceeds of Revolving Credit Loans or Letters of Credit by or at the direction of the Borrower or any fees, costs or expenses for which the Borrower is obligated under this Agreement. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of a Eurodollar Loan to be made in the next following calendar month, such payment shall be made on the next preceding Business Day. All computations of fees shall be made by the Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

                  (b) The Agent shall use good faith efforts to provide the Borrower and each Lender, promptly after the end of each calendar month, a summary statement (in the form from time to time used by Agent) of the opening and closing daily balances in the Loan Account during such month, the amounts and dates on all Revolving Credit Loans and Agent Advances made during such month, the amounts and dates of all payments on account of the Revolving Credit Loans to the Borrower during such month and the Revolving Credit Loans to which such payments were applied, the amount of interest accrued on the Revolving Credit Loans to the Borrower during such month, any Letters of Credit issued by the L/C Issuer for the account of the Borrower during such month, specifying the face amount thereof, the amount of charges to the Loan Account and/or Revolving Credit Loans made to the Borrower during such month to reimburse the Lenders for drawings made under Letters of Credit, and the amount and nature of any charges to such Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall, 30 days after the same is sent, be presumed to be correct and shall constitute presumptive evidence of the information contained in such statement and shall be final and conclusive absent manifest error.

            Section 4.03 Sharing of Payments, Etc. Except as provided in Section
2.05 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith deliver such excess amount to the Agent and the Agent shall promptly distribute such amount in accordance with the terms hereof and in compliance with the terms of the Intercreditor Agreement.

            Section 4.04 Apportionment of Payments.

                  (a) Subject to Sections 2.05 and 12.01 hereof, all payments of principal and interest in respect of outstanding Revolving Credit Loans, all payments in respect of the Reimbursement Obligations, all payments of fees (other than the Agent's Fees, the Letter of Credit Administration Fees, fees with respect to Letters of Credit provided for in Section 3.03(b)(ii) and the audit and collateral monitoring fees provided for in Section 4.01) and all other payments in respect of any other Obligations, shall be allocated by the Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Revolving Credit Loans or Letter of Credit Obligations, as designated by the Person making payment when the payment is made.

                  (b) After the occurrence and during the continuance of an Event of Default, the Agent may, and upon the direction of the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement and the Intercreditor Agreement, in such order and in such proportions as the Agent may determine in its sole and absolute discretion.

            Section 4.05 Increased Costs and Reduced Return.

                  (a) If any Lender or the L/C Issuer shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by the L/C Issuer or any Lender or any Affiliate of such Lender or the L/C Issuer with any directive of or guideline from any central bank or other Governmental Authority or the introduction of or change in any accounting principles applicable to the L/C Issuer or any Lender or any Affiliate of such Lender or the L/C Issuer (in each case, whether or not having the force of law), shall (i) change the basis of taxation of payments to the L/C Issuer or any Lender or any Affiliate of such Lender or the L/C Issuer of any amounts payable hereunder (except for taxes on the overall net income of the L/C Issuer or any Lender or any Affiliate of such Lender or the L/C Issuer),
(ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Revolving Credit Loan or Letter of Credit or against assets of or held by, or deposits with or for the account of, or credit extended by, the L/C Issuer or any Lender, or any Affiliate of such Lender or the L/C Issuer or (iii) impose on the L/C Issuer or any Lender or any Affiliate of such Lender or the L/C Issuer any other condition regarding this Agreement or any Revolving Credit Loan or Letter of Credit, and the result of any event referred to in clause (i), (ii) or (iii) above shall be to increase the cost to the L/C Issuer or any Lender of making any Revolving Credit Loan or issuing, guaranteeing or participating in any Letter of Credit, or to reduce any amount received or receivable by the L/C Issuer or any Lender hereunder, then, upon demand by the L/C Issuer or such Lender, the Borrower shall pay to the L/C Issuer or such Lender such additional amounts as will compensate the L/C Issuer or such Lender for such increased costs or reductions in amount, together with interest on such additional amounts.

                  (b) If any Lender or the L/C Issuer shall have determined that any Capital Guideline or adoption or implementation of, or any change in, any Capital Guideline by the Governmental Authority charged with the interpretation or administration thereof, or compliance by the L/C Issuer, any Lender or any Affiliate of such L/C Issuer or any Lender with any Capital Guideline or with any request or directive of any such Governmental Authority with respect to any Capital Guideline, or the implementation of, or any change in, any applicable accounting principles (in each case, whether or not having the force of law), either (i) affects or would affect the amount of capital required or expected to be maintained by the L/C Issuer, any Lender or any Affiliate of such L/C Issuer or any Lender, and the L/C Issuer or any Lender determines that the amount of such capital is increased as a direct or indirect consequence of any Revolving Credit Loans made or maintained, Letters of Credit issued or any guaranty or participation with respect thereto, or the L/C Issuer's, any Lender's or any such Person's Affiliate's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on the L/C Issuer's, any Lender's, or any such Person's Affiliate's capital to a level below that which such L/C Issuer, such Lender or such Affiliate could have achieved but for such circumstances as a consequence of any Revolving Credit Loans made or maintained, Letters of Credit issued, or any guaranty or participation with respect thereto or any agreement to make Revolving Credit Loans, to issue Letters of Credit or such L/C Issuer's, such Lender's, or such Person's Affiliate's other obligations hereunder (in each case, taking into consideration such L/C Issuer's, such Lender's or such Affiliate's policies with respect to capital adequacy), then, upon demand by the L/C Issuer or any Lender, the Borrower shall pay to the L/C Issuer or such Lender from time to time such additional amounts as will compensate the L/C Issuer or such Lender for such cost of maintaining such increased capital or such reduction in the rate of return on such L/C Issuer's, such Lender's or such Affiliate's capital.

                  (c) All amounts payable under this Section 4.05 shall bear interest from the date that is three Business Days after the date of demand by the L/C Issuer or a Lender until payment in full to the L/C Issuer or such Lender at the Post-Default Rate. A certificate of the L/C Issuer or any Lender claiming compensation under this Section 4.05 specifying the event herein above described and the nature of such event shall be submitted by the L/C Issuer or such Lender to Borrower, setting forth the additional amount due and an explanation of the calculation thereof, the L/C Issuer's or such Lender's reasons for invoking the provisions of this Section 4.05, and shall be final and conclusive absent manifest error. The Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to subsections (a) or (b) of this
Section 4.05 for any amounts incurred more than 12 months prior to the date that such Lender or the L/C Issuer notifies the Borrower of such Person's intention to claim compensation therefor, provided that if the circumstances giving rise to such claim have a retroactive effect, then such 12 month period shall be extended to include the period of such retroactive effect with respect to such claim.

                                   ARTICLE V

                  CONDITIONS OF EFFECTIVENESS, LETTER OF CREDIT
                              ISSUANCE AND LENDING

            Section 5.01 Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent:

                  (a) Payment of Fees, Etc. The Borrower shall have paid on or before the Effective Date, all fees, costs, expenses and taxes then due and payable by the Borrower pursuant to Sections 2.08, 3.03 and 12.05 hereof.

                  (b) Representations and Warranties; No Event of Default. The representations and warranties contained in Section 6.01 of this Agreement and in each other Loan Document and certificate or other writing delivered to the Agent, the Lenders or the L/C Issuer pursuant hereto on or prior to the Effective Date shall be true and correct on and as of the Effective Date as though made on and as of such date; and no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement becoming effective in accordance with its terms.

                  (c) Legality. The effectiveness of this Agreement shall not contravene any law, rule or regulation applicable to the Agent, the Lenders or the L/C Issuer.

                  (d) Repayment of the Existing Indebtedness. The Agent shall have received evidence satisfactory to it that (i) the "Term Loans" (as defined in the Existing Term Loan Agreement), all accrued and unpaid interest thereon and all other "Obligations" (as defined in the Existing Term Loan Agreement) shall have been paid in full, and the Existing Term Loan Agreement shall have been terminated (except for those provisions that by their terms survive termination), and (ii) the "Revolving Credit Loan" (as defined in the Existing Revolving Credit Agreement) and all accrued and unpaid interest thereon shall have been paid in full.

                  (e) Delivery of Documents. The Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Effective Date:

                        (i) counterparts to this Agreement, duly executed by the Borrower, each Guarantor Company and the Lenders;

                        (ii) an amended Revolving Credit Notes payable to the order of each Lender, in each case duly executed by the Borrower and delivered by the Borrower;

                        (iii) an Acknowledgment and Consent, duly executed by each Investor party thereto, consenting to the transactions contemplated by this Agreement and all other agreements, instruments and other documents executed in connection with the foregoing, and acknowledging that each Guaranty and each other Loan Document to which such Investor is a party shall remain in full force and effect;

                        (iv) amended and restated Schedules to this Agreement and the other Loan Documents;

                        (v) the Security Agreement, duly executed by each Company;

                        (vi) the Pledge Agreement, duly executed by each Company.

                        (vii) the Contribution Agreement, duly executed by each Company.

                        (viii) UCC financing statement amendments, in appropriate form for filing, and to the extent deemed necessary by the Agent in its sole discretion, UCC financing statements, in appropriate form for filing, in each case duly filed in such office or offices as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect the security interests purported to be created by the Security Documents;

                        (ix) UCC, tax and judgment lien search reports in all relevant jurisdictions, listing all effective financing statements which name as debtor any Loan Party, (as determined by the Agent) and which are filed in the offices referred to in paragraph (vi) hereof, together with copies of such financing statements, none of which, except as set forth on
      Schedule 7.02(a)(ii) hereto, shall cover any of the Collateral;

                        (x) an amendment to each Mortgage, duly executed and in appropriate form for recording, in each case, in the offices set forth in
      Schedule 5.01(e)(x) and such other offices as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect the security interests purported to be created by such Mortgage;

                        (xi) a certified copy of each Term Loan Document and each legal opinion delivered thereunder, as in effect on the date hereof, together with all exhibits and schedules thereto;

                        (xii) the Intercreditor Agreement, duly executed by the Agent, the Collateral Agents and CSFB;

                        (xiii) a copy of the resolutions adopted by the Board of Directors or equivalent governing body of each Loan Party, certified as of the Effective Date by authorized officers thereof, authorizing (x) the borrowings hereunder and the transactions contemplated by this Agreement and the other documents, instruments and agreements executed and/or to be delivered in connection herewith or therewith, and (y) the execution, delivery and performance by each Loan Party of this Agreement and the other documents, instruments and agreements executed and/or to be delivered in connection herewith or therewith;

                        (xiv) a certificate of an authorized officer of each Loan Party, certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement and the other agreements, instruments and documents to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith, together with evidence of the incumbency of such authorized officers;

                        (xv) a certificate, dated as of a date (A) not more than thirty days prior to the Effective Date, of the appropriate official(s) of the states of incorporation, and (B) not more than ninety days prior to the Effective Date, of the appropriate official(s) of each state of foreign qualification of each Loan Party, in each case, certifying as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such states and listing all charter documents of such Loan Party on file with such official(s), together with confirmation by telephone or telegram (where available) on the Effective Date from such official(s) as to such matters;

                        (xvi) a copy of the charter, certificate of formation or other organizational document of each Loan Party, certified by the appropriate official(s) of the state of organization of such Loan Party and as of the Effective Date by an authorized officer of such Loan Party;

                        (xvii) a copy of the by-laws, limited liability agreement or limited partnership agreement or equivalent, of each Loan Party, certified as of the Effective Date by an authorized officer of such Loan Party;

                        (xviii) an opinion of Bracewell and Patterson LLP, counsel to the Loan Parties, as to such matters as the Agent may reasonably request;

                        (xix) a certificate of the chief executive officer or the chief financial officer of the Borrower, certifying as to the matters set forth in subsection (b) of this Section 5.01;

                        (xx) copies of the insurance policies or a binder with respect to such insurance policies and certificates of insurance evidencing such insurance on the property of the Companies as is required by Section 7.01(h) hereof naming the Agent as additional insured and loss payee, using a long form loss payee endorsement, for all insurance maintained by the Companies; such policies shall include, without limitation, Clean up Cost Containment Insurance and Environmental, Response, Compensation and Liability Insurance (ERCLIP) for both prior and future Environmental Costs, with an aggregate limit of not less than $40,000,000;

                        (xxi) an updated certificate of an authorized officer of the Borrower certifying the names and true signatures of those officers of the Borrower that are authorized to provide Notices of Borrowings, Letter of Credit Applications and all other notices under this Agreement and the Loan Documents;

                        (xxii) each Credit Card Depository Account Agreement and Depository Account Agreement to the extent that such agreement was not previously delivered to the Agent;

                        (xxiii) a true and complete copy of each lease pursuant to which SCS leases properties listed on Schedule 6.01(q) to the extent that such lease was not previously delivered to the Agent pursuant to which SCS is a party;

                        (xxiv) certified copies of each credit card agreement (to the extent not previously delivered to the Agent) to which SCS is a party;

                        (xxv) a copy of the projections required by Section 7.01(a)(vii);

                        (xxvi) a certified copy of each Material Contract of the Companies, in each case, to the extent such Material Contract was not in effect on the Existing Effective Date, was otherwise not delivered under the Existing Revolving Credit Agreement or was amended subsequent to the Existing Effective Date, and not otherwise specified in this Section 5.01;

                        (xxvii) a certified copy of the Management Agreement;

                        (xxviii) a copy of each of the items referred to in Sections 4.01(m), (n), (p), (q) and (r) of the Term Loan Agreement; and

                        (xxix) such other agreements, instruments, approvals, opinions and other documents as the Agent may reasonably request including, without limitation, all inter-company management services agreements among the Borrower and the Guarantors or between the Borrower and third parties.

                  (f) Proceedings; Receipt of Documents. All proceedings in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be satisfactory to the Agent and its special counsel, and the Agent and such special counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Agent or such special counsel may reasonably request.

                  (g) Audit. The Agent may, at its option, obtain an update of the audit and field examination of the Accounts Receivable and Inventory of the Borrower and the Agent shall be satisfied (in its sole discretion) with the results of such updated audit and field examination.

                  (h) Material Adverse Effect. The Lenders shall have determined, in their sole judgment, that no event or development has occurred after September 30, 2003 that may have a Material Adverse Effect.

                  (i) Additional Availability. After giving effect to all Revolving Credit Loans made on the Effective Date and the Letters of Credit issued on such date, (i) the aggregate Availability shall not be less than $10,000,000, and (ii) all liabilities of the Borrower shall be current. The Borrower shall deliver to the Agent a certificate of the chief financial officer of the Borrower certifying as to the matters set forth in clauses (i) and (ii) of this Section 5.01(i) and containing the calculations thereof.

                  (j) Term Loan Facility. (i) The Term Loan Agreement shall have been executed and delivered by each party thereto, (ii) each condition precedent to the effectiveness of the Term Loan Agreement and the making of the Term Loans (other than the effectiveness of this Agreement) shall have been satisfied and
(iii) upon the effectiveness of this Agreement and making of the initial Revolving Credit Loan requested by the Borrower hereunder, the Borrower shall have received net cash proceeds from the Term Loan of at least $100,000,000 (less fees, costs and expenses incurred in connection with the Term Loan Documents) pursuant to the Term Loan Documents.

            Section 5.02 Conditions Precedent to Revolving Credit Loans and Letters of Credit. As a condition precedent to the Agent or any Lender making any Revolving Credit Loan (excluding the continuation or conversion of any Revolving Credit Loan in accordance with Section 2.11 hereof), or the L/C Issuer establishing or opening any Letter of Credit, each of the following conditions precedent shall be fulfilled in a manner satisfactory to the Agent;

                  (a) Payment of Fees, Etc. The Borrower shall have paid all fees, costs, expenses and taxes then payable by the Borrower pursuant to Sections 2.08, 3.03 and 12.05 hereof.

                  (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Borrower to the Agent of a Notice of Borrowing with respect to a Revolving Credit Loan and the Borrower's acceptance of the proceeds of such Revolving Credit Loan, or the submission by the Borrower of a Letter of Credit Application with respect to a Letter of Credit and the issuance of such Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Revolving Credit Loan and the date of the issuance of such Letter of Credit that (i) the representations and warranties contained in Section 6.01 of this Agreement and in each other Loan Document and certificate or other writing delivered to either Collateral Agent, the Agent, the L/C Issuers or the Lenders pursuant hereto on or prior to the date of such Revolving Credit Loan or Letter of Credit are true and correct on and as of the date of such Revolving Credit Loan or the date of the issuance of such Letter of Credit as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case any such representation or warranty shall be true and correct on and as of such earlier date); and (ii) no Event of Default or Default has occurred and is continuing or would result from the making of the Revolving Credit Loan to be made on such date or the issuance of the Letter of Credit to be issued on such date.

                  (c) Legality. The making of such Revolving Credit Loan or the issuance of such Letter of Credit shall not contravene any law, rule or regulation applicable to the Agent, the Lenders or the L/C Issuers, as the case may be.

                  (d) Notices. Except in the case of a deemed borrowing of a Revolving Credit Loan pursuant to Section 3.01(c), the Agent shall have received
(i) in the case of a borrowing, a Notice of Borrowing pursuant to Section 2.03 hereof no later than 12:00 noon (New York City time) three Business Days prior to the date of the proposed borrowing, (ii) in the case of the issuance of a Letter of Credit, a Letter of Credit Application pursuant to Section 3.03 hereof not later than 12:00 noon (New York City time) three Business Days prior to the proposed date of issuance of a Letter of Credit, and (iii) a copy of any notices required to be delivered to the Agent pursuant to Section 7.01(a)(xv).

                  (e) Delivery of Documents. The Agent shall have received such other agreements, instruments, approvals, opinions and other documents, each in form and substance reasonably satisfactory to the Agent, as the Agent may reasonably request.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

            Section 6.01 Representations and Warranties. Each Company represents and warrants as follows:


                  (a) Organization, Good Standing, Etc. Each Company (i) is a corporation, limited liability company or limited partnership (as applicable) duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to make the borrowings hereunder (in the case of the Borrower) and to consummate the transactions contemplated by the Loan Documents and the other Transaction Documents to which it is a party, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to so qualify individually or in the aggregate is not reasonably likely to have a Material Adverse Effect.

                  (b) Authorization, Etc. The execution, delivery and performance by each Company of each Loan Document and each other Transaction Document to which it is a party, (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene, in the case of a corporation, its charter or by-laws, in the case of a limited liability company, its certificate of formation and limited liability operating agreement, or any applicable equivalent document, and in the case of a limited partnership, its certificate of limited partnership and limited partnership agreement, or any applicable equivalent document, or any applicable law or any material contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any such Loan Document or Term Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties except where such suspension, revocation, impairment, forfeiture or nonrenewal is not reasonably likely to have a Material Adverse Effect.

                  (c) Governmental Approvals. No authorizations, approval or consent of or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by each Company of any Loan Document or other Transaction Document to which it is or will be a party or for the validity or enforceability thereof.

                  (d) Enforceability of Transaction Documents. This Agreement is, and each other Loan Document and other Transaction Document to which each Company is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Company, enforceable against such Company in accordance with its terms except to the extent that the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally, the enforcement of creditors' rights and remedies and by general principles of equity.

                  (e) Inventory Locations; Places of Business; Chief Executive Office. There is no location at which the Borrower has any Inventory (except for Inventory in transit and other Inventory with an aggregate market value for all such Inventory not in excess of $500,000) other than (i) those locations listed on Part A of Schedule 6.01(e) hereto and (ii) any other locations approved in writing by the Agent pursuant to the definition of "Eligible Inventory." Part B of Schedule 6.01(e) hereto contains a true, correct and complete list, as of the Effective Date, of the legal names and addresses of each storage facility at which Inventory of the Borrower is stored. None of the receipts received by the Borrower from any storage facility states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns. Part C of Schedule 6.01(e) sets forth a complete and accurate list as of the date hereof of (A) each place of business of each Company; and (B) the chief executive office of each Company. Part D of
Schedule 6.01(e) sets forth a complete and accurate description and list as of the date hereof of the location, by state and street address, of all real property owned and leased by each Company and its Subsidiaries.

                  (f) Subsidiaries. Schedule 6.01(f) hereto is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of the Companies and each Subsidiary of the Companies in existence on the date hereof. Except as provided in Schedule 6.01(f) hereto, all shares of such stock owned by the Loan Parties or one or more Subsidiaries of the Companies, as indicated in such Schedule, are owned free and clear of all Liens other than Liens created by the Loan Documents or the Term Loan Documents and Permitted Liens described in clause (iii), (iv), (x) or (xi) of Section 7.02(a) hereof.

                  (g) Litigation. As of the Effective Date, there is no pending or, to the best of the Companies' knowledge threatened action, suit or proceeding affecting the Companies or any of their Subsidiaries before any court or other Governmental Authority or any arbitrator, except as set forth on
Schedule 6.01(g) hereto and except for actions, suits and proceedings seeking money damages of less than $1,000,000 in the aggregate. There is no pending or, to the best of the Companies' knowledge, threatened action, suit or proceeding affecting the Companies or any of their Subsidiaries before any court or other Governmental Authority or any arbitrator which may have a Material Adverse Effect.

                  (h) Financial Condition.

                        (i) The Financial Statements, copies of which have been delivered to the Lenders, fairly present in all material respects the financial condition of the Companies and their Subsidiaries as at the respective dates thereof and the results of operations of the Companies and their Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP, and since December 31, 2002, there has been no event or development that has had or may reasonably be expected to have a Material Adverse Effect.

                        (ii) The Borrower has heretofore furnished to the Agent and the Lenders the Business Plan and projected pro forma balance sheets, income statements and statements of cash flow for the period from December 31, 2003 to December 31, 2010, prepared on an annual basis, and the Business Plan and such projections were believed at the time furnished to be reasonable, have been prepared on a reasonable basis and in good faith by the Borrower, and have been based on assumptions believed by the Borrower to be reasonable at the time made and upon the best information then reasonably available to the Borrower.

                  (i) Compliance with Law, Etc. Neither (i) the Borrower nor any other Company is in violation of its charter, by-laws, limited partnership agreement or limited liability agreement (as applicable) or (ii) any law or any material term of any agreement or instrument binding on or otherwise affecting it or any of its properties except where, in the case of clause (ii) of this
Section 6.01(i), such violation of an instrument or agreement is not reasonably likely to result in a Material Adverse Effect.

                  (j) ERISA. Schedule 6.01(j) hereto sets forth each Employee Plan and Multiemployer Plan. Except as set forth on Schedule 6.01(j) hereto, (i) each Employee Plan is in substantial compliance with the applicable provisions of ERISA and the Internal Revenue Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Agent, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) no Employee Plan had an accumulated or waived funding deficiency or permitted decreases or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code at any time during the previous 60 months, and (v) no Lien imposed under the Internal Revenue

Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Internal Revenue Code at any time during the previous 60 months. Except as set forth on Schedule 6.01(j) hereto, neither the Companies nor any of their respective ERISA Affiliates, have incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, and the Companies are not aware of any facts indicating that any Company or any of their respective ERISA Affiliates may in the future incur any such withdrawal liability. Except as required by Section 4980B of the Internal Revenue Code or as otherwise set forth on Schedule 6.01(j) hereto, neither the Companies nor any of their respective ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Companies or any of their respective ERISA Affiliates or coverage after a participant's termination of employment. Neither the Companies nor any of their respective ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied.

                  (k) Taxes, Etc. All Federal, state and local tax returns and other reports required by applicable law to be filed by the Companies have been filed, and all taxes, assessments and other governmental charges imposed upon the Companies or any property of the Companies and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

                  (l) Regulations T, U and X. None of the Companies is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Revolving Credit Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  (m) Nature of Business. The Companies are not engaged in any business other than (i) in the case of the Companies, the ownership or leasing of the Fixed Assets, (ii) in the case of the Borrower, the manufacturing, processing, distribution and marketing of fuel, fuel by-products, diesel, gas, asphalt and related goods and products and other businesses incidental thereto and (iii) in the case of SCS, the ownership or leasing of all of the personal and real property owned or leased by it, the operation of convenience stores and retail gasoline stations under the trade name "7-Eleven" and pursuant to the 7-Eleven License Agreement and other businesses incidental thereto. No Company is engaged in the sale of Hydrocarbon Products other than the Borrower, SCS and its Subsidiaries.

                  (n) Adverse Agreements, Etc. Neither the Companies nor any of their respective Subsidiaries is a party to any agreement or instrument, or subject to any charter or other organizational restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority or regulatory body, which has or, to the best knowledge of any Company in the future is reasonably likely to result in, a Material Adverse Effect.

                  (o) Holding Company and Investment Company Acts. None of the Companies is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                  (p) Permits, Etc. Each Company has all material permits, licenses, authorizations and approvals required for it lawfully to own and operate its business.

                  (q) Title to Properties. Each Company has good and marketable title to all of its personal properties and assets, and good and indefeasible title to all of its real property assets, in all cases, free and clear of all Liens, except for Permitted Liens.

                  (r) Full Disclosure. No Loan Document or schedule or exhibit thereto and, subject to Section 6.01(h)(ii) in the case of financial projections, no certificate, report, statement or other document or information furnished in writing by or on behalf of the Companies to the Lenders in connection herewith or with the consummation of the transactions contemplated hereby, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading in any material respect. There is no fact reasonably likely to result in a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a Schedule hereto.

                  (s) Operating Lease Obligations. The Companies do not have any obligations as lessee for the payment of rent for any real or personal property other than the Operating Lease Obligations set forth in Schedule 6.01(s) hereto.

                  (t) Environmental Matters. (i) The operations of the Companies are in material compliance with all applicable Environmental Laws; (ii) there has been no Release at any of the properties owned or operated by any Company or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Company or any predecessor in interest except, in each case, where the Release would not reasonably be expected to have a Material Adverse Effect; (iii) no Environmental Actions have been asserted against any Company or any predecessor in interest which is reasonably likely to have a Material Adverse Effect, nor does any Company have knowledge or notice of any threatened or pending Environmental Action against any Company or any predecessor in interest which is reasonably likely to have a Material Adverse Effect; (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Company or any predecessor in interest which are reasonably likely to result in a Material Adverse Effect; and (v) the Companies have caused to be delivered or made available to the Agent true and complete copies of all environmental reports, studies, investigations or material correspondence regarding any Releases, violations of Environmental Law or Environmental Costs of or by any of the Companies or any environmental conditions at any of the properties owned or leased by any of the Companies, which are in possession of any Company or any of their agents.

                  (u) Schedules. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate and does not omit to state any information material thereto.

                  (v) Insurance. The Companies keep their properties adequately insured and maintain (i) insurance to such extent and against such risks, including, flood, fire and environmental hazards, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by them, and (iv) such other insurance as may be required by law or as may be reasonably required in writing by the Agent.

                  (w) Use of Proceeds. The proceeds of the Revolving Credit Loans (i) were and shall continue to be used (A) to make certain intercompany loans to the extent permitted by Section 7.02(f), (B) for working capital in the ordinary course of business of the Borrower and its Subsidiaries, (C) to issue a Letter of Credit for the benefit of the Term Loan Agent in the amount of the Debt Service Support Requirement, (ii) shall be used to pay fees and expenses in connection with this Agreement and the transactions contemplated hereby, and
(iii) for other purposes permitted herein.

                  (x) Security Interests. The Security Documents create in favor of the Collateral Agents, for the benefit of the Lenders, a legal, valid and enforceable security interest in and Lien upon the Collateral. Each such security interest and Lien granted pursuant to a Security Document is, and upon the filing of the UCC financing statements described in Section 5.01(e), the recording of the Assignment For Security (Patents) and the Assignment For Security (Trademarks), referred to in the Security Agreements, in the United States Patent and Trademark Office, the recording of the amendments to the Mortgages referred to in Section 5.01(e)(x) in the offices set forth in Schedule 5.01(e)(x) hereto, such security interests in and Liens on the Collateral granted thereby (other than Collateral with an aggregate market value not in excess of $500,000) shall be, perfected, first priority security interests (subject to Permitted Liens and to the priorities set forth in the Intercreditor Agreement), and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (i) the filing of continuation statements in accordance with applicable law and as set forth in the relevant Security Documents, (ii) the recording of an Assignment For Security (Patents) and an Assignment For Security (Trademarks) pursuant to the Security Agreements in the United States Patent and Trademark Office, with respect to after-acquired U.S. applications and registrations for patents and trademarks, respectively, and
(iii) the registration of all U.S. copyrights and the recordation of appropriate evidence of the Security Interest in the United States Copyright Office.

                  (y) Trade names. Schedule 6.01(y) hereto sets forth a complete and accurate list as of the Effective Date of all trade names used by the Companies and their Subsidiaries.

                  (z) Solvency. After giving effect to the transactions contemplated or required to occur by the terms of the Transaction Documents, (i) the Borrower is, individually, and together with its Subsidiaries, Solvent, and (ii) each of the Companies, together with their Subsidiaries and on a consolidated basis, are Solvent.

                  (aa) Material Contracts. Set forth on Schedule 6.01(aa) hereto is a complete and accurate list as of the Effective Date of all Material Contracts of the Companies and their Subsidiaries, showing the parties thereto and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Company that is a party thereto and, to the best of such Company's knowledge, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and (iii) there exists no default under any Material Contract by any Company thereto or, to the Companies' knowledge, any other party thereto.

                  (bb) Employee and Labor Matters. (i) There is (A) no unfair labor practice complaint pending or, to the best knowledge of any Company, threatened against the Borrower or any other Company before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against the Borrower or any other Company which arises out of or under any collective bargaining agreement, (B) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against the Borrower or any other Company and (C) to the best knowledge of each Company, no union representation question existing with respect to the employees of the Borrower or any other Company and no union organizing activity taking place with respect to any of the employees of any of them.

                  (cc) Customers and Suppliers. There exists no actual or, to the knowledge of any Company, threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (A) the Borrower or any of its Subsidiaries, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with the Borrower or any such Subsidiary are individually or in the aggregate material to the business or operations of the Borrower or any of its Subsidiaries, or (B) the Borrower or any of its Subsidiaries, on the one hand, and any material supplier thereof, on the other hand; and there exists no present state of facts or circumstances that could reasonably be expected to give rise to or result in any such termination, cancellation, limitation, modification or change.

                  (dd) Certain Transaction Documents. The Borrower has delivered to the Agent a complete and correct copy, as of the Effective Date, of each Term Loan Document, each Lease Document and each License Agreement, including all schedules and exhibits thereto and all agreements, instruments or other documents evidencing or governing any Capital Stock or Indebtedness issued in connection therewith. Each Term Loan Document, Lease Document and License Agreement sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby. The execution, delivery and performance of each Term Loan Document, Lease Document and License Agreement has been duly authorized by all necessary action (including, without limitation, the obtaining of any consent of stockholders or other holders of Capital Stock or other Person required by law or by any applicable corporate or other organizational documents) on the part of each Company party thereto and to the best of the Companies' knowledge, each other Person party thereto. No authorization or approval or other action by, and no notice to filing with or license from, any

Governmental Authority is required for such execution, delivery and performance other than such as have been obtained on or prior to the Effective Date. Each Term Loan Document, each Lease Document and License Agreement is the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms.

                  (ee) Consummation of Transactions. (i) No Term Loan Document, Lease Document or License Agreement, has been amended or otherwise modified as of the Effective Date, and there has been no breach of any material term under any Term Loan Document, Lease Document, or License Agreement, and (ii) all conditions precedent to each Term Loan Document, each Lease Document and each License Agreement, and the consummation of the acquisition, lease and license transactions pursuant thereto, have been fulfilled or (with the prior written consent of Agent) waived, no Term Loan Document, Lease Document or License Agreement has been amended or otherwise modified, and there has been no breach of any material term or condition of any Term Loan Document, Lease Document or License Agreement.

                  (ff) Representations and Warranties in Documents; No Default. All representations and warranties made by any of the Companies as set forth in the Loan Documents, the Term Loan Documents, or the 7-Eleven License Agreement, and to the best knowledge of the Companies, all representations and warranties made by any of the other parties to the 7-Eleven License Agreement, are true and correct in all respects at the time as of which such representations were made and on the Effective Date. No Event of Default has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default.

                  (gg) Location of Bank Accounts. Schedule 6.01(gg) hereto sets forth a complete and accurate list as of the Effective Date of all deposit and other accounts maintained by the Companies and their Subsidiaries (including the Cash Concentration Account and all Depository Accounts of the Borrower) together with a description thereof (i.e. the bank at which such deposit or other account is maintained and the account number and the purpose thereof).

                  (hh) Name; Jurisdiction of Organization; Organizational ID Number; FEIN. Schedule 6.01(hh) sets forth a complete and accurate list as of the date hereof of (i) the exact legal name of each Company, (ii) the jurisdiction of organization of each Company, (iii) the organizational identification number of each Company (or indicates that such Loan Party has no organizational identification number), and (iv) the federal employer identification number of each Loan Party.

                                  ARTICLE VII

                            COVENANTS OF THE BORROWER

            Section 7.01 Affirmative Covenants. So long as any principal of or interest on the Revolving Credit Loans, any Reimbursement Obligation or any other Letter of Credit Obligations (whether or not due) shall remain unpaid or any Lender shall have any Revolving Credit Commitment hereunder, the Companies will unless the Required Lenders shall otherwise consent in writing:

                  (a) Reporting Requirements. Furnish to the Lenders:

                        (i) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of the Parent in each Fiscal Year, consolidated balance sheets, consolidated statements of income and retained earnings and consolidated statements of cash flow of
      (x) the Parent and its Consolidated Subsidiaries, (y) Alon USA and its Consolidated Subsidiaries, and (z) SCS, in each case, as at the end of such Fiscal Quarter; and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail and (A) certified by the chief financial officer of the Parent or Alon USA as fairly presenting, in all material respects, the financial position and the results of operations and changes in financial position, as of the end of such Fiscal Quarter of (x) the Parent and its Consolidated Subsidiaries, (y) Alon USA and its Consolidated Subsidiaries, and (z) SCS, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Lenders, subject to year end adjustments, and (B) in the case of the financial statements of (x) the Parent and its Consolidated Subsidiaries and (y) Alon USA and its Consolidated Subsidiaries, accompanied by a review report thereon of KPMG, LLP or other independent certified public accountants of recognized standing selected by the Parent and satisfactory to the Agent (it being agreed that any "Big Four" accounting firm shall be deemed acceptable), which report shall state that such accountants reviewed such consolidated balance sheets, statements of income and retained earnings and statements of cash flow and that based on such review, such accountants are not aware of any material modifications that should be made in such financial statements in order for them to be in conformity with GAAP, and in the case of the financial statements of SCS and its Consolidated Subsidiaries, compiled by KPMG, LLP or other independent certified public accountants of recognized standing selected by the Parent and satisfactory to the Agent (it being agreed that any "Big Four" accounting firm shall be deemed acceptable);

                        (ii) as soon as available, and in any event within 90 days after the end of each Fiscal Year of the Parent, the audited consolidated balance sheets, consolidated statements of income and retained earnings and consolidated statements of cash flow of (x) the Parent and its Consolidated Subsidiaries, (y) Alon USA and its Consolidated Subsidiaries, and (z) SCS, in each case, as at the end of such Fiscal Year, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and (in the case of the consolidated balance sheets and statements of income, retained earnings and cash flow) accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of KPMG, LLP or other independent certified public accountants of recognized standing selected by the Parent and satisfactory to the Agent (it being agreed that any "Big Four" accounting firm shall be deemed acceptable), together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default arising under Section 7.02(p) hereof and (2) if such accountants shall have

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      obtained any knowledge of the existence of any such Event of Default or such Default, describing the nature thereof, provided that the Companies shall only be required to furnish such statement of their accountants (i) for its Fiscal Year ending December 31, 2003, and (ii) upon the request of the Agent, which request shall be made only if an Event of Default exists or if any event or development has occurred since September 30, 2003, that could reasonably be expected to have a Material Adverse Effect, as reasonably determined by the Agent in its sole discretion;

                        (iii) as soon as available and in any event within 30 days of the end of each Fiscal Month, an internally prepared consolidated and consolidating balance sheets, consolidated and consolidating statements of income and retained earnings and consolidated and consolidating statements of cash flow for such Fiscal Month of (x) the Parent and its Consolidated Subsidiaries and (y) Alon USA and its Consolidated Subsidiaries, in each case, for such Fiscal Month and for the period from the beginning of such Fiscal Year to the end of such Fiscal Month, all in form and detail consistent with that of the most recent monthly financial statements furnished to the Agent prior to the date hereof and certified by the chief financial officer of the Parent or Alon USA, as appropriate, as fairly presenting, in all material respects, the financial position of the Parent and its Consolidated Subsidiaries and Alon USA and its Consolidated Subsidiaries, in each case, as of the end of such Fiscal Month and the results of operations and changes in financial position of the Parent and its Consolidated Subsidiaries and Alon USA and its Consolidated Subsidiaries, in each case, for such Fiscal Month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agent, subject to normal year end audit adjustments and the absence of footnotes;

                        (iv) simultaneously with the delivery of the financial statements required by clauses (i), (ii) and (iii) of this Section 7.01(a), a certificate of the chief financial officer of the Parent or Alon USA, as appropriate, (or in the case of the financial statements of SCS, a certificate of the chief financial officer of SCS), stating (a) that such officer is familiar with the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his supervision a review of the condition and operations of the Companies and their Subsidiaries during the period covered by such financial statements with a view to determining whether the Companies and their Subsidiaries were in compliance with all of the provisions of such Loan Documents at the times such compliance is required by the Loan Documents, and that such review has not disclosed, and such officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or such Default existed, describing the nature and period of existence thereof and the action which the Companies and their Subsidiaries (or, in the case of the certificate of the chief financial officer of SCS, SCS and its Subsidiaries) propose to take or took with respect thereto and (b) a schedule showing the calculations specified in
      Section 7.02(p) of this Agreement;

                        (v) on the 15th day of each month, a schedule, in form and substance reasonably satisfactory to the Agent, containing actual information as of the 30th day of the preceding month, certified by the chief financial officer of the Borrower, containing a breakdown of the Borrower's Inventory by amount and valued at cost (which

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

      shall include dollar valuation by location) and storage facility and production facility location, appropriately completed with information reasonably satisfactory to the Agent, and incorporating all appropriate month-end adjustments;

                        (vi) (A) as soon as available, and in any event within 90 days after the end of each Fiscal Year of the Companies, at the cost of the Borrower, a report of an independent collateral field examiner approved by the Agent in writing and reasonably acceptable to the Borrower (which may be the Agent or an affiliate thereof) with respect to the Eligible Accounts Receivable and Eligible Inventory components included in the Borrowing Base, and (B) at the option of the Agent, such additional reports as to the Eligible Accounts Receivable and Eligible Inventory components included in the Borrowing Base as the Agent or the Required Lenders may reasonably request.

                        (vii) (A) on or before December 15 of each calendar year, financial projections for (x) the Parent and its Subsidiaries, (y) Alon USA and its Subsidiaries and (z) SCS and its Subsidiaries, each in form and substance reasonably satisfactory to the Agent, for the three-year period commencing on January 1 of the succeeding calendar year prepared on a monthly basis through December 31 of such succeeding calendar year and on an annual basis thereafter, and (B) on or before July 1 of each calendar year, updated financial projections, in form and substance reasonably satisfactory to the Agent, for the remaining six (6) month period in such year for (x) the Parent and its Subsidiaries, (y) Alon USA and its Subsidiaries and (z) SCS and its Subsidiaries, all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Companies to be reasonable at the time made and from the best information then available to the Companies;

                        (viii) promptly upon their becoming available, a copy of
      (A) all consultants' reports, investment bankers' reports, accountants' management letters, business plans and similar documents, (B) all reports, financial statements or other information delivered by any of the Companies, (C) all reports, proxy statements, financial statements and other information generally distributed by any Company to its creditors or the financial community in general, and (D) any audit or other reports submitted to the Company by independent accountants in connection with any annual, interim or special audit;

                        (ix) as soon as available and in any event within 15 days after the end of each month, a report, in form and substance reasonably satisfactory to the Agent, setting forth a summary of the economic terms of each Hedging Agreement to which any Company is a party, including the obligations of such Company under such Hedging Agreement as of the end of such month;

                        (x) on the 15th day of each month, (A) a Borrowing Base Certificate containing actual information as of the 30th day of the preceding month and setting forth the calculation of the Borrowing Base and Availability for the Borrower, (B) an aging report for the Borrower's Accounts Receivable current as of the close of business on the preceding Business Day, (C) a detailed summary of the accounts payable of each Company, current as of the close of business on the preceding Business Day, in each case appropriately completed with information reasonably satisfactory to the Agent, incorporating all appropriate adjustments, and (D) a summary of the SCS Collateral Fixed Assets that have been sold, disposed of, closed, or acquired since the last summary previously furnished to the Lenders;

                        (xi) as soon as available and in any event within 60 days after the end of each Fiscal Quarter, (A) a report with respect to the Inventory and Accounts Receivable of SCS, substantially similar to the information set forth in the footnotes to the audited financial statements of SCS as at December 31, 2000, and, in form and substance satisfactory to the Agent, setting forth any amendments, extensions or other modifications to any Ground Leases entered into during such Fiscal Quarter (including, without limitation, any increase or reductions in rent or any options exercised under such Ground Leases);

                        (xii) promptly after submission to any Government Authority, (A) all material documents and information furnished to such Government Authority and (B) a copy of the cover letter and a summary of all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority; the Companies agree promptly to furnish copies of any documents or information described in any such summary and to furnish additional copies of such submissions to any consultant or adviser to the Lenders or the Agent, in each case as the Agent may direct;

                        (xiii) as soon as possible and in any event within five days after the occurrence of an Event of Default or Default, or a Material Adverse Effect, the written statement of the chief executive officer or the chief financial officer of the Parent, setting forth the details of such Event of Default, Default or Material Adverse Effect and the action which the Companies and their Subsidiaries propose to take with respect thereto;

                        (xiv) (A) as soon as possible and in any event (1) within 30 days after the Companies or any of their respective ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Employee Plan has occurred, (2) within 10 days after the Companies or any of their respective ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any Employee Plan has occurred, or (3) within 10 days after any of the Companies or any of their respective ERISA Affiliates knows or has reason to know that an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to an Employee Plan, a statement of the chief financial officer of the Parent or Alon USA setting forth the details of such occurrence and the action, if any, which the Companies or any of their respective ERISA Affiliates proposes to take with respect thereto,
      (B) promptly and in any event within two Business Days after receipt thereof by the Companies or any of their respective ERISA Affiliates from the Pension Benefit Guaranty Corporation, copies of the notice received by the Companies or any of their respective ERISA Affiliates of the Pension Benefit Guaranty Corporation's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within ten days after receipt thereof by the Companies or any of their respective ERISA Affiliates from a sponsor of a Multiemployer Plan or from the Pension Benefit Guaranty Corporation, a copy of the notice received by the Companies or any of their respective ERISA Affiliates concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (E) promptly and in any event within 10 Business Days after any of the Companies or any of their respective ERISA Affiliates sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by the Borrower, the Guarantors or any of their respective ERISA Affiliates;

                        (xv) as soon as available and in any event (A) within 5 Business Days after receipt or delivery thereof, copies of any material notices that the Borrower receives from or sends to any of its licensors in connection with the License Agreements or that any Company receives or sends in respect of any License Agreement or Lease Document, (B) within 5 Business Days after receipt thereof, copies of any notice of the occurrence of a default or event of default or other material notice received by any Company under any Term Loan Document, GECC Loan Document or GTR Loan Document, not less than 5 Business Days prior to the effective date thereof, copies of any amendments, modifications, waivers or other changes to any License Agreement, Lease Document or Term Loan Document;

                        (xvi) promptly after the commencement thereof but in any event not later than five days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any of the Companies, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which if adversely determined could have a Material Adverse Effect;

                        (xvii) on or before the date (the "delivery date") that any financial statement, report, notice or other document is required to be delivered to the Term Loan Lenders pursuant to the Term Loan Agreement (as in effect on the date hereof, whether or not the Term Loan Agreement is in effect on the delivery date, but subject to any amendments to the Term Loan Agreement which are consented to in writing by the Agent), a copy of such financial statement, report, notice or other document (unless such financial statement, report, notice or other document is required to be delivered to the Agent pursuant to another provision of Section 7.01(a) of this Agreement);

                        (xviii) promptly and in any event within five days after any Company is notified by the Term Loan Agent that, or any Company gives notice to the Term Loan Agent that, or any Company otherwise learns or has reason to believe that,

      (A) the Term Loan Agreement shall be terminated for any reason or (B) CSFB shall cease to be the Term Loan Agent for any reason, a statement setting forth the reason and probable effective date therefor;

                        (xix) promptly and in any event within five Business Days after the sale, other disposition or closing of any retail store by SCS, written notice of such sale, disposition, or closing, including, without limitation, a description of the store sold, disposed of or closed and the gross proceeds and the Net Proceeds received as a result of such disposition; and

                        (xx) as soon as possible and in any event within five Business Days after any Responsible Officer obtains actual knowledge thereof, written notice that any statement in Schedule K is not true and correct in any material respect;

                        (xxi) as soon as possible and in any event within five Business Days after receipt thereof, a copy of any Phase I environmental audit and Phase II environmental audit conducted at the request of the Term Loan Agent or any Term Loan Lender; and

                        (xxii) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any of the Companies that the Agent from time to time may reasonably request.

                  (b) Subsidiaries, Etc.

                        (i) Cause each Subsidiary of a Company (other than a GECC Entity) not in existence on the Effective Date to execute and deliver to the Lender promptly and in any event within five Business Days after the formation or acquisition thereof (A) a Joinder Agreement, substantially in the form of Exhibit G hereto and otherwise in form and substance satisfactory to the Agent, pursuant to which such Subsidiary shall be made a party to this Agreement as a Company and Guarantor, (B) a Security Agreement, (C) if such Subsidiary has any Subsidiaries, a Pledge Agreement together with, to the extent not delivered to the Term Loan Agent in accordance with the Intercreditor Agreement, (x) certificates, if any, evidencing all of the Capital Stock of any Person owned by such Subsidiary, (y) undated stock powers executed in blank with signature guaranteed, and (z) such opinion of counsel and such approving certificate of such Subsidiary as the Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such Capital Stock, (D) one or more Mortgages creating on the real property of such Subsidiary a perfected priority lien, subject to any Permitted Liens, a Title Insurance Policy covering such real property, and if reasonably required by the Agent a current survey thereof and a surveyor's certificate, each in form and substance satisfactory to the Agent, together with such other agreements, instruments and documents as the Agent may reasonably require, unless such real property is subject to a Permitted Lien, the mortgage or other security document governing such Permitted Lien prohibits the creation of a lien on such real estate in favor of the Agent and after reasonable efforts such Company cannot obtain the waiver of such prohibition, and (E) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Agent in order to create, perfect, establish the priority (in accordance with the terms of the Intercreditor Agreement) of or otherwise protect any Lien purported to be covered by any such Security Document to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and

                        (ii) cause each owner of the Capital Stock of any such Subsidiary to execute and deliver promptly and in any event within five Business Days after the formation or acquisition of such Subsidiary a Pledge Agreement, together with, to the extent not delivered to the Term Loan Agent in accordance with the Intercreditor Agreement (A) certificates (if any) evidencing all of the Capital Stock of such Subsidiary, (B) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (C) such opinion of counsel and such approving certificate of such Subsidiary as the Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such Capital Stock and (D) such other agreements, instruments, approvals, legal opinions or other documents requested by the Agent.

                  (c) Compliance with Laws, Etc. Comply, and cause each of their respective Subsidiaries to comply, in all material respects with all applicable material laws, rules, regulations and orders (including, without limitation, ERISA and Environmental Laws), such compliance to include, without limitation,
(i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims which if unpaid might become a Lien upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

                  (d) Preservation of Existence, Etc. Maintain and preserve, and cause each of their Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by them or in which the transaction of their business makes such qualification necessary except (i) where such failure to qualify is not reasonably likely to result in a Material Adverse Effect or (ii) to the extent permitted under Section 7.02(d) hereof.

                  (e) Keeping of Records and Books of Account. Keep, and cause each of their Subsidiaries to keep, adequate records and books of account, with complete entries made in accordance with GAAP.

                  (f) Inspection Rights. Permit, and cause each of their Subsidiaries to permit, the Agent, or any agents or representatives thereof at any time and from time to time upon reasonable notice to the Borrower, during normal business hours to examine and make copies of and abstracts from the records and books of account of the Companies, to visit and inspect their properties, to conduct audits, Phase I and Phase II Environmental Site Assessments (to the extent the Agent is entitled to conduct such assessments pursuant to Section 7.01(k)), physical counts, valuations or examinations and to discuss their affairs, finances and accounts with any of the directors, officers, managerial employees, independent accountants or other representatives thereof (all at the cost and expense of the Borrower), provided that (i) the foregoing shall be in a manner so as to not unduly disrupt the business of any Company and (ii) such notice shall not be required if an Event of Default has occurred and is continuing.

                  (g) Maintenance of Properties, Etc. Except as may be expressly permitted by Section 7.01(d) hereof, maintain and preserve, and cause each of their Subsidiaries to maintain and preserve, all of their properties which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted, and comply, in all material respects, and cause each of their Subsidiaries to comply, in all material respects, at all times with the provisions of all leases to which each of them is a party as lessee or under which each of them occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

                  (h) Maintenance of Insurance. Maintain for the Companies and their Subsidiaries, with responsible and reputable insurance companies or associations insurance (including, without limitation, comprehensive general liability and property and casualty insurance and including environmental impairment liability insurance sufficient to cover any reasonably anticipated Environmental Costs, with the Lenders and the Collateral Agents listed as an additional insured for the benefit of the Lenders and the Collateral Agents) with respect to their properties and business, in such amounts and covering such risks, as the Agent may require and in any event as is required by any Governmental Authority or other regulatory body having jurisdiction with respect thereto and as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated. The Borrower shall maintain for the benefit of the Collateral Agents and the Lenders, and shall not cancel or terminate, any existing fully paid secured lender liability insurance policy.

                  (i) Environmental. Cause each Company to (i) keep any property either owned or operated by it free of any Liens arising under any Environmental Laws; (ii) comply in all material respects with Environmental Laws and provide to the Agent documentation of such compliance which the Agent reasonably requests; (iii) notify the Agent of any material Release of a Hazardous Material and take any Remedial Actions required to abate said Release; and (iv) promptly provide the Agent with written notice within ten (10) days of the receipt of any Environmental Action or notice that an Environmental Action will be filed against any of the Companies or their Subsidiaries.

                  (j) Further Assurances. Shall, and shall cause each Subsidiary to, do, execute, acknowledge and deliver, at the sole cost and expense of the Borrower all such further acts, deeds, conveyances, mortgages, assignments, estoppel certificates, financing statements, notices of assignment, transfers and assurances as the Agent may reasonably require from time to time in order to
(i) carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) subject to valid and perfected first priority Liens on all the Collateral (subject to the Permitted Liens and the priority of the Collateral Agents' security interest as established in accordance with the Intercreditor Agreement), (iii) perfect and maintain the validity, effectiveness and priority of any of the Loan Documents and the Liens intended to be created thereby (subject to the Permitted Liens and in accordance with the Intercreditor Agreement), and

(iv) better assure, convey, grant, assign, transfer and confirm unto the Agent, the Collateral Agents, the Lenders and the L/C Issuer the rights now or hereafter intended to be granted to the Agent, the Collateral Agents, the Lenders and the L/C Issuer under this Agreement, any Loan Document or any other instrument under which the Companies and their respective Subsidiaries may be or may hereafter become bound for carrying out the intention or facilitating the performance of the terms of the Agreement. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Company (A) authorizes the Agent to execute any such agreements, instruments or other documents in such Company's name and to file such agreements, instruments or other documents in any appropriate filing office, (B) authorizes the Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Company, and (C) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Company prior to the date hereof.

                  (k) Real Estate. If at any time after the Effective Date, any Company acquires any fee interest, easement or leasehold in real property, such Company shall promptly execute, deliver and record, (i) in the case of a fee interest and in the case of a leasehold interest where the applicable lease permits collateral assignments to third parties without the consent of the landlord, (A) in the case of SCS Collateral Fixed Assets, a first priority Mortgage, and (B) in the case of any Company other than SCS and its Subsidiaries, a second priority Mortgage, in form and substance reasonably satisfactory to the Agent, in favor of a Collateral Agent covering such real property interest, in form and substance reasonably satisfactory to the Agent, and provide such Collateral Agent with a title commitment and insurance policy issued by the Title Company insuring (A) in the case of SCS Assets, the first priority lien and (B) in the case of any Company other than SCS and its Subsidiaries, the second priority lien of said mortgage, deed of trust or deed to secure debt in such real property encumbered thereby in an amount reasonably acceptable to the Agent and subject only to Permitted Liens and to such other exceptions as are reasonably satisfactory to the Agent, and if reasonably required by the Agent a current survey of such real property with a satisfactory surveyor's certificate thereon, a satisfactory legal description of such property and an opinion from special counsel to the Companies, each in form and substance reasonably satisfactory to the Agent and as to such matters as the Agent may reasonably request, and, to the extent necessary under applicable law, Uniform Commercial Code financing statements covering fixtures, in each case appropriately completed and duly executed, for filing in the appropriate county land office and evidence that the Companies shall have paid to the Title Company all expenses of the Title Company in connection with the issuance of such reports and in addition shall have paid to the Title Company an amount equal to the recording and stamp taxes (including mortgage recording taxes), if any, payable in connection with recording such mortgages in the appropriate county land offices, each in form and substance reasonably satisfactory to the Agent, and (ii) in the case of a leasehold interest where the applicable lease does not permit collateral assignments to third parties without the consent of the landlord, if so required by a Collateral Agent, a negative pledge instrument in favor of such Collateral Agent, in suitable form for recording (unless the applicable lease would not permit such instrument to be recorded) and in form and substance satisfactory to the Agent. In addition, the Companies shall, within 30 days after a request by the Agent, cause to be performed, at the Companies' cost and expense, a Phase I environmental audit with respect to any SCS Collateral Fixed Asset and, if any Event of Default has occurred and is continuing, with respect to any other Fixed Asset (and, if reasonably requested by the Agent based upon the results of such Phase I Audit, a Phase II Audit), in form and substance and by an independent firm reasonably satisfactory to the Agent.

                  (l) Change in Collateral; Collateral Records. Give the Agent not less than thirty days' prior written notice of any change in the location of any Collateral, other than to locations, that as of the date hereof are known to the Agent and at which either Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon, other than with respect to Collateral with an aggregate market value not in excess of $500,000. The Borrower shall also advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon. The Borrower agrees to execute and deliver to the Agent for the benefit of the Lenders from time to time, solely for the Agent's convenience in maintaining a record of Collateral, such written statements and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral. The Borrower's failure, however, to promptly give the Agent such statements or schedules shall not effect, diminish or modify or otherwise limit either Collateral Agent's security interest in the Collateral.

                  (m) Borrowing Base. Maintain all Revolving Credit Loans and Letter of Credit Obligations in compliance with the then current Borrowing Base.

                  (n) Cash Management. (i) Except as otherwise set forth in this
Section 7.01(n), cause all cash and all proceeds from Accounts Receivable and the sale of Inventory to be deposited each Business Day into Depository Accounts that are subject to Depositary Account Agreements, (ii) cause all funds in such Depository Accounts to be transferred by automated clearing house transfer or wire transfer into the Cash Concentration Account (A) in the case of the Companies (other than SCS), at least once per week, and (B) in the case of SCS, to the extent that proceeds exceed an aggregate amount of $2 million at any one time, the amount of such excess on a daily basis, (iii) authorize, and the Companies do hereby authorize, the Agent to cause all cash to be sent by wire transfer to the Agent Account (A) in the case of SCS, upon the occurrence and during the continuation of an Event of Default, and (B) in the case of the Borrower, at the discretion of the Agent and at times or intervals as the Agent may elect, provided that if the Cash Concentration Account Bank does not receive directions from the Agent to transfer such cash to its Agent's Account on or before Thursday of any week, the Cash Concentration Account Bank shall be instructed to transfer such cash to such Borrower's operating account on the immediately following Friday, (iv) authorize, and the Companies do hereby authorize, the Agent to cause all funds transferred to the Agent Account to be credited to the Loan Account and applied to reduce the Obligations outstanding from time to time in accordance with Section 2.07 hereof, (v) take all such actions as the Agent deems necessary or advisable to send all cash, all proceeds from the sale of Inventory, all remittances or other proceeds of Collateral to the Agent Account to be applied to the Obligations as described in clauses (i) through (v) above, (vi) on or before the Effective Date, deliver to the Agent
(A) Depository Account Agreements executed by the relevant Loan Party and each Depository Bank, (B) a Cash Concentration Account Agreement executed by the Borrower and the Cash Concentration Account Bank, and (C) a Credit Card Depository Account Agreement executed by SCS and each credit card servicer of SCS, (vi) take such other actions as the Agent deems necessary or advisable to grant to the Agent dominion and control over the funds in the

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Depository Accounts and the Cash Concentration Account, (vii) notify the Agent in writing not later than five Business Days prior to the establishment of any new Depository Accounts, and (viii) cause to be delivered to the Agent, prior to the deposit of any funds in such new Depository Account, a Depository Account Agreement, in form and substance satisfactory to the Agent, duly executed by the Borrower and such new Depository Account Bank. Notwithstanding the foregoing,
(A) the Borrower may maintain operating accounts with commercial banks located near the Refinery with aggregate deposits not in excess of $1,000,000 at any time, (B) SCS may maintain up to four operating accounts not subject to a Depository Account Agreement with deposits not to exceed an aggregate amount of $2,000,000 in all such operating accounts for any period in excess of ten Business Days, and (C) Alon USA may maintain the deposits accounts described in and subject to Section 7.02(u).

            Section 7.02 Negative Covenants. So long as any principal of or interest on the Revolving Credit Loans, any Reimbursement Obligation or any Letter of Credit Obligations (whether or not due) shall remain unpaid or any Lender shall have any Revolving Credit Commitment hereunder, the Companies (other than the Parent, except with respect to Section 7.02(a), Section 7.02(b) and Section 7.02(c)) will not without the prior written consent of the Required
Lenders:

                  (a) Liens, Etc. Create or suffer to exist, or permit any of their Subsidiaries to, or permit the Parent to, create or suffer to exist, any Lien upon or with respect to any of their properties, rights or other assets, whether now owned or hereafter acquired, or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any right to receive income, other than the following (each, a "Permitted Lien"):

                        (i) Liens created pursuant to the Loan Documents;

                        (ii) Liens existing on the date hereof, as set forth in
      Schedule 7.02(a)(ii) hereto, and the renewal and replacement of such Liens, provided that any such renewal or replacement Lien shall be limited to the property or assets covered by the Lien renewed or replaced and the Indebtedness secured by any such renewal or replacement Lien shall be in an amount not greater than the amount of Indebtedness secured by the Lien renewed or replaced; in no event shall any Liens exist on SCS's interest in any Ground Lease other than in favor of the FA Collateral Agent pursuant to a Mortgage in favor of the landlord pursuant to applicable law, or in favor of other Persons pursuant to clause (vi) below, in favor of the Term Loan Agent subject to the terms of the Intercreditor Agreement;

                        (iii) Liens for taxes, assessments or governmental charges or levies to the extent that the payment thereof shall not be required by Section 7.01(c) hereof;

                        (iv) Liens created by operation of law (other than Liens created under Environmental Laws), such as materialmen's liens, mechanics' liens and other similar Liens, arising in the ordinary course of business and securing claims the payment of which shall not be required by Section 7.01(c) hereof;

                        (v) deposits, pledges or Liens (other than Liens arising under ERISA or the Internal Revenue Code) securing (A) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (B) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, or (C) obligations on surety or appeal bonds, but only to the extent such deposits, pledges or Liens are incurred or otherwise arise in the ordinary course of business and secure obligations which are not past due;

                        (vi) easements, rights-of-way, zoning and similar restrictions and other similar charges and encumbrances on the use of real property and minor irregularities in the title thereto which do not (A) secure obligations for the payment of money or (B) materially impair the value of such property or materially impair the use thereof by any of the Companies or any of their Subsidiaries in the normal conduct of such Person's business;

                        (vii) Liens created under the Term Loan Documents; provided, that such Liens shall secure only those obligations which they secure on the Effective Date and modifications, extensions, renewals and replacements thereof permitted hereunder;

                        (viii) Liens (other than the Liens securing the GTR Financing) securing Capitalized Leases permitted by Section 7.02(g), purchase money liens or purchase money security interests securing Indebtedness permitted by Section 7.02(b)(vi); provided, that such security interests do not encumber any other property or assets of the Companies or their Subsidiaries;

                        (ix) Liens granted and/or reserved pursuant to the Lease Documents as in effect on July 31, 2000;

                        (x) Liens on the Capital Stock of Alon USA granted by the Parent to Bank Leumi pursuant to the Warrant Purchase Documents;

                        (xi) Liens on forty percent (40%) of the Capital Stock of Alon USA granted by the Parent to the Minority Holders pursuant to the Minority Purchase Documents; provided that (A) such Liens shall be released upon payment in full of the Minority Purchase Price and the Subordinated Investor Loans owed by Alon Capital to certain of the Minority Holders, and (B) such Liens shall secure only the portion of the Minority Purchase Price not paid to the Minority Holders on the date of the sale by the Minority Holders of the Capital Stock of Alon Capital to Alon USA and the prepayment of the Subordinated Investor Loans owed by Alon Capital to certain of the Minority Holders and no other obligation of any of the Companies to the Minority Holders;

                        (xii) Liens in favor of (A) the GECC Borrower on all equipment, including, without limitation, all machinery, appliances, furniture, equipment, trade fixtures, gas pumps and canopies and other tangible personal property (but excluding inventory, general intangibles, payment intangibles, cash, instruments

      (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights, securities and all other investment property, any other contract rights or rights to the payment of money, and all other intangible property), in each case owned by SCS and to the extent such equipment is now or hereafter located on or at, or used solely in connection with, any of the owned real properties transferred to the GECC Borrower on October 1, 2002, and (B) GECC on real and personal property owned by the Subsidiaries of SCS to the extent created under the GECC Loan Documents;

                        (xiii) Liens on the GTR Assets of the Companies granted under the GTR Loan Documents to secure the GTR Financing;

                        (xiv) Liens deemed to exist in connection with leases or subleases granted to others in the ordinary course of business that do not materially interfere with the conduct of the business of any of the Companies;

                        (xv) Liens existing on any property or asset prior to the acquisition thereof by any Company or any Subsidiary thereof; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition, (B) such Lien does not apply to any other property or assets of any Company or any Subsidiary thereof, (C) such Lien does not
      (I) materially interfere with the use, occupancy and operation of any real property leased or owned by any Company or Subsidiary thereof, (II) materially reduce the fair market value of such real property but for such Lien or (III) result in any material increase in the cost of operating, occupying, owning or leasing such real property, and (D) any Indebtedness secured by such Lien is permitted by Section 7.02(b)(xv);

                        (xvi) Liens arising out of judgments or awards in respect of which a Company or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided, that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $2,500,000 at any time outstanding (net of any amounts as to which any insurance company or other indemnifying party (other than the Borrower or an Affiliate of the Borrower) has acknowledged liability);

                        (xvii) Liens on cash or cash equivalents to secure obligations under Hedging Agreements that are not speculative in nature and are entered into in the ordinary course of business and Liens with respect to hedging accounts maintained with dealers of NYMEX or similar contracts requiring the maintenance of cash margin account balances; provided, that (i) the aggregate amount of all cash and cash equivalents subject to such Liens does not exceed $5,000,000 at any time, and (ii) such Hedging Agreements are subject to a perfected, first priority security interest in favor of the Agent; and

                        (xviii) other Liens securing obligations, actual or contingent, in an aggregate amount not greater than $2,500,000 at any time outstanding.

                  (b) Indebtedness. Create, incur or suffer to exist, or permit any of their Subsidiaries to, or permit the Parent to, in each case, create, incur or suffer to exist, any Indebtedness, other than:

                        (i) Indebtedness created under the Loan Documents;

                        (ii) Indebtedness under the Term Loan Documents, provided that the aggregate principal amount thereof (less any repayment or prepayment of the Term Loan) shall not exceed $100,000,000;

                        (iii) Indebtedness existing on the date hereof, as set forth in Schedule 7.02(b)(iii) hereto;

                        (iv) intercompany Indebtedness permitted by Section 7.02(f);

                        (v) Indebtedness permitted by subsection (c) of this
      Section 7.02;

                        (vi) Indebtedness (other than Indebtedness incurred in respect of the GTR Financing) of the Companies or any of their Subsidiaries incurred to finance the acquisition, construction or improvement of any Fixed Assets or Acquired Entity; provided, that (A) such Indebtedness is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement, and (B) the aggregate principal amount of Indebtedness of the Companies and their Subsidiaries permitted by this clause, when combined with the aggregate principal amount of all Indebtedness permitted by Section 7.02(b)(vii), shall not exceed $20,000,000 at any time outstanding;

                        (vii) Indebtedness under Capitalized Leases permitted by
      Section 7.02(g); provided, that the aggregate principal amount of Indebtedness of the Companies and their Subsidiaries permitted by this clause, when combined with the aggregate principal amount of all Indebtedness permitted by Section 7.02(b)(vi), shall not exceed $20,000,000 at any time outstanding;

                        (viii) Indebtedness under Hedging Agreements;

                        (ix) Indebtedness under the Subordinated Investor Notes owing to any Investor, provided that the repayment of the Subordinated Investor Loan and all interest thereon shall be subordinated to the payment of the Obligations pursuant to the terms of and evidenced by one or more Subordinated Investor Notes substantially in the form of Exhibit H hereto;

                        (x) Indebtedness constituting Investor Loans not subordinated pursuant to clause (ix) above, provided that such Indebtedness shall not exceed $500,000;

                        (xi) Indebtedness under the GECC Loan Documents, provided that the aggregate principal amount thereof (less any payments or prepayments thereof) shall not exceed $34,000,000;

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

                        (xii) Indebtedness secured by Liens permitted by clauses
      (x) and (xi) of subsection (a) of this Section 7.02; provided that no principal of or interest on such Indebtedness may be paid except (A) as contemplated by and in accordance with Section 7.02(s)(ii), or (B) in accordance with the express terms and conditions of the Minority Purchase Documents (as in effect on August 21, 2002), if (I) both before and after giving effect to any such payment, no Default or Event of Default shall have occurred and be continuing, (II) both before and after giving effect to any such payment the Companies are in full compliance with the financial covenants set forth in Section 7.02(p) hereof, (III) at least 5 days prior to any such payment the Companies deliver to the Agent a certificate of the chief financial officer of the Parent or Alon USA stating that the Companies are in full compliance with all of the provisions of the Loan Documents, (IV) each Company shall remain Solvent, and (V) Bank Leumi shall have received the corresponding portion of the Warrant Purchase Price then due and payable;

                        (xiii) Indebtedness of Alon USA and Alon Refining incurred under the GTR Loan Documents with respect to the GTR Financing, on terms and conditions consistent in all material respects with those set forth on Schedule 7.02(b)(xiii) hereto, provided that the aggregate principal amount thereof (less any payments or prepayments thereof) shall not exceed $9,000,000;

                        (xiv) Indebtedness of any Subsidiary that exists at the time such Person becomes a Subsidiary and that was not incurred in contemplation of or in connection with a Permitted Acquisition, in an aggregate principal amount not in excess of $5,000,000;

                        (xv) Indebtedness incurred in August 2000 consisting of loans made by the individual retirement accounts of Claire Hart and Jeff Morris to Alon Assets; provided that the aggregate principal amount of such Indebtedness does not exceed $462,000;

                        (xvi) any extension of maturity, refinancing, renewal or replacement of any Indebtedness referred to in clauses (ii), (iii), (vi),
      (xi), (xii) or (xiii); provided, however, that such extension, refinancing, renewal or replacement (A) is pursuant to terms that are not (taken as a whole) less favorable to the Loan Parties (including, without limitation, with respect to the amortization, maturity, interest rate, representations and warranties, the covenants, the events of default, and termination of such Indebtedness) than the terms of the Indebtedness being extended, refinanced, renewed or replaced and if such Indebtedness was subordinated to the Obligations hereunder, remains so subordinated on terms no less favorable to the Lenders, (B) after giving effect to the extension, refinancing, replacement or renewal of such Indebtedness, the amount of such Indebtedness outstanding is not greater than the amount of such Indebtedness outstanding immediately prior to such extension, refinancing or modification, and (C) the extension, refinancing, renewal or replacement does not change the Persons liable for such Indebtedness. Notwithstanding the foregoing proviso, to the extent that the consent of the Revolving Lenders is required, such consent shall not be unreasonably withheld; and

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

                        (xvii) unsecured Indebtedness of the Companies in an aggregate principal amount not to exceed $1,000,000.

                  (c) Guaranties, Etc. Assume, guarantee, indorse or otherwise become directly or contingently liable or permit any of their Subsidiaries to, or permit the Parent to, in each case, assume, guarantee, indorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), in connection with any Indebtedness of any other Person, other than:

                        (i) guaranties in favor of the Agent and the Lenders or the Term Loan Agent and the Term Loan Lenders;

                        (ii) guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

                        (iii) guaranties existing on the date hereof, as set forth in Schedule 7.02(c)(iii) hereto but not any renewal or other modification thereof; provided that if the Indebtedness guaranteed by such guaranty may be refinanced pursuant to the terms of this Agreement, such guaranty may be renewed;

                        (iv) guaranties by Alon USA and SCS in favor of GECC pursuant to the GECC Loan Documents;

                        (v) guaranties and other contingent obligations under the Loan Documents; and

                        (vi) a guaranty by Alon USA of the obligations of Alon Refining under the GTR Loan Documents.

                  (d) Merger, Consolidation, Sale of Assets, Etc.

                        (i) Merge or consolidate with any Person or permit any of their Subsidiaries to merge or consolidate with any Person; provided, however, that any Company (other than the Borrower) may be merged into any other Company (other than the Borrower) or another such Subsidiary (other than the Borrower) that is a Guarantor Company, or may consolidate with another such Subsidiary that is a Guarantor Company, so long as (A) no other provision of this Agreement would be violated thereby, (B) the Companies give the Agent at least 60 days' prior written notice of such merger or consolidation and which entity will survive in any such merger or consolidation and (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transactions.

                        (ii) Sell, assign, lease, pledge, encumber or otherwise transfer or dispose of, or permit any of its Subsidiaries to sell, assign, lease, pledge, encumber or otherwise transfer or dispose of, whether in one transaction or in a series of related transactions, any of its properties, rights or other assets whether now owned or hereafter acquired to any Person other than pursuant to the Loan Documents, provided that:

                              (A) the Borrower and SCS may sell Inventory in the ordinary course of business;

                              (B) the Fixed Assets shall be leased to the Borrower in accordance with the Lease Documents;

                              (C) the Companies and their Subsidiaries may dispose of obsolete or worn-out property in the ordinary course of business; provided, that the aggregate Net Proceeds of all dispositions described in this clause (C) and clause (F) below do not exceed $1,000,000 in any Fiscal Year of the Companies;

                              (D) the Companies may engage in Asset Swaps;
      provided, however, that (I) the Borrower shall have delivered to the Agent a certificate of a Responsible Officer certifying that the Borrower, Alon USA or SCS has performed a review of the condition of and environmental and other liabilities (current, contingent or otherwise) associated with the asset or assets to be acquired in such exchange, and the condition of such acquired assets is not materially inferior to, and the liabilities associated with such acquired assets are not materially greater than, the condition of and liabilities associated with the assets to be surrendered in such exchange, (II) the Companies shall have made arrangements satisfactory to the Agent to subject the assets acquired in such exchange to the Liens of the Security Documents not more than 5 Business Days following the completion of such exchange, (III) any such Asset Swap shall relate solely to assets located in the United States of America, (IV) any such Asset Swap by SCS of SCS Collateral Fixed Assets must be for additional assets of reasonably equivalent value (or higher) to those SCS Collateral Fixed Assets that have been transferred and shall be subject to the perfected first priority Lien of a Collateral Agent, and (V) any such Asset Swap shall comply with Section 7.02(m) and (VI) the Agent receives not less than five Business Days' prior written notice of such Asset Swap.

                              (E) the Companies may sell or otherwise dispose of Fixed Assets, GTR Assets and any assets of the GECC Entities that are subject to the GECC Loan Documents; provided that in the case of the Fixed Assets, (I) the aggregate Net Proceeds of such dispositions do not exceed $20,000,000 in any Fiscal Year of the Companies or $30,000,000 in the aggregate during the term of this Agreement, (II) the consideration for any such sale or disposition shall be for at least 75% cash, (III) such consideration shall be at least equal to the fair market value of the assets being sold or otherwise disposed of, (IV) no Material Adverse Effect shall have occurred or shall result therefrom, (V) the Agent receives not less than five Business Days' prior written notice of any such sale or disposition, and (VI) 100% of such Net Proceeds shall be applied in accordance with Section 2.07(d) (after giving effect to any portion of such Net Proceeds permitted to be retained by the Companies pursuant to such Section 2.07(d));

                              (F) the Companies may sell or otherwise dispose of other assets to the extent not otherwise provided in this Section 7.02(d) (other than Inventory and retail stores), for fair market value, provided that (I) the aggregate Net Proceeds of such dispositions described in clause (C) above and this clause (F) do not exceed $1,000,000 in any Fiscal Year of the Companies, (II) both before and immediately after such sale or disposition, no Default or Event of Default shall have occurred and be continuing, (III) no Material Adverse Effect shall have occurred or shall result therefrom, (IV) the Agent receives not less than five Business Days' prior written notice of any such sale or disposition, and
      (V) 100% of such Net Proceeds shall be applied in accordance with Section 2.07(d) (after giving effect to any portion of such Net Proceeds permitted to be retained by the Companies pursuant to such Section 2.07(d));

                              (G) the Borrower may enter into trademark license agreements as a licensor in the ordinary course of business, provided that the Borrower practice adequate quality control to preserve the validity of the trademarks licensed;

                              (H) SCS may sell or transfer retail stores
      (together with the related real property) in the ordinary course of its business, provided that (I) each such sale or transfer shall be for cash and in an amount at least equal to the fair market value thereof, (II) 100% of the Net Proceeds thereof are applied by SCS within 180 days (x) to the acquisition of one or more new retail stores or (y) to the Obligations in accordance with Section 2.07(e), (III) prior to the application of such proceeds in accordance with the preceding subclause, such proceeds shall remain on deposit in a Depository Account designated by the Agent and shall be subject to a perfected, first priority Lien of a Collateral Agent, (IV) both before and immediately after the consummation of such sale or transfer, no Default or Event of Default shall have occurred and be continuing, (V) no Material Adverse Effect shall have occurred or shall result therefrom, and (VI) the Agent receives not less than five Business Days' prior written notice of any such sale or transfer;

                              (I) SCS may close retail stores in the ordinary course of business, provided that (I) the Agent receives at least five Business Days' prior written notice thereof, which shall include a certification that such store is unprofitable or only marginally profitable, (II) both before and immediately after such closing, no Default or Event of Default shall have occurred and be continuing, (III) no Material Adverse Effect shall have occurred or shall result therefrom, and (IV) the Net Proceeds from the sale or other disposition of any assets in connection therewith shall be applied in accordance with Section 2.07(e) hereof; and

                              (J) SCS may assign to SCS Beverage the seventeen
      (17) New Mexico liquor licenses held by it, provided that (I) such liquor licenses are assigned pursuant to documentation reasonably satisfactory to the Agent and the Lenders, (II) the Agent and the Lenders receive a collateral assignment of all rights and other interests received by SCS in connection with such assignment, including, without limitation, the rights of SCS pursuant to the lease agreement and demand note, such collateral assignment and related documentation to be in form and substance reasonably satisfactory to the Agent and the Lenders, and (III) upon 30 days' prior notice if a Default exists or at any time if an Event of Default exists, the Agent and the Lenders may prohibit the flow of any funds from SCS to SCS Beverage.

                        (iii) Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property being sold or transferred unless (A) the sale of such property is permitted by clause (ii) above and (B) any Capitalized Lease or Liens arising in connection therewith are permitted by Sections 7.02(a), 7.02(b) and Section 7.02(g) respectively.

                        (iv) Issue or sell any Capital Stock, except (A) for the issuance of Capital Stock that will not result in a Change of Control, and
      (B) to the extent that the requirements of Section 2.07, 7.01(b), the Pledge Agreement and the Intercreditor Agreement will be satisfied concurrently therewith.

                  (e) Change in Nature of Business. Make, or permit any of their Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

                  (f) Investments, Etc. Make, or permit any of their Subsidiaries to make, any loan or advance to any Person or purchase, hold or otherwise acquire, or permit any of their Subsidiaries to purchase, hold or otherwise acquire, any Capital Stock, other securities, properties, assets or obligations of, or any interest in, any Person, other than:

                        (i) Permitted Investments;

                        (ii) investments existing on the date hereof, as set forth in Schedule 7.02(f)(ii);

                        (iii) loans or advances made by the Parent or any Company to any other Company that is a Loan Party and is organized in the United States of America, provided that (A) the repayment of all such loans and advances, and all interest thereon, is subordinated to the payment of the Obligations pursuant to the terms of and evidenced by one or more promissory notes substantially in the form of Exhibit F hereto,
      (B) such promissory notes shall be pledged to and subject to the perfected, first priority security interest in favor of a Collateral Agent in accordance with the Security Documents and the Intercreditor Agreement, and (C) the aggregate principal amount of all such loans or advances outstanding at any time shall not exceed (I) in the case of loans and advances to SCS, $5,600,000, (II) in the case of loans and advances to Alon USA, the amounts permitted to be paid in accordance with Section 7.02(t), and (III) in the case of loans and advances to any other Loan Party, $5,000,000;

                        (iv) loans and advances by any Company to any direct or indirect parent Company of such Company, provided that on and as of the date of the making of each such loan and advance, both immediately before and immediately after the making of such loan or advance (and after giving effect thereto):

                              (A) no Event of Default shall have occurred and be continuing or would result from such loan or advance;

                              (B) such loan or advance shall be made in the ordinary course of business of such lending or advancing Company for the purpose of (I) paying normal operating expenses of such parent Company in the ordinary course of business, (II) paying taxes due and owing by such parent Company, provided that such Company's aggregate contribution to taxes shall not be greater, nor the aggregate receipt of benefits be less, than would have been if such Company filed its own tax return, (III) paying management fees, to the extent expressly permitted by Section 7.02(o), (IV) paying amounts attributable to the Term Loan Credit Basket in accordance with Section 7.02(i)(x), (V) paying dividends or making distributions in accordance with Section 7.02(i)(viii), and (V) making any Restricted Payment hereunder, provided that the Restricted Payment Conditions have been fully satisfied as of the date of such payment; and

                              (C) loans and advances made by the Borrower or any Subsidiary of the Borrower to any direct or indirect parent Company of the Borrower may only be made if, in addition to the conditions set forth above, each such loan or advance (I) bears interest at a rate per annum equal to or greater than the rate per annum payable on the Revolving Credit Loans hereunder, (II) matures prior to the Termination Date, and
      (III) is evidenced by a promissory note in favor of the Borrower or such Subsidiary (which is endorsed in blank and delivered to the Agent to perfect the Agent's Liens therein), in the form attached hereto as Exhibit F (with the blanks appropriately completed), constituting Indebtedness of the Person that is acting as borrower with respect to such loan or advance, pursuant to which the Person that is acting as borrower with respect to such loan or advance expressly waives any right of setoff, offset, counterclaim or abatement with respect to, and any other defense or similar right with respect to, payment of its obligations with respect to such loan, advance and promissory note;

                        (v) loans or advances to employees of a Company in the ordinary course in an aggregate amount not to exceed $1,000,000 at any time outstanding;

                        (vi) investments after the date of this Agreement in Subsidiaries not existing on the Effective Date, provided that (A) each such Subsidiary complies with the requirements of Section 7.01(b) of this Agreement, and (B) the Required Lenders consent in writing to such investment;

                        (vii) the purchase, lease or other acquisition by SCS of new retail stores (and any related real property) upon five Business Days' prior notice to the Agent, subject to the other terms and conditions of this Agreement, including, without limitation, Section 7.02(g) and 7.02(h) hereof;

                        (viii) loans or advances made by the Borrower to Alon SPV, and by Alon SPV to SCS, in an aggregate outstanding principal amount (including any capitalized unpaid interest) not to exceed $5,700,000 at any time (subject to accrued and capitalized interest thereafter) in connection with the original acquisition of the SCS business; provided that (A) the repayment of the loans and advances to Alon SPV, and all interest thereon, is subordinated to the payment of the Obligations pursuant to the terms of and evidenced by one or more promissory notes substantially in the form of Exhibit F hereto, which promissory notes shall be pledged to a Collateral Agent in accordance with the Security Documents and the Intercreditor Agreement, and (B) the repayment of the loans and advances to SCS, and all interest thereon, is subordinated to the payment of the obligations under the Term Loan Agreement pursuant to the terms of and evidenced by one or more promissory notes substantially in the form of Exhibit F thereto, which promissory notes shall be pledged to a Collateral Agent in accordance with the Security Documents;

                        (ix) the purchase by Alon USA of (A) the Warrants from Bank Leumi pursuant to the Warrant Purchase Documents, and (B) the shares of Capital Stock of Alon Capital owned by the Minority Holders pursuant to the Minority Purchase Documents;

                        (x) the Companies may acquire (by construction, purchase, through a merger or otherwise) (A) assets or a line of business which constitute or comprise Growth Assets or Additional Assets, or (B) substantially all of the Capital Stock of a Person that as a result becomes a wholly owned Subsidiary (other than a Subsidiary of SCS that is subject to the GECC Loan Documents); provided, that (I) such acquisition was not preceded by an unsolicited tender offer for such Capital Stock by, or proxy contest initiated by, any Company or any Subsidiary thereof; (II) any such Person shall be a going concern and shall be in a similar line of business as that of a Company as conducted during the current and most recent calendar year; and (III) at the time of such transaction the Borrower would be in compliance, as of the last Fiscal Quarter for which financial statements were delivered pursuant to Section 7.01(a)(i) on a pro forma basis after giving effect to such acquisition as if it had occurred at the beginning of the most recent fiscal period of four Fiscal Quarters for which financial statements were delivered, with the requirements contained in Section 7.02(p) hereof, as evidenced by a certificate of a Responsible Officer of the Borrower which shall have been prepared in good faith and based on reasonably detailed written assumptions (such acquired Person referred to herein as the "Acquired Entity"); provided, that at the time of any transaction described in clause (A) or (B) above (v) both before and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing; (w) the aggregate consideration paid in connection with such acquisition, any related acquisitions pursuant to this paragraph (including any Indebtedness of the Acquired Entity that is assumed by a Company following such acquisition and the amount of any forgivable loan owed to any Acquired Entity and any Indebtedness permitted by Sections 7.02(b)(vi) and 7.02(b)(vii) but excluding any Net Proceeds from asset sales reinvested in accordance with Sections 2.07(d) and (e) and any Capital Expenditures made in accordance with Section 7.02(h)) (I) for any Growth Assets shall not exceed $20,000,000 in the aggregate for all such acquisitions in accordance with this Section 7.02(f)(x) and (II) for any Additional Assets shall not exceed $7,500,000 in the aggregate for all such acquisitions in accordance with this Section 7.02(f)(x), (x) each such Subsidiary complies with the requirements of Section 7.01(b) of this Agreement, (y) any assets acquired are located in the United States of America and are subject to a perfected Lien in favor of the Agent, and (z) any new assets or business acquired pursuant to the terms hereof shall be subject to a field examination and audit satisfactory to the Agent before any such assets are considered eligible for inclusion in the Borrowing Base (any acquisition meeting all the applicable criteria of this paragraph being referred to herein as a "Permitted Acquisition");

                        (xi) loans or advances made by the Borrower to Alon USA in the principal amount of $12,100,000 in connection with the purchase by Alon USA of the Capital Stock of Alon Capital from the Minority Holders; provided that the repayment of the loans and advances to Alon USA, and all interest thereon, pursuant to the terms of and evidenced by one or more promissory notes substantially in the form of Exhibit F thereto, which promissory notes shall be pledged to a Collateral Agent in accordance with the Security Documents;

                        (xii) investments in Exchanged Inventory made in the ordinary course of business and consistent with past practices;

                        (xiii) loans and advances in the ordinary course of business consistent with past practices to distributors or wholesalers of products of the Companies or any Subsidiary not to exceed $5,000,000 in the aggregate outstanding at any time; provided, that any such payment intangible is subject to the perfected, first priority lien of the Agent;

                        (xiv) Permitted Payments; and

                        (xv) other investments, loans and advances by any Company and its Subsidiaries (other than investments, loans and advances to Subsidiaries that are not Loan Parties) so long as the aggregate amount invested, loaned or advanced pursuant to this clause (xiv) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not at any time exceed $1,000,000 in the aggregate.

                  (g) Lease Obligations. Create, incur or suffer to exist, or permit any of their Subsidiaries (other than the Subsidiaries of SCS that are subject to the GECC Loan Documents) to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than (A) obligations under Capitalized Leases set forth on Schedule 7.02(g) hereto, (B) obligations under Operating Leases set forth on Schedule 7.02(g) hereto, (C) obligations pursuant to the Lease Documents or the Ground Leases, (D) Capitalized Leases (other than the existing Capitalized Leases set forth on Schedule 7.02(g) hereto) which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Effective Date owing by the Companies in any Fiscal Year to exceed the amounts set forth in
Section 7.02(b)(vii) or Section 7.02(h), and (E) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations (other than pursuant to operating leases set forth on Schedule 7.02(g) hereto) owing by the Companies in any Fiscal Year to exceed $1,000,000.

                  (h) Capital Expenditures. Make or commit to make, or permit any of their Subsidiaries to make or be committed to make, any Capital Expenditure (by purchase or Capitalized Lease) other than Capital Expenditures (including obligations under Capitalized Leases) which would not cause the aggregate amount of all such Capital Expenditures in any period set forth below:

Period                Amount
------                ------
2004                $25,000,000
2005                $32,500,000
2006                $25,000,000
2007                $20,000,000
2008                $20,000,000

            The amount of permitted Capital Expenditures set forth above in respect of any Fiscal Year, commencing with the Fiscal Year ending on December 31, 2004, shall be increased by the unused amount of permitted Capital Expenditures set forth in the table above for the immediately preceding Fiscal Year (and in determining any such unused amount, Capital Expenditures during any Fiscal Year will be applied first against any amounts carried forward from the prior year). The amount of permitted Capital Expenditures set forth above in respect of the Fiscal Year ending on December 31, 2004,shall be increased, at the option of the Borrower, by an amount not to exceed $15,000,000, solely in connection with Capital Expenditures related to the refinery turnaround currently planned for 2005 and the expansion of the crude unit to 65,000 barrels per day. In the event that permitted Capital Expenditures in 2004 are increased as provided in the preceding sentence, the amount of permitted Capital Expenditures for the Fiscal Year ending on December 31, 2005 shall be correspondingly reduced. Notwithstanding the foregoing, the amount of Capital Expenditures set forth above in this Section 7.02(h) that may be incurred in respect of any Fiscal Year period set forth above shall not include any amounts expended by the Companies or their Subsidiaries in the consummation of transactions that constitute Asset Swaps, reinvestments of Net Proceeds in accordance with Section 2.07 and Section 7.02(d) or Permitted Acquisitions.

                  (i) Dividends, Prepayments, Etc. Declare or pay any dividends, purchase or otherwise acquire for value any of its Capital Stock now or hereafter outstanding, return any capital to its stockholders as such, or make any other payment or distribution of assets to its stockholders as such, or permit any of its Subsidiaries to do any of the foregoing or to purchase or otherwise acquire for value any stock of any Loan Party, make any payment or prepayment of principal of, premium, if any, or interest on, or redeem, defease or otherwise retire, any Indebtedness of any Loan Party before its scheduled due date (other than prepayments of Indebtedness under the Loan Documents) or make any payment or prepayment of the

Minority Purchase Price; provided, however, that (1) Permitted Payments may be made at any time, and (2) so long as no Event of Default shall have occurred and be continuing or would result therefrom (including, without limitation, under Sections 7.02(f), 7.02(s) or 7.02(t)):

                        (i) any Company (other than Alon USA) may pay dividends to any Company that is the direct or indirect parent company of such Company in amounts necessary to (A) pay normal operating expenses of such parent Company in the ordinary course of business, (B) pay management fees to the extent expressly permitted by Section 7.02(o), (C) pay taxes due and owing by such parent Company to the extent permitted by Section 7.02(f)(iv)(B), (D) make payments in accordance with clause (viii) and (x) of this Section 7.02(i), and (E) make Restricted Payments hereunder, provided that the Restricted Payment Conditions shall have been fully satisfied as of the date of such payment,

                        (ii) any Subsidiary of the Borrower may pay dividends to the Borrower,

                        (iii) any Company may pay dividends in the form of common Capital Stock,

                        (iv) SCS may pay dividends or make distributions to any Company that is a member of SCS, provided that the Agent receives prior written notice of any such dividend or distribution,

                        (v) any Company may make payments permitted by and subject to Section 7.02(s)(ii) and Alon USA may make payments in accordance with Section 2.07(d),

                        (vi) [INTENTIONALLY OMITTED],

                        (vii) a Company may make distributions to Alon USA to the extent expressly permitted by and subject to Sections 7.02(t) and clause (viii) and (x) of this Section 7.02(i);

                        (viii) subject to compliance by the Companies with the Restricted Payment Conditions, commencing on January 1, 2006, if the sum, since the Effective Date, of all amounts prepaid in accordance with the Term Loan Agreement equals or exceeds 25% of the aggregate principal amount of the Term Loans outstanding as of the Borrowing Date (as defined in the Term Loan Agreement), Alon USA may declare and pay dividends, or make distributions ratably to its equity holders in any Fiscal Year in an amount equal to 50% of "Excess Cash Flow" (as defined in the Term Loan Agreement as in effect on the date hereof) for the immediately preceding Fiscal Year (but only after making any prepayment required to be made under Section 2.12(d) of the Term Loan Agreement);

                        (ix) so long as no Event of Default has occurred and is continuing or would result therefrom, Alon USA and its Subsidiaries may repurchase their Capital Stock owned by any of their employees or make payments to their employees upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity based incentives pursuant to management incentive plans or in connection with the death or disability of such employees in an aggregate amount not to exceed $1,000,000 in any Fiscal Year; and

                        (x) the Borrower may pay Alon USA an aggregate amount equal to the Term Loan Credit Basket, which shall be deposited with the Term Loan Agent in an account established on terms and under documentation satisfactory to the Term Loan Agent; provided, that the following conditions are satisfied:

                              (A) the Borrower shall provide the Agent with five Business Day notice of any payment that will be attributable to the Term Loan Credit Basket;

                              (B) both immediately before and immediately after giving effect to such payment, no Default or Event of Default shall have occurred or be continuing;

                              (C) the Borrower shall not be permitted to make any payments attributable to the Term Loan Credit Basket after December 31, 2004 and all proceeds held on deposit with the Term Loan Agent and which are attributable to the Term Loan Basket shall be released to Borrower no later than January 31, 2005.

            Notwithstanding anything therein to the contrary, no dividend, distribution or other payment by any Company may be made to any Investor, any Affiliate of an Investor (other than a Company) or other shareholder except for
(I) any payment with respect to Restricted Debt in accordance with Section 7.02(s), (II) any payment of management fees in accordance with Section 7.02(o), and (III) the payment of dividends or distributions (subject to the satisfaction of the Restricted Payment Conditions) in accordance with Section 7.02(i)(viii).

                  (j) Sale of Notes, Receivables, Etc. Sell, discount or otherwise dispose of notes, Accounts Receivable or other obligations owing to a Company or permit any of their Subsidiaries to do so.

                  (k) Compromise of Receivables. Compromise or adjust any of the Accounts Receivable (or extend the time for payment thereof) or grant any discounts, allowance or credits thereon or permit any of their Subsidiaries to do so, in each case other than as permitted by Section 8.01(a) of this Agreement.

                  (l) Federal Reserve Regulations. Permit any Revolving Credit Loan or the proceeds of any Revolving Credit Loan under this Agreement or the proceeds of the Term Loans to be used for any purpose which violates or is inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  (m) Transactions with Affiliates. Enter into or be a party to, or permit any Subsidiary to enter into or be a party, to any transaction with any Affiliate of any Company (including, without limitation, a GECC Entity), except (i) as otherwise expressly provided in this Agreement or pursuant to the Lease Documents (as in effect on the date hereof), (ii) with respect to Asset Swaps relating to SCS Assets, for fair consideration and on terms no less favorable to SCS as are available from unaffiliated third parties, subject to 15 days prior written notice to the Agent and upon reasonable request by the Agent, subject to providing the Agent with an independent third party appraisal confirming that the value of the assets to be acquired by SCS in such exchange are equal or exceed the value of the assets to be surrendered in such exchange,
(iii) in the case of any transaction with a Person other than a GECC Entity, in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business for fair consideration and on terms no less favorable to the Companies or such Subsidiary as are available from unaffiliated third parties.

                  (n) Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by the Companies except in material compliance with Environmental Laws and so long as any failure to comply with Environmental Laws governing such use, handling, generation, storage, treatment, release or disposal of Hazardous Materials does not result in a Material Adverse Effect.

                  (o) Management Fees. Pay any management fees or similar fees to the Investors, provided that management fees and similar fees in an aggregate amount not exceeding $4,000,000 per annum may be paid to Alon Israel in quarterly installments in accordance with the Management Agreement if at the time of any such payment and immediately after giving effect thereto, no Default or Event of Default has occurred and is continuing.

                  (p) Financial Covenants.

                  (i) Minimum Tangible Net Worth. Permit Consolidated Tangible Net Worth of Alon USA and its Consolidated Subsidiaries plus the aggregate outstanding principal amount of and accrued and unpaid interest on all Subordinated Investor Notes of Alon USA and its Consolidated Subsidiaries, in each case at the end of each Fiscal Quarter, to be less than the amount set forth below opposite each such Fiscal Quarter end:

Fiscal Quarter End                          Amount
------------------                        -----------
September 30, 2003                        $72,000,000
December 31, 2003                         $77,000,000
March 31, 2004                            $77,000,000
June 30, 2004                             $82,000,000
September 30, 2004                        $85,000,000
December 31, 2004                         $85,000,000
March 31, 2005                            $85,000,000
June 30, 2005                             $85,000,000
September 30, 2005                        $90,000,000
December 31, 2005                         $90,000,000
March 31, 2006                            $95,000,000
June 30, 2006                             $95,000,000
September 30, 2006                        $95,000,000
December 31, 2006                         $95,000,000

      For each remaining Fiscal Quarter, as follows: Upon receipt of the financial projections required to be delivered to the Agent pursuant to
      Section 7.01(a)(vii) hereof for such Fiscal Quarter, the Borrower and the Agent shall negotiate in good faith to determine the minimum Consolidated Tangible Net Worth for Alon USA and its Consolidated Subsidiaries as of the end of the Fiscal Quarter covered by such financial projections and, in the event that (I) the Borrower and the Agent are unable to agree upon the amount of such minimum Consolidated Tangible Net Worth on or before the date that is 30 days after the date that the Agent has received such financial projections, or (II) the Borrower fails to deliver financial projections in accordance with Section 7.01(a)(vii) hereof, the Consolidated Tangible Net Worth at the end of the Fiscal Quarter covered by such financial projections shall not be less than the amount set forth for the last Fiscal Quarter end set forth above.

                  (ii) Tangible Net Worth to Total Assets. Permit the ratio (the "Net Worth to Assets Ratio") of (A) the Consolidated Tangible Net Worth of Alon USA and its Consolidated Subsidiaries at the end of each Fiscal Quarter set forth below to (B) the Consolidated Total Assets of Alon USA and its Consolidated Subsidiaries at the end of such period, to be less than the ratio, expressed as a percentage, set forth below opposite each such Fiscal Quarter end:

Fiscal Quarter End                     Percentage
------------------                     ----------
June 30, 2003                             15%
September 30, 2003                        15%
December 31, 2003                         15%
March 31, 2004                            15%
June 30, 2004                             15%
September 30, 2004                        15%
December 31, 2004                         15%
March 31, 2005                            18%
June 30, 2005                             18%
September 30, 2005                        18%
December 31, 2005                         18%
March 31, 2006                            22%
June 30, 2006                             22%
September 30, 2006                        22%
December 31, 2006                         22%

      For each remaining Fiscal Quarter, as follows: Upon receipt of the financial projections required to be delivered to the Agent pursuant to
      Section 7.01(a)(vii) hereof for such Fiscal Quarter, the Borrower and the Agent shall negotiate in good faith to determine the minimum Net Worth to Assets Ratio for Alon USA and its Consolidated Subsidiaries as of the end of the Fiscal Quarter covered by such financial projections and, in the event that (A) the Borrower and the Agent are unable to agree upon the amount of such minimum Net Worth to Assets Ratio on or before the date that is 30 days after the date that the Agent has received such financial projections, or (B) the Borrower fails to deliver financial projections in accordance with Section 7.01(a)(vii) hereof, the Net Worth to Assets Ratio at the end of the Fiscal Quarter covered by such financial projections shall not be less than the amount set forth for the last Fiscal Quarter end set forth above.

                  (iii) Funded Debt to EBITDA. Permit the ratio of (A) the aggregate principal amount of all outstanding Indebtedness for borrowed money of Alon USA and its Consolidated Subsidiaries as of the end of each period of four Fiscal Quarters, less freely transferable cash and Permitted Investments of Alon USA and its Consolidated Subsidiaries not subject to any Lien (other than a Lien in favor of the Agent) as of the end of such period of four Fiscal Quarters, to (B) Consolidated EBITDA of Alon USA and its Consolidated Subsidiaries as of the end of each such period of four Fiscal Quarters, to be greater than the ratio set forth opposite the period set forth below during which the last day of such four Fiscal Quarter Period occurs:

               Period                            Ratio
-----------------------------------            ----------
March 31, 2004 to December 31, 2005            4.5 to 1.0
Thereafter                                     4.0 to 1.0

                        Solely for the purposes of calculating the ratio set forth above, if, at the time the ratio is being determined, either Alon USA or any Subsidiary shall have completed any Permitted Acquisition or sale of assets permitted under Section 7.02(d) since the beginning of the relevant four Fiscal Quarter period, the ratio shall be determined on a pro forma basis as if such Permitted Acquisition or sale of assets, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.

                  (iv) Funded Debt to Tangible Net Worth. Permit the ratio of
      (A) the aggregate principal amount of all outstanding Indebtedness for borrowed money of Alon USA and its Consolidated Subsidiaries, less the aggregate principal amount of and accrued and unpaid interest on all outstanding Subordinated Investor Notes of Alon USA and its Consolidated Subsidiaries, in each case at the end of each Fiscal Quarter, to (B) Consolidated Tangible Net Worth of Alon USA and its Consolidated Subsidiaries at the end of each such Fiscal Quarter, to be greater than 3.33:1.0.

                  (v) Current Ratio. Permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities of Alon USA and its Consolidated Subsidiaries to be less than 1.0:1.0 at any time.

                  (vi) Projected Debt Service Coverage Ratio. Permit the ratio (the "Debt Service Coverage Ratio") of (A) Consolidated EBITDA of Alon USA and its Consolidated Subsidiaries, to (B) the sum of (I) interest expense of Alon USA and its Consolidated Subsidiaries payable for such period (excluding for all purposes the accrued interest on the Subordinated Investor Notes for such period), plus (II) all principal of Indebtedness for borrowed money of Alon USA and its Consolidated Subsidiaries having a scheduled due date during the next succeeding period of four Fiscal Quarters, plus (III) all amounts payable by Alon USA and its Consolidated Subsidiaries on Capitalized Lease Obligations having a scheduled due date during such next succeeding period, minus (IV) unrestricted cash and cash equivalents in which the Agent has a perfected, first priority security interest, as security for the Obligations, in each case, as of the end of each period of four Fiscal Quarters, to be less than 1.25:1.

            (q) Fiscal Periods. Change the Fiscal Months, Fiscal Years and Fiscal Quarters as set forth on Schedule E hereto, except as otherwise agreed to in writing by the Agent.

            (r) Amendment or Waiver of Documents. Agree to any amendment or other change to (or make any payment consistent with any amendment or other change to), or waive any of its rights under, any of the Lease Documents, the License Agreements or the Ground Leases, provided that such consent shall not be required if (A) in the case of a Ground Lease, no Default or Event of Default exists or will result from such amendment, modification, waiver or change, subject to the other terms and conditions of this Agreement, including, without limitation, Sections 7.02(g) and 7.02(h) hereof, and (B) in all other cases, (I) no Default or Event of Default exists or will result from such amendment, modification, waiver or change and (II) such amendment, modification, waiver or change does not increase the amount of any Indebtedness or other monetary obligations of the Companies thereunder and existing on the Effective Date, is not adverse to the interests of the Lenders in any material respect and does not provide for terms more restrictive in any material respect to the Companies than those terms in effect prior to such amendment, modification, waiver or change.

            (s) Amendment and Waivers of Indebtedness; Prepayment of
Indebtedness.

                  (i) Agree, or permit any of its Subsidiaries to agree, to any amendment or make any other change to (or make any payment consistent with any amendment or other change to), or waive any of its rights under, any of the Minority Purchase Documents or any of the Subordinated Investor Notes or refinance any of the Subordinated Investor Loans evidenced by the Subordinated Investor Notes.

                  (ii) Directly or indirectly, by deposit of monies or otherwise, prepay, purchase, redeem, retire, defease or otherwise acquire, or make any payment on account of any principal of, premium or interest payable in connection with the payment, prepayment, redemption, defeasance or retirement of any Indebtedness subordinated to the payment of the Obligations hereunder, except that on or prior to the last Business Day in each calendar month, the Companies shall, (A) apply cash in an amount not less than $1,500,000 to prepay, repay or defease the outstanding principal amount of the Restricted Debt or (B) irrevocably deposit cash in an amount not less than $1,500,000 with the Term Loan Agent in a segregated account (the "Defeasance Account") to provide for the payment of the Restricted Debt at their respective maturities, in each case, until Alon USA has deposited in a defeasance or similar trust or account on terms and under documentation satisfactory to the Agent, or deposited with the Term Loan Agent, amounts sufficient to repay such notes in full at their respective maturities; provided, that if Alon USA shall apply or deposit more than $1,500,000 under clause (A) or (B) above for any calendar month, the excess amount over $1,500,000 shall, at the option of Alon

      USA, be credited towards Alon USA's obligations under this paragraph (B) for subsequent months. The Term Loan Agent shall, in accordance with the Term Loan Agreement, apply all funds in such account to the payment of the Restricted Debt at their respective maturities, or, at the direction of Alon USA, to the prepayment thereof, with any remaining funds, after payment in full of all of the Restricted Debt, being returned to Alon USA. The Term Loan Agent shall have exclusive dominion and control over the Defeasance Account, including the exclusive right of withdrawal for purposes consistent with the provisions of the Intercreditor Agreement.

                  (iii) Except as otherwise set forth in clause (i) above and in
      Section 7.02(b)(xvi), permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness of the Companies or any of their Subsidiaries is outstanding if such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to the Companies, any of their Subsidiaries or the Lenders.

                  (iv) Other than as expressly provided for herein, (A) pay or offer or commit to pay, or make any distribution, whether in cash, property, securities or a combination thereof, in respect of, other than payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Indebtedness, or (B) pay in cash any amount in respect of any Indebtedness or preferred Capital Stock that may at the obligor's option be paid in kind or in other securities.

            (t) Distributions to Alon USA. Notwithstanding anything herein to the contrary, make, or permit any of its Subsidiaries to make, any payment or distribution to or for the direct or indirect benefit of Alon USA, whether in the form of interest or principal payments on Indebtedness, dividends, or other distributions in respect of Capital Stock, purchase price or redemption price or other acquisition price with respect to any Capital Stock of any Person, any management, consulting, guaranty or other fee, or any other transaction the economic effect of which is similar to the foregoing, other than dividends or other distributions (A) to pay normal operating expenses of Alon USA in the ordinary course of business, (B) to pay taxes due and owing by Alon USA to the extent permitted by Section 7.02(f)(iv)(B) hereof, (C) to pay management fees to the extent expressly permitted by Section 7.02(o), (D) to pay amounts in connection with the Term Loan Credit Basket in accordance with Section 7.02(i)(x), (E) to make Permitted Payments, and (F) to make Restricted Payments, in each case so long as (I) (other than with respect to clause (E)) both immediately before and immediately after the making of such payment, dividend or other distribution no Default or Event of Default has occurred and is continuing or would result from the making of such dividend or other distribution, (II) such payment, distribution or dividend is otherwise expressly permitted by
Section 7.02(f), 7.02(i), 7.02(o) or 7.02(s), (III) the aggregate amount of all such payments, dividends and other dividends being made to Alon USA in accordance with this subsection (t), when combined with cash and cash equivalents available to Alon USA, does not exceed the amounts required by Alon USA to pay the obligations described in accordance with clauses (A), (B), (C),
(D), (E) and (F)
above during the following 30 days, and (IV) in the case of clause (F) above, Restricted Payment Conditions shall have been fully satisfied as of the date of such Payment.

            (u) Cash at the Alon USA Level. Allow any Company or its Subsidiaries (other than the Borrower, SCS, and the GECC Entities) to hold cash and Permitted Investments of more than $2,000,000 in the aggregate for more than three consecutive Business Days other than any funds held in the Asset Reinvestment Account, the Defeasance Account, as set forth in the definition of Debt Service Support Requirement and in connection with the Term Loan Credit Basket as set forth in Section 7.02(i)(x).

            (v) Restrictive Agreements. Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Companies to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Capital Stock or to make or repay loans or advances to the Companies or any other Subsidiary or to guaranty Indebtedness of a Company or any other Subsidiary; provided that the foregoing shall not apply to (A) restrictions and conditions imposed by law or by any Loan Document, (B) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) restrictions and conditions imposed in respect of the Term Loan Documents and any extensions, renewals or replacements of such Term Loan Documents established simultaneously with the expiration or termination of such credit facility and expressly permitted under Section 7.02(b) hereof; provided, however, that the terms and provisions of any such extensions, renewals or replacements shall not have any greater adverse effect on the Lenders than the terms and provisions of the Term Loan Documents existing on the date hereof , (D) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness or Capitalized Lease Obligations permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or Capitalized Lease Obligations and (E) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

            (w) Issuance of Capital Stock. Except as otherwise expressly permitted by the terms of this Agreement, issue, or permit any Company to issue,
(i) any additional shares, partnership interests, member interests or other Capital Stock of any Company, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of Capital Stock or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of capital stock.

            (x) Modifications of Organizational Documents and Certain Other Agreements; Etc. Amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN or amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Capital Stock.

            (y) Hedging Agreements. Enter into any Hedging Agreements other than Hedging Agreements which (i) directly benefit the Companies, (ii) are entered into in the ordinary course of business, (iii) are not entered into for the benefit of any other Person (including, without limitation, the Investors), (iv) are disclosed in each report required to be delivered to the Agent under Section 7.01(a)(ix) hereof and (v) are otherwise permitted under this Agreement.

            (z) Bank Accounts. In the case of SCS and its Subsidiaries, maintain any bank accounts or other depository accounts other than (i) Depository Accounts in accordance with this Agreement, (ii) the Cash Concentration Account,
(iii) collateral accounts designated by the Agent and (iv) up to four operating accounts not subject to a Depository Account Agreement with deposits not to exceed an aggregate amount of $2,000,000 in all such operating accounts for any period in excess of ten Business Days.

            (aa) 7-Eleven. Permit the 7-Eleven License to terminate or consent to any amendment or other modification thereof or to the 7-Eleven License Agreement except as otherwise expressly provided in Section 7.02(r) hereof or take any action, or permit any event or development to occur, which could give 7-Eleven the right to terminate the 7-Eleven License.

                                  ARTICLE VIII

                      MANAGEMENT, COLLECTION AND STATUS OF
                    ACCOUNTS RECEIVABLE AND OTHER COLLATERAL.

            Section 8.01 Management of Collateral

            (a) After the occurrence and during the continuance of an Event of Default, the WC Collateral Agent may for the benefit of the Lenders send a notice of assignment and/or notice of the WC Collateral Agent's security interest to any and all Account Debtors or any third party holding or otherwise concerned with any of the Collateral, and thereafter the WC Collateral Agent on behalf of the Lenders shall have the sole right to collect the Accounts Receivable and/or take possession of the Collateral and the books and records relating thereto. The Borrower shall not, without prior written consent of the Agent, grant any extension of time of payment of any Account Receivable, compromise or settle any Account Receivable for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except prior to the occurrence and during the continuance of an Event of Default, in the ordinary course of business.

            (b) (i) The Companies hereby appoint the WC Collateral Agent and the Agent or their designee as the Companies attorney-in-fact with power to endorse any Company's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into its possession, to sign the Borrower's name on any invoice or bill of lading relating to any of the Accounts Receivable, drafts against Account Debtors, assignments and verifications of Accounts Receivable and notices to Account Debtors, to send verification of Accounts Receivable, and upon the occurrence and during the continuance of an Event of Default, to notify the Postal Service authorities to change the address for delivery of mail addressed to the Borrower to such address as the Agent may designate and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designate shall not be liable for any acts of omission or commission (other than acts or omissions constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction), nor for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the Revolving Credit Loans and any other Obligations under the Loan Documents are paid in full and all of the Revolving Credit Commitments are terminated.

                  (ii) The Agent and the WC Collateral Agent, without notice to or consent of the Borrower, upon the occurrence and during the continuance of an Event of Default (A) may sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Accounts Receivable or any securities, instruments or insurance applicable thereto and/or release the Account Debtor thereon; (B) is authorized and empowered to accept the return of the fuel, fuel-by products or other goods represented by any of the Accounts Receivable, and (C) shall have the right to receive, endorse, assign and/or deliver in its name or the name of any Company any and all checks, drafts, and other instruments for the payment of money relating to the Accounts Receivable. The Borrower's hereby waive notice of presentment, protest and non-payment of any instrument so endorsed, all in a commercially reasonable manner and without discharging or in any way affecting liability hereunder.

            (c) Nothing herein contained shall be construed to constitute any Company as agent of the Agent, the Collateral Agents or the Lenders for any purpose whatsoever, and the Agent, the Collateral Agents and the Lenders shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts or omissions of the Agent, the Collateral Agents and the Lenders constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agent, the Collateral Agents or the Lenders shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom (other than acts or omissions of the Agent, the Collateral Agents or the Lenders constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agent, the Collateral Agents and the Lenders, by anything herein or in any assignment or otherwise, do not assume any of the Companies' obligations under any contract or agreement assigned to the Agent or the Collateral Agents and the Agent, the Collateral Agents or the Lenders shall not be responsible in any way for the performance by the Companies of any of the terms and conditions thereof.

            (d) If any of the Accounts Receivable includes a charge for any tax payable to any Governmental Authority, the Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the

Borrower' account and to charge the Loan Account therefor. The Borrower shall notify the Agent if any Accounts Receivable include any taxes due to any such authority and, in the absence of such notice, the Agent shall have the right to retain the full proceeds of such Accounts Receivable and shall not be liable for any taxes that may be due from such Company by reason of the sale and delivery creating such Accounts Receivable.

            Section 8.02 Accounts Receivable Documentation. The Borrower will at such intervals as the Agent may reasonably require, execute and deliver confirmatory written assignments of the Accounts Receivable to the Agent and furnish such further schedules and/or information as the Agent may reasonably require relating to the Accounts Receivable, including, without limitation, sales invoices or the equivalent, credit memos issued, remittance advises, reports and copies of deposit slips and copies of original shipping or delivery receipts for all merchandise sold. In addition, the Borrower shall notify the Agent of any non-compliance in respect of the representations, warranties and covenants contained in Section 8.03 below. The items to be provided under this
Section 8.02 are to be in form reasonably satisfactory to the Agent and are to be executed and delivered to the Agent from time to time solely for its convenience in maintaining records of the Collateral. The Borrower's failure to give any such items to the Agent or the WC Collateral Agent shall not affect, terminate, modify or otherwise limit the WC Collateral Agent's Lien in the Collateral. The Borrower shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the Borrower's industry, and shall not re-bill any Accounts Receivable without promptly disclosing the same to the Agent and providing the Agent with copy of such re-billing, identifying the same as such. If the Borrower become aware of anything materially detrimental to any of the Borrower's customers' credit, the Borrower will promptly advise the Agent thereof.

            Section 8.03 Status of Accounts Receivable and Other Collateral. With respect to Collateral of any Company at the time such Collateral becomes subject to a Collateral Agent's security interests, such Company covenants, represents and warrants: (a) the Company shall be the sole owner, free and clear of all Liens except the Lien in the favor of such Collateral Agent for the benefit of the Lenders or except as otherwise permitted hereunder, fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral; (b) to the knowledge of the Borrower, at the time created, each Account Receivable shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold by the Borrower or work, labor and/or services theretofore rendered by the Borrower; (c) to the best knowledge of the Borrower and except as otherwise disclosed to the Agent, no Account Receivable is subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the invoice relating thereto or discounts and allowances as may be customary in the Borrower's business, and, each of such Accounts Receivable will be paid when due; (d) none of the transactions underlying or giving rise to any Accounts Receivable shall violate any applicable state or federal laws or regulations, and all documents relating thereto shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (e) except as disclosed to the Agent, no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by the Borrower at or before the time such Accounts Receivable is created; (f) all documents and agreements relating to Accounts Receivable shall be true and correct and in all respects what they purport to be; (g) to the best knowledge of the Borrower, all signatures and endorsements that appear on all documents and agreements relating to Accounts Receivable shall be genuine and all signatories and endorsers shall have full capacity to contract; (h) the Companies shall maintain books and records pertaining to said Collateral in such detail, form and scope as the Agent shall reasonably require; (i) the Borrower will immediately notify the Agent if any of its accounts arise out of contracts with the United States or any department, agency, or instrumentality thereof and will execute any instruments and take any steps reasonably required by the Agent in order that all monies due or to become due under any such contract shall be assigned to the WC Collateral Agent and notice thereof given to the United States Government under the Federal Assignment of Claims Act; (j) the Companies will, within three Business Days of learning thereof, report to the Agent any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters affecting the value, enforceability or collectibility of any of the Collateral; (k) if any amount payable under or in connection with any Account Receivable is evidenced by a promissory note or other instrument, as such term is defined in the Uniform Commercial Code, such promissory note or instrument shall be pledged, endorsed, assigned and delivered to the WC Collateral Agent as additional Collateral within three Business Days; (l) the Borrower shall not redate any invoice or sale or make sales on extended dating beyond that which is customary in the ordinary course of its business and in the relevant industry;
(m) the Borrower shall conduct a physical count of its Inventory at such intervals as the Agent may reasonably request and the Borrower shall promptly supply the Agent with a copy of such count accompanied by a report of the value (based on market value) of such Inventory; and (n) the Companies are not and shall not be entitled to pledge the Agent's or the Lenders' credit on any purchases for or any purpose whatsoever.

            Section 8.04 Collateral Custodian. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agents may at any time and from time to time employ and maintain in the premises of the Companies a custodian selected by the Collateral Agents who shall have full authority to do all acts necessary to protect the Collateral Agents' interests. The Companies hereby agree to cooperate with any such custodian and to do whatever the Collateral Agents may reasonably request to preserve the Collateral. All reasonable costs and expenses incurred by the Collateral Agents, by reason of the employment of the custodian, shall be charged to the Loan Account.

                                   ARTICLE IX

                                    THE AGENT

            Section 9.01 Authorization and Action. Each Lender (and each subsequent holder of any Revolving Credit Notes by its acceptance thereof) hereby irrevocably appoints and authorizes IDB, in its capacity as the Agent,
(i) to receive on behalf of each Lender any payment of principal of or interest on the Revolving Credit Notes outstanding hereunder and all other amounts accrued hereunder paid to the Agent, and, subject to Section 2.05 of this Agreement and the other provisions of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received, (ii) to distribute to each Lender, if so determined by the Agent, copies of all material notices and agreements received by the Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agent shall not have any liability to the Lenders for the Agent's failure to distribute any such notice or agreements to the Lenders, and (iii) subject to Section 12.03 of this Agreement, to take such action as the Agent deems appropriate on its behalf to administer the Revolving Credit Loans, Letters of Credit and the Loan Documents and to exercise such other powers delegated to the Agent by the terms hereof or the Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations), together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Revolving Credit Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all holders of Revolving Credit Notes; provided, however, that the L/C Issuer shall not be required to refuse to honor a drawing under any Letter of Credit and the Agent shall not be required to take any action which, in the reasonable opinion of the Agent, exposes the Agent to liability or which is contrary to this Agreement or any Loan Document or applicable law.

            Section 9.02 Borrower's Default. In the event that (i) the Borrower fails to pay when due the principal of or interest on any Revolving Credit Notes, Revolving Credit Loan or any Reimbursement Obligation or any amount payable hereunder, or (ii) the Agent receives written notice of the occurrence of an Event of Default, the Agent shall promptly give written notice thereof to the Lenders, and the Agent shall take such action with respect to such Event of Default as it shall be directed to take by the Required Lenders; provided, however, that, unless and until the Agent shall have received such directions and except as otherwise expressly provided in this Agreement, the Agent may take such action or refrain from taking such action hereunder or under the other Loan Documents with respect to an Event of Default or Default, as it shall deem advisable in the best interest of the Lenders.

            Section 9.03 Reliance, Etc. None of the Agent or any of its directors, officers, agents, Affiliates or employees shall be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents, except for its own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agent (i) may treat the payee of any Revolving Credit Notes as the holder thereof until the Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.08 hereof, signed by such payee and in form satisfactory to it; (ii) may consult with legal counsel (including, without limitation, counsel to the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Lenders' Lien thereon, or the Borrowing Base or any certificate prepared by the Borrower in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain the Borrowing Base or any portion of the Collateral; and (vii) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            Section 9.04 IDB. With respect to the Revolving Credit Loans made by it, the Revolving Credit Notes issued to it and its participation in the Letters of Credit, IDB and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, the FA Collateral Agent, the WC Collateral Agent, or the L/C Issuer; and the term "Lender" or "any Lenders" shall, unless otherwise expressly indicated, include IDB in its individual capacity. IDB and its Affiliates may accept deposits from, lend money to, act as trustee or paying agent under indentures of, and generally engage in any kind of business with, the Borrower or any Guarantor, any of their Affiliates, or any Person who may do business with or own securities of the Borrower or any Company, or any of their Affiliates, all as if IDB were not the Agent, the FA Collateral Agent, the WC Collateral Agent or the L/C Issuer and without any duty to account therefor to any Lenders.

            Section 9.05 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

            Section 9.06 Indemnification. Each Lender agrees to indemnify and hold harmless the Agent and the Collateral Agents (to the extent not reimbursed by the Borrower or any Guarantor), ratably according to the Pro Rata Shares of each Lender, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or the Collateral Agents in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Agent or the Collateral Agents under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements for which there has been a final judicial determination that such resulted from the Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Agent and the Collateral Agents promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees, disbursements and other charges) incurred by the Agent or the Collateral Agents in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Agent or any Collateral Agent, as applicable, is not reimbursed in full for such expenses by the Borrower. The obligations of each Lender under this Section 9.06 shall survive the termination of this Agreement and the other Loan Documents and the payment of all other obligations of the Agent, the Collateral Agents and the Lenders under this Agreement and the other Loan Documents.

            Section 9.07 Successor Agent. The Agent may resign at any time after the date which is eighteen months after the Existing Effective Date by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent reasonably acceptable to the Borrower, with such rights and obligations hereunder as those previously held by the retiring Agent, provided, the successor Agent may be appointed by the Required Lenders without any consultation with or consent of the Companies or any other Loan Party if an Event of Default or Default has occurred and is continuing. If no successor Agent shall have been so appointed by the Required Lenders, been accepted by the Companies, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender or a commercial bank or other financial institution organized under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder as the Agent, the provisions of this
Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the other Loan Documents.

            Section 9.08 Collateral Matters.

                  (a) The Agent may from time to time, make such reasonable disbursements and advances ("Agent Advances") which the Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower, any Guarantor or other Person of the Revolving Credit Loans, Reimbursement Obligations or Letters of Credit and other Obligations or to pay any other amount chargeable to the Borrower or Guarantor pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 12.05. The Agent Advances shall be repayable on demand and be secured by the Collateral. The Agent Advances shall not constitute Revolving Credit Loans but shall otherwise constitute Obligations hereunder. Without limitation to its obligations pursuant to Section 9.06, each Lender agrees that it shall make available to the Agent, upon the Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Agent Advance. If such funds are not made available to the Agent by such Lender the Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the Federal Funds Rate for three Business Days and thereafter at the Base Rate.

The Agent shall use reasonable efforts to notify the Borrower and the Lenders promptly after any such Agent Advance.

                  (b) The Agent shall have no obligation whatsoever to any Lenders to assure that the Collateral exists or is owned by the Borrower or any Guarantor or is cared for, protected or insured or has been encumbered or that the Liens granted to the Collateral Agents herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section 9.08 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, any of the Agent and the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's and the Collateral Agents' own interest in the Collateral as one of the Lenders and that the Agent and the Collateral Agents shall have no duty or liability whatsoever to any other Lender other than for acts or omissions constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

                  (c) The Lenders agree to authorize the Collateral Agents to release any Lien granted to or held by the Collateral Agents upon any Collateral upon termination of the Revolving Credit Commitments and payment and satisfaction of all Revolving Credit Loans and Letter of Credit Obligations (whether or not due) and all other Obligations which have matured and which the Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of in compliance with Section 7.02(d)(ii) hereof (and the Collateral Agents may rely conclusively on any such certificate, without further inquiry); or constituting property in which the Companies owned no interest at the time the Lien was granted or at any time thereafter; or (except as otherwise provided in Section 12.03 of this Agreement) if approved, authorized or ratified in writing by the Required Lenders. To the extent a Company sells or disposes of any Collateral in accordance with Section 7.02(d)(ii) or with the consent of the Required Lenders, such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Loan Documents (it being understood that the Liens created by the Loan Documents shall continue in all cash and noncash proceeds), and the Collateral Agents shall execute and deliver such releases as the applicable Company may reasonably request to evidence the termination of such Liens (which release shall not affect in any respect the obligations of any Loan Party under any Loan Document, shall be at the sole cost and expense of such Company and shall be without representation, warranty or recourse of any kind). Without in any manner limiting the Collateral Agents' authority to act without any specific or further authorization or consent by the Required Lenders, upon request by the Collateral Agents at any time, the Lenders shall confirm in writing the Collateral Agents' authority to release particular types or items of Collateral pursuant to this
Section 9.08(c).

                  (d) So long as no Event of Default has occurred and is continuing or would result therefrom (including without limitation, under Section 2.07(c) hereof), the Borrower may at any time notify the Agent in writing that (i) it has elected to permanently reduce the Revolving Loan Commitments by an amount equal to $7,000,000 and (ii) all Liens encumbering the SCS Assets and the Capital Stock of SCS created by the Loan Documents in favor of the Collateral Agents must be released. The Collateral Agents shall execute and deliver such releases as SCS may reasonably request to evidence the termination of their Liens on any SCS Assets and the Capital Stock of SCS (which releases shall not affect in any respect the obligations of any other Loan Party under any Loan Document, shall be at the sole cost and expense of the Companies and shall be without representation, warranty or recourse of any kind). Notwithstanding anything herein to the contrary, the Collateral Agents shall not be obligated to deliver any such releases unless the Agent shall have received, (x) in form and substance satisfactory to the Agent, an amendment to this Agreement to, among other matters, (A) reduce the SCS Fixed Asset Credit to zero and delete reference thereto, (B) at the election of the Borrower, (1) terminate the Guaranty by SCS, prohibit all payments and other distributions from any of the Companies to SCS, and restrict such other transactions between the Companies and SCS as the Agent or the Lenders may determine in their sole discretion or (2) acknowledge and ratify the Guaranty by SCS of the Obligations on an unsecured basis, (C) release SCS from the affect of the covenants contained in Article VII of this Agreement, and (D) make such other amendments as the Agent and the Lenders may deem necessary in their reasonable discretion, (y) evidence, satisfactory to the Agent, that all Liens in favor of the Term Loan Agent encumbering the SCS Assets have been terminated and released, and (z) such other agreements, documents and opinions as Agent may reasonably request. Without in any manner limiting the Collateral Agents' authority to act without any specific or further authorization or consent by the Required Lenders, upon request by the Collateral Agents at any time, the Lenders shall confirm in writing the Collateral Agents' authority to release their Liens with respect to the SCS Assets pursuant to this Section 9.08(d).

                                   ARTICLE X

                                EVENTS OF DEFAULT

            Section 10.01 Events of Default. If any of the following Events of Default shall occur and be continuing:

                  (a) The Borrower shall fail to pay (i) any principal on any Revolving Credit Loan, any Agent Advance or any Reimbursement Obligation when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or (ii) any interest thereon or any fee or other amount when due under any Loan Document and, in the case of this clause (ii), such failure shall continue unremedied for more than three Business Days;

                  (b) Any representation or warranty made by any Loan Party or any officer of such Loan Party under or in connection with any Loan Document (other than any representation and warranty with respect to the SCS Assets in Schedule J hereto) shall have been incorrect in any material respect when made;

                  (c) (i) Any Loan Party (other than SCS) shall fail to perform or observe (A) any covenant contained in subparagraphs (i), (ii), (iii), (v),
(vii), (viii), (xii) or (xix) of Section 7.01(a) hereof and such failure shall continue unremedied for more than 10 days, (B) any covenant contained in subsections (b), (c), (e), (g), (j) and (k) of Section 7.01 hereof and such failure shall continue unremedied for more than five days, or (C) any other covenant contained in Section 7.01 hereof, (ii) SCS shall fail to perform or observe any covenant set forth in Section 7.01 with respect to any SCS Asset and such failure shall continue unremedied for more than 30 days; provided, that such cure period shall be extended by an additional 30 days, for a total of 60 days, if (A) such Default cannot be cured solely by the payment of money, (B) such Default could not be cured within 30 days, (C) SCS promptly commences the cure within the initial 30 days and thereafter diligently and continuously prosecutes the cure of such Default, and
(D) such Default is of such nature that it is capable of being cured within 60 days, or (iii) any Company shall fail to perform or observe any covenant contained in Section 7.02 hereof or Section 5 of the Security Agreements;

                  (d) (i) Any Loan Party shall fail to perform or observe any other term, covenant or agreement, other than as set forth above in Sections 10.01(a), (b) and (c) above, contained in any Loan Document (other than any term, covenant or agreement contained in any SCS Mortgage) to be performed or observed by such Loan Party and such failure, if capable of being remedied, shall remain unremedied for 15 days, (ii) SCS shall fail to perform or observe any material term, covenant or agreement contained in any SCS Mortgage and such failure, if capable of being remedied, shall remain unremedied for 15 days, or
(iii) SCS shall fail to perform or observe any other term, covenant or agreement contained in any SCS Mortgage and such failure, if capable of being remedied, shall remain unremedied for (A) 30 days after the date on which the Agent notifies SCS of such failure or (B) 90 days after the date on which the Agent notifies SCS of such failure; provided that in the case of this clause (B), (w) such failure cannot be cured solely by the payment of money, (x) such failure cannot be cured within 30 days, (y) such failure is capable of being remedied within 90 days from the date on which the Agent notifies SCS of such failure, and (z) SCS promptly commences to cure such failure within the initial 30 day period and thereafter diligently and continuously prosecutes the cure of such failure;

                  (e) Any Loan Party shall fail to pay any principal or interest on any of its Indebtedness (excluding Indebtedness evidenced by the Loan Documents) in excess of $2,500,000 or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness in excess of such amount shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

                  (f) Any Loan Party (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Loan Party or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due, or shall admit in writing its inability to pay its debts generally,
(iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

                  (g) Any proceeding shall be instituted against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Loan Party or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

                  (h) Any provision of any Loan Document shall at any time for any reason be declared by a court of competent jurisdiction to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party or any Governmental Authority or other regulatory body having jurisdiction over such Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that such Loan Party has any liability or obligation purported to be created under any Loan Document;

                  (i) Any Security Document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in any Collateral purported to be covered thereby;

                  (j) One or more judgments or orders (other than a judgment or award described in subsection (f) or (g) of this Section 10.01) for the payment of money exceeding $2,500,000 in the aggregate for the Loan Parties, shall be rendered against any Loan Party and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (k) Any Company or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, such Loan Party or such ERISA Affiliate incurs a withdrawal liability in an annual amount exceeding $2,500,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof, such Loan Party's or such ERISA Affiliate's annual contribution requirement with respect to such Multiemployer Plan increases in an annual amount exceeding $2,500,000;

                  (l) Any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Company by the Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $2,500,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of
the Internal Revenue Code, the liability is in excess of such amount);

                  (m) An "Event of Default" (as defined in the Term Loan Agreement) shall have occurred under the Term Loan Agreement or any other Term Loan Document;

                  (n) A Change of Control shall have occurred;

                  (o) Any Loan Party is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business for more than fifteen
(15) days;

                  (p) Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any other Loan Party, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;

                  (q) The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any other Loan Party, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

                  (r) The indictment of the Borrower or any other Loan Party or any chief executive officer, chief financial officer, president or similar material officer thereof under any criminal statute, or commencement of criminal or civil proceedings against the Borrower or any other Loan Party, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any government or governmental agency, authority or instrumentality of any material portion of the property of the Borrower or such other Loan Party or in the case of a material officer, imprisonment;

                  (s) The occurrence of any event or series of events which has had a Material Adverse Effect;

                  (t) (i) Borrower shall fail to make any lease payment under the Lease Agreement as and when due and payable, (ii) any other breach, default, event of default or termination shall occur under any License Agreement, Lease Document, or other Material Contract after giving effect to applicable grace periods, if any, contained in any such License Agreement, Lease Document, or other Material Contract that gives any third party the right to terminate any such License Agreement, Lease Document, or other Material Contract, or (iii) a breach, default, event of default or termination shall occur under one or more Ground Leases that gives the applicable lessors the right to terminate such Ground Leases, except to the extent the termination of such Ground Leases, either individually or when aggregated with all other Ground Leases terminated in any 12-month period, could not reasonably be expected to have a Material Adverse Effect;

                  (u) The Term Loan Agreement shall be terminated for any reason (other than the repayment of all obligations thereunder) and a successor or replacement term loan agreement in form and substance acceptable to the Agent has not become effective;

                  (v) CSFB shall no longer be the Term Loan Agent and the successor Term Loan Agent shall not have entered into a lien intercreditor agreement and collateral access agreement with the Agent reasonably acceptable to the Agent;

                  (w) An "Event of Default" (as defined in the Warrant Purchase Documents) shall have occurred under any Warrant Purchase Document;

                  (x) (i) An "Event of Default" (as defined in the GECC Loan Documents) shall have occurred under any GECC Loan Document or (ii) an "Event of Default" (as defined in either Master Lease) shall occur under a Master Lease; or

                  (y) A "Default" or "Event of Default" shall have occurred under any GTR Loan Document;

then, and in any such event, the Agent may and, upon the direction of the Required Lenders, shall by notice to the Borrower, (i) declare the Total Commitment to be reduced to zero, whereupon the Total Commitment shall forthwith be reduced to zero, (ii) declare all Revolving Credit Loans and all Reimbursement Obligations, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Revolving Credit Loans, all Reimbursement Obligations, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Company; provided, however, that upon the occurrence of any Event of Default described in subsections (f) or (g) of this Section 10.01, the Revolving Credit Loans, all Reimbursement Obligations, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by each Company, and (iii) exercise any and all of its other rights under applicable law, hereunder and under the other Loan Documents. Upon demand by the Agent after the occurrence and during the continuation of any Event of Default, the Borrower shall deposit with the Agent with respect to each Letter of Credit then outstanding cash in an amount equal to 105% of the greatest amount for which such Letter of Credit may be drawn. Such deposits shall be held by the Agent in the Letter of Credit Collateral Account as security for, and to provide for the payment of, the Letter of Credit Obligations.

                                   ARTICLE XI

                                    GUARANTY

            Section 11.01 Guaranty. Each Guarantor Company hereby (i) irrevocably, absolutely and unconditionally guarantees the prompt payment, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of (A) all the Obligations, including, without limitation, all amounts now or hereafter owing in respect of the Loan Documents, whether for principal, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower whether or not a claim for post-filing interest is allowed in such proceeding), fees, expenses, indemnifications or otherwise, and (B) all indebtedness, obligations and other liabilities, direct or indirect, absolute or contingent, now existing or hereafter arising of the Borrower to the Agent, the Collateral Agents, the Lenders or the L/C Issuer under the Loan Documents and (ii) agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by the Agent, the Collateral Agents, the Lenders or the L/C Issuer in enforcing its rights under this Article XI.

            Section 11.02 Obligations Unconditional.

                  (a) Each Guarantor Company hereby guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent, the Lenders or the L/C Issuer with respect thereto. Each such Guarantor Company agrees that its guarantee constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by the Agent, the Collateral Agents, the Lenders or the L/C Issuer to any Collateral. The obligations of each Guarantor Company under this Article XI are independent of the obligations of the Borrower under this Agreement and the other Loan Documents (and the obligations of the Investors under their Guaranties) and a separate action or actions may be brought and prosecuted against the Guarantor Companies to enforce this Article XI irrespective of whether any action is brought against the Borrower or the Investors or whether the Borrower or the Investors are joined in any such action. The liability of the Guarantor Companies hereunder shall be absolute and unconditional, irrespective of: (i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto; (ii) any extension or change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations (including, without limitation, any extension for longer than the original period), or any other amendment or waiver of or consent to any departure from any provision of any Loan Document (including the creation or existence of any Obligations in excess of the amounts permitted by any lending formulas contained in this Agreement); (iii) any exchange or release of, or non-perfection of any Lien on, any Collateral, or any release or amendment or waiver of or consent to any departure from any other guaranty, for all or any of the Obligations; or (iv) the existence of any claim, set off, defense or other right that the Guarantor Companies may have against any Person, including the Agent, the Collateral Agents, the L/C Issuer or the Lenders; (v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or any other Guarantor in respect of the Obligations or of the Guarantor Companies in respect hereof.

                  (b) This Guaranty (i) is a continuing guaranty and shall remain in full force and effect until such date on which all of the Obligations and all other expenses to be paid by the Borrower pursuant hereto shall have been satisfied in full after the Total Commitment shall have been terminated,
(ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent, the Collateral Agents, the Lenders or the L/C Issuer upon the insolvency, bankruptcy or reorganization of any Borrower or any Guarantor or otherwise, all as though such payment had not been made, and
(iii) shall be binding upon each Guarantor Company, its successors and assigns.

            Section 11.03 Waivers. Each Guarantor Company hereby waives, to the extent permitted by applicable law, (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Obligation, (iii) notice of any action taken by the Agent, the Collateral

Agents, the Lenders, the L/C Issuer, IDB or the Borrower or any other agreement or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations or of the obligations of such Guarantor Company hereunder, the omission of or delay in which, but for the provisions of this Section 11.03, might constitute grounds for relieving such Guarantor Company of its obligations hereunder, (v) any requirement that the Agent, the Collateral Agents, the Lenders or the L/C Issuer protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Person or any Collateral, and (vi) any other defenses available to the Borrower or such Guarantor Company. All such waivers by the Guarantor Companies shall be effective only to the extent permitted by applicable law.

            Section 11.04 Subrogation. Until such time as the Obligations shall have been paid in full and the Total Commitment is terminated, each Guarantor Company hereby irrevocably agrees that it will not exercise any and all rights which it has or may have at any time or from time to time (whether arising directly or indirectly by operation of law or contract) to assert any claim against the Borrower or any other Guarantor on account of any payments made under this Agreement, including, without limitation, all existing and future rights of subrogation, reimbursement, exoneration, contribution and/or indemnity. If any amount shall be paid to a Guarantor Company on account of such rights at any time when all of such Obligations and all other Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Agent or the Lenders, shall be segregated from the other funds of such Guarantor Company and shall forthwith be paid over to the Agent to be applied in whole or in part by the Agent against the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

            Section 11.05 No Waiver; Remedies. No failure on the part of the Agent, the Collateral Agents, the Lenders or the L/C Issuer to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedy provided by law.

            Section 11.06 Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower in respect of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantor Companies hereunder forthwith on demand by the Agent, the Collateral Agents, the Lenders or the L/C Issuer.

                                  ARTICLE XII

                                  MISCELLANEOUS

            Section 12.01 Termination; Annual Review.

                  (a) Except as otherwise permitted herein, the Borrower may terminate the Total Commitment and this Agreement in accordance with Section 2.07, and the Total

Commitment and this Agreement shall terminate in accordance with the last paragraph of Section 10.01.

                  (b) The Total Commitment and this Agreement shall automatically terminate on the Termination Date.

                  (c) All Obligations shall become due and payable as of the date of any termination under Section 12.01(a) or 12.01(b) and, pending a final accounting, the Agent may withhold any balances in the Loan Account (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Obligations, whether absolute or contingent. All of the Agent's, the Collateral Agents' and the Lenders' rights and Liens and security interests shall continue after any termination until all Obligations for the payment of money have been paid in cash and satisfied in full and all Letters of Credit have been canceled and returned to the L/C Issuer or cash collateralized to the reasonable satisfaction of the Agent. After such payment and satisfaction, the Agent, the Collateral Agents and the Lenders will, upon the reasonable request of the Borrower, execute all documents necessary to release, without recourse, representation and warranty and at the expense of the Borrower, its Liens granted pursuant to the terms of this Agreement and the other Loan Documents.

                  (d) On or prior to July 31 of each year (commencing July 31,
2001), the Borrower shall provide the Agent with a certificate certifying and attaching any supporting calculations or details that: (i) the representations and warranties contained in Section 6.01 of this Agreement and in each other Loan Document and certificate or other writing delivered to either Collateral Agent, the Agent, the L/C Issuer or the Lenders pursuant hereto on or prior to such date are true and correct on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case any such representation or warranty shall be true and correct on and as of such earlier date), (ii) the Borrower is in compliance with the financial covenants set forth in Section 7.02(p) hereof, and (iii) no Event of Default or Default has occurred and is continuing.

            Section 12.02 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, sent by overnight courier, telecopied, or delivered, if to any Lender, at its address specified under its signature on the signature pages hereof; if to the Borrower or the other Companies, at the following address:

            Alon USA, LP
            7616 LBJ Freeway, Suite 300
            Dallas, Texas 75251
            Attention: Mr. Claire Hart
            Mr. Harlin R. Dean, Jr.
            Mr. Shai Even

            Telephone: (972) 367-4000
            Telecopier: (972) 367-3724
with a copy to:

            Bracewell & Patterson, L.L.P.
            711 Louisiana Street
            Suite 2900
            Houston, Texas 77002-2781
            Attention: Thomas D. Manford, III, Esq.

            Telephone: (713) 221-1303
            Telecopier: (713) 221-1212

if to the Agent, to it at the following address:

            Israel Discount Bank of New York
            511 Fifth Avenue
            New York, New York  10017
            Attention: Mr. Amir Barash
            Telephone: (212) 551-8126
            Telecopier: (212) 599-4276

            with a copy to

            Schulte Roth & Zabel LLP
            919 Third Avenue
            New York, New York 10022
            Attention: Lawrence S. Goldberg, Esq.

            Telephone: (212) 756-2000
            Telecopier: (212) 593-5955

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 12.02. All such notices and other communications shall be effective (i) if mailed (by certified mail, postage prepaid and return receipt requested), upon receipt or three Business Days after mailing whichever occurs first, (ii) if telecopied, when transmitted and a confirmation is received, provided the same is on a Business Day and, if not, on the next Business Day,
(iii) if sent by overnight courier, upon receipt or two Business Days after delivered to such overnight courier, whichever occurs first or (iv) if delivered, upon delivery, provided the same is on a Business Day and, if not, on the next Business Day, except that notices to the Agent or the L/C Issuer pursuant to Articles II and III hereof shall not be effective until received by the Agent or the L/C Issuer, as the case may be.

            Section 12.03 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the other Loan Documents, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by such Loan Party and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall (i) increase the Revolving Credit Commitment of any Lender, reduce the principal of, or interest on, the Revolving Credit Loans or the Reimbursement

Obligations payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the Revolving Credit Loans or Letter of Credit Obligations payable to any Lender, in each case without the written consent of any Lender affected thereby, (ii) increase the Total Commitment without the written consent of each Lender, (iii) change the percentage of the Revolving Credit Commitments or of the aggregate unpaid principal amount of the Revolving Credit Notes, or amend the definition of "Required Lenders," without the written consent of each Lender, (iv) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement or any of the other Loan Documents) or the Guarantors (other than inactive Guarantors or as otherwise provided in this Agreement or in any of the other Loan Documents) without the written consent of each Lender, (v) amend, modify or waive Section
12.01 or this Section 12.03 of this Agreement without the written consent of each Lender, or (vi) amend the definition of "Eligible Inventory," "Eligible Receivables," or "Borrowing Base" if the effect of such amendment is to increase materially Availability without the written consent of each Lender. Notwithstanding the foregoing, no amendment, waiver or consent shall affect the rights or duties of the Agent or the L/C Issuer with respect to a Letter of Credit under this Agreement or the other Loan Documents, unless the same shall have been signed by the Agent or the L/C Issuer, as applicable.

            Section 12.04 No Waiver; Remedies, Etc. No failure on the part of the L/C Issuer, any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the L/C Issuer, the Lenders and the Agent provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Lenders, the L/C Issuer and the Agent under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Lenders, the L/C Issuer and the Agent to exercise any of their rights under any other Loan Document against such party or against any other Person.

            Section 12.05 Expenses; Taxes; Attorneys' Fees. The Companies agree to jointly and severally pay or cause to be paid, on demand, and to save the Agent (and, in the case of clauses (a) and (c) through (m) below, the Lenders) harmless against liability for the payment of, all reasonable out-of-pocket fees, costs and expenses, regardless of whether the transactions contemplated hereby are consummated, including but not limited to reasonable fees, costs and expenses of counsel for the Agent (and, in the case of clauses (c) through (m) below, the Lenders), accounting, due diligence, periodic field audits, investigation, monitoring of assets, syndication, miscellaneous disbursements, examination, travel, lodging and meals, incurred by the Agent (and, in the case of clauses (a) and (c) through (m) below, the Lenders) from time to time arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents,
(b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents, whether or not such documents become effective or are given, (c) the preservation and protection of any of the Agent's and the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against the Agent or the Lenders by any Person that arises from or relates to this Agreement, any other Loan Document, the Agent's or the Lenders' claims against the Borrower or the other Loan Parties, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by the Agent or the Lenders, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien on any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from the Borrower or any other Loan Party,
(j) the receipt of any professional advice with respect to any of the foregoing (including, without limitation, with respect to any restructuring, work-out or renegotiation of any Loan Document), (k) all liabilities and reasonable costs arising from or in connection with the past, present or future operations of the Loan Parties (or any Affiliate of the foregoing) involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property,
(l) any reasonable costs or liabilities incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of the Loan Parties, or
(m) any liabilities or reasonable costs incurred in connection with any Lien arising under any Environmental Law. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Companies jointly and severally agree to pay all stamp, document, transfer, recording or filing taxes or fees (including, without limitation, mortgage recording taxes) and similar impositions now or hereafter payable pursuant to Section 2.12 hereof, and the Companies jointly and severally agree to save the Agent, the L/C Issuer and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions in accordance with such
Section 2.12, and (y) if the Borrower or any Loan Party fails to perform any covenant or agreement contained herein or in any other Loan Document, the Agent may itself perform or cause performance of such covenant or agreement, and the expenses of the Agent incurred in connection therewith shall be reimbursed on demand by the Borrower.

            Section 12.06 Right of Set Off. Upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Borrower and Companies) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of any Loan Party against any and all joint and several obligations of the Borrower now or hereafter existing under any Loan Document, irrespective of whether or not such Lender or its Affiliates shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Such set-off shall be subject to the provisions of Section 4.03. Such Lender agrees to notify the Borrower promptly after any such set-off and application made by such Lender or its Affiliates, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section 12.06 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

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

            Section 12.07 Severability. Any provision of this Agreement, or of any other Loan Document to which any Borrower or any Guarantor is a party, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 12.08 Assignments and Participations.

                  (a) Each Lender may, with the written consent of the Agent, which consent will not be unreasonably withheld or delayed, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, the Revolving Credit Loans made by it, the Revolving Credit Notes held by it and its Pro Rata Share of Letter of Credit Obligations); provided, however, that (1) the consent of the Agent shall not be required for any such assignment by a Lender to one or more of such Lender's Affiliates, (2) each such assignment is in an amount which is at least $10,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender's Revolving Credit Commitment), (3) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (4) such assignee shall execute and deliver an Assignment and Acceptance to the Agent, (5) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance, an Assignment and Acceptance, together with any Revolving Credit Notes subject to such assignment and such parties shall deliver to the Agent a processing and recordation fee of $3,500, and (6) such assignee shall reimburse the Agent for any out-of-pocket expenses (including reasonable legal fees) incurred in connection therewith. Notwithstanding the foregoing, in no event shall any assignment be made to any Loan Party or any Affiliate of a Loan Party without the prior written consent of the Required Lenders, which consent may be withheld by the Required Lenders in their sole and absolute discretion. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the delivery thereof to the Agent (or such shorter period as shall be agreed to by the Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Any such assignment shall not adversely affect the Borrower' rights under this Agreement except that the assigning Lender shall not be responsible for the obligations assigned.

                  (b) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto that: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement of any other instrument or document furnished pursuant hereto, and (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or any of their Subsidiaries or the performance or observance by the Borrower or such Guarantor or any of their Subsidiaries of any of their obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto.

                  (c) The Agent shall maintain at its address referred to in
Section 12.02 hereof a copy of each Assignment and Acceptance delivered to and accepted by it. Such copies shall be available for inspection by the Borrower or any Guarantor or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee Lender, together with the Revolving Credit Notes subject to such assignment and the processing and recordation fee, if the Agent consents, which consent will not be unreasonably withheld, to the proposed Assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance, and (ii) give prompt notice thereof to the Borrower. Within three Business Days after its receipt of such notice, the Borrower or any Guarantor, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Revolving Credit Notes a new Revolving Credit Notes to the order of such assignee Lender in an aggregate principal amount equal to the Revolving Credit Loans and Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance, and if the assigning Lender has retained any Revolving Credit Loans and Revolving Credit Commitment hereunder, a new Revolving Credit Notes to the order of the assigning Lender in an aggregate principal amount equal to the Revolving Credit Loans and Revolving Credit Commitment retained by it hereunder. Such new Revolving Credit Notes or Revolving Credit Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Notes or Revolving Credit Notes, shall be dated the date of the Agent's acceptance of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto. Promptly after each such Assignment and Acceptance becomes effective, the Agent shall prepare and distribute to each Lender and the Borrower a revised Schedule D hereto after giving effect to such assignment, which revised Schedule D shall replace the prior Schedule D and become part of this Agreement.

                  (e) Each Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, the Revolving Credit Loans made by it and the Revolving Credit Notes held by it and the Letter of Credit Obligations). Participants shall have no direct rights under this Agreements except that participants shall have the rights of a Lender under Sections 2.09, 2.10 and 12.06 hereof, provided that no Lender may grant any participant any rights to consent to any amendment, waiver, consent or other modification hereunder other than the rights set forth in Section 12.03, and provided further that no Lender may grant participations to any Loan Party or any Affiliate of a Loan Party without the prior written consent of the Required Lenders, which consent may be withheld by the Required Lenders in their sole and absolute discretion.

                  (f) Nothing contained in this Section 12.08 shall prohibit any Lender from pledging its Revolving Credit Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

            Section 12.09 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

            Section 12.10 Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

            Section 12.11 Governing Law.

                  (a) THIS AGREEMENT, THE REVOLVING CREDIT NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED THEREBY, OR REMEDIES THEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Companies hereby irrevocably accept in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Companies further irrevocably consent to the service of process out of any of the aforementioned courts and in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower or the Companies at their addresses for notices contained in Section 12.02, such service to become effective ten (10) days after such mailing. The Companies hereby irrevocably appoint the Secretary of State of the State of New York as its agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of the Agent to service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower and/or any Company in any other jurisdiction. The Companies hereby expressly and irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that any Company or the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, such Person hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Documents.

            Section 12.12 Waiver of Jury Trial, Etc. THE COMPANIES, THE LENDERS AND THE AGENT HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, THE NOTES OR OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE COMPANIES CERTIFY THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE COMPANIES HEREBY ACKNOWLEDGE THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.

            Section 12.13 Consent by the Agent, Lenders. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of the Agent or the Lenders shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Company or the Borrower is a party and to which the Agent or the Lenders has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by any Agent or any Lender, as the case may be, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

            Section 12.14 No Party Deemed Drafter. The parties hereto hereby agree that no party hereto shall be deemed to be the drafter of this Agreement, and each of the Borrower, the Companies, the Lenders and the Agent further agrees that, in the event this Agreement is ever construed by a court of law, such court shall not construe this Agreement or any provision of this Agreement against any party hereto as the drafter of this Agreement.

            Section 12.15 Reinstatement; Certain Payments. If claim is ever made upon the Agent, the Lenders or the L/C Issuer for repayment or recovery of any amount or amounts received by the Agent, the Lenders or the L/C Issuer in payment or on account of any of the Obligations under this Agreement, the Agent, the Lenders or the L/C Issuer shall give prompt notice of such claim to each other Lender and the L/C Issuer, the Companies and the Borrower, and if the Agent, the Lenders or the L/C Issuer repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent, the Lenders or the L/C Issuer or any of their property, or (ii) any good faith settlement or compromise of any such claim effected by the Agent with any such claimant, then and in such event the Companies and the Borrower agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon the Companies and the Borrower notwithstanding the cancellation of any Revolving Credit Notes or other instrument evidencing the Obligations under this Agreement or the other Loan Documents or the termination of this Agreement or the other Loan Documents, and
(B) it shall be and remain liable to the Agent, the

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Lenders or the L/C Issuer hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Agent, the Lenders or the L/C Issuer.

            Section 12.16 Indemnification. In addition to all of the Companies' or the Borrower's other Obligations under this Agreement, each of the Companies and the Borrower agrees to, jointly and severally, defend, protect, indemnify and hold harmless the Agent, the L/C Issuer, the Collateral Agents, each Lender, and each Lender's Affiliates, and all of the respective officers, directors, employees, attorneys, consultants and Agent of the Agent, the L/C Issuer, the Collateral Agents, each Lender and each Lender's Affiliates (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Existing Effective Date or the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) the Lenders' furnishing of funds to the Borrower or the L/C Issuer's issuing Letters of Credit for the account of the Borrower under this Agreement, including, without limitation, the management of any such Revolving Credit Loans or the Reimbursement Obligations, (iii) any matter relating to the financing transactions contemplated by this Agreement or by any document executed in connection with the transactions contemplated by this Agreement, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Companies and the Borrower shall have no obligation to any Indemnitee hereunder for any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction. Such indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.16 may be unenforceable because it is violative of any law or public policy, the Companies and the Borrower shall contribute the maximum portion which they are permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. This Indemnity shall survive the repayment of the Obligations and the discharge of the Liens granted under the Loan Documents.

            Section 12.17 Environmental Indemnification. Without limiting
Section 12.16 hereof, the Companies and the Borrower hereby agree to defend, indemnify, and hold harmless the Indemnitees against any claims, demands, penalties, fines, liability (strict liability), losses, damages, reasonable costs and expenses (including without limitation, reasonable legal fees and expenses, consultant fees and laboratory fees) and Environmental Costs arising out of (i) any Releases or threatened Releases (x) at any property presently or formerly owned or operated by any Company or any Subsidiary of a Company, or a predecessor in interest to the extent relating to the Refinery, Terminals, or Pipelines, or (y) of any Hazardous Materials generated and disposed of by any Company or any Subsidiary of a Company, or any predecessor in interests to the extent relating to the Refinery, Terminals, or Pipelines; (ii) any violations of Environmental Laws; (iii) any Environmental Action relating to any Company or any Subsidiary of any Company, or any predecessor in interests as to the extent relating to the Refinery, Terminals, or

Pipelines; or (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed by any Company or any Subsidiary of a Company, or any predecessor in interest to the extent relating to the Refinery, Terminals, or Pipelines, and (v) any breach of any warranty or representation regarding environmental matters made by the Companies in Section 6.01(t) or the breach of any covenant made by the Borrower or the Companies in
Section 7.01(i). However, the Borrower and the Companies shall not have any obligation under this Section 12.17 regarding any potential environmental matter covered hereunder which is caused by the gross negligence or willful misconduct of the Lender, the Agent or its employees, agents, officers and directors. This Environmental Indemnity shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

            Section 12.18 Binding Effect. This Agreement shall become effective when it shall have been executed by the Guarantor Companies, the Borrower, the Agent and the Lenders and when the conditions precedent set forth in Section
5.01 hereof have been satisfied or waived by the Agent, and thereafter shall be binding upon and inure to the benefit of the Guarantor Companies, the Borrower, the Agent and each Lender, and their respective successors and assigns, except that the Guarantor Companies and the Borrower shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of all the Lenders, and the assignment by any Lender shall be governed by
Section 12.08 hereof.

            Section 12.19 Interest. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and any state thereof or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Revolving Credit Notes or any other Obligations, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Revolving Credit Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (b) in the event that the maturity of the Revolving Credit Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the Revolving Credit Loans evidenced by the Revolving Credit Notes until payment in full so that the rate or amount of interest on account of any Revolving Credit Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.19. and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section
12.19. For purposes of this Section 12.19, "Highest Lawful Rate" means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Revolving Credit Notes or on other Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate, such Lender elects to determine the applicable rate ceiling under such Chapter by the indicated weekly rate ceiling from time to time in effect.

            Section 12.20 Entire Agreement.

                  (a) THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  (b) Each Lender hereunder (i) acknowledges that it has received a copy of the Intercreditor Agreement, (ii) consents to the subordination of Liens provided for in the Intercreditor Agreement, (iii) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (iv) authorizes and instructs each Collateral Agent to enter into the Intercreditor Agreement as Collateral Agents and on behalf of such Lender. The foregoing provisions are intended as an inducement to the lenders under the Term Loan Agreement to extend credit to Alon USA, Inc and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    Borrower:

                                    ALON USA, LP

                                    By: Alon USA GP, LLC, a Delaware limited
                                        liability company, its general partner

                                    By: /s/ David Wiessman
                                        -------------------------------
                                    Name: David Wiessman
                                    Title: Chairman of the Board of Managers

                                    Guarantor Companies:

                                    ALON ASSETS, INC.
                                    ALON USA OPERATING, INC
                                    ALON USA REFINING, INC.
                                    ALON USA PIPELINE, INC.
                                    ALON PETROLEUM PIPE LINE COMPANY
                                    FIN-TEX PIPE LINE COMPANY
                                    ALON USA, INC.
                                    ALON USA ENERGY, INC.
                                    ALON USA CAPITAL, INC.

                                    By: /s/ David Wiessman
                                        ------------------------------
                                    Name: David Wiessman
                                    Title: Chairman of the Board of Directors

                                    ALON USA GP, LLC

                                    By: /s/ David Wiessman
                                        ----------------------------------
                                    Name: David Wiessman
                                    Title: Chairman of the Board of Managers

                                    SOUTHWEST CONVENIENCE STORES, LLC
                                    ALON USA INTERESTS, LLC

                                    By: /s/ Jeffrey D. Morris
                                        -----------------------------
                                    Name: Jeffrey D. Morris
                                    Title: Chairman of the Board of Managers

                                    ALON USA DELAWARE, LLC

                                    By: /s/ David Wiessman
                                        -----------------------------
                                    Name: David Wiessman
                                    Title: President

                                    Agent and Lender:

                                    ISRAEL DISCOUNT BANK OF NEW YORK

                                    By: /s/ Amir Barash
                                       --------------------------------
                                    Name: Amir Barash
                                    Title: FVP

                                    By: /s/ Stephen R. Shapiro
                                        -------------------------------
                                    Name: Stephen R. Shapiro
                                    Title: SVP

                                    Lenders:

                                    BANK LEUMI USA

                                    By: /s/ YURAL TULUY
                                        -------------------------------
                                    Name: Yural Tuluy
                                    Title: AVP

                                    By: /s/ MICHAEL A. KLEW
                                        -------------------------------
                                    Name: Michael A. Klew
                                    Title: SVP